Exhibit 10.15

Morgans Hotel Portfolio

DOCUMENT PREPARED BY AND

UPON RECORDATION, RETURN TO:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: David J. Weinberger, Esq.

SPACE ABOVE LINE FOR RECORDER’S USE ONLY

A.P.N. 5555-002-147

MONDRIAN HOLDINGS LLC,

as Borrower

to

FIRST AMERICAN TITLE INSURANCE COMPANY,

as Trustee for the benefit of

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Lender

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND FIXTURE FILING

Dated: June 29, 2005

Property Location:	The Mondrian Hotel
8440 Sunset Boulevard
Los Angeles, California 90069
(Los Angeles County)

THIS DOCUMENT SECURES A NOTE WHICH MAY CONTAIN PROVISIONS FOR ADJUSTMENTS IN THE INTEREST RATE AND PAYMENT AMOUNTS AND/OR A BALLOON PAYMENT.

THE PERSONAL PROPERTY IN WHICH BENEFICIARY HAS A SECURITY INTEREST INCLUDES GOODS WHICH ARE OR SHALL BECOME FIXTURES ON THE PREMISES. THIS DEED OF TRUST SHALL CONSTITUTE A “FIXTURE FILING” FOR THE PURPOSES OF THE UNIFORM COMMERCIAL CODE. THIS FILING IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF THE APPROPRIATE COUNTY IN WHICH THE PREMISES ARE LOCATED.

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (the “Security Instrument”) is made as of the 29th day of June, 2005, by MONDRIAN HOLDINGS LLC, having its chief executive office c/o Morgans Hotel Group LLC, 475 Tenth Avenue, New York, New York 10018 (hereinafter referred to as “Borrower”), to FIRST AMERICAN TITLE INSURANCE COMPANY, a corporation organized and existing under the laws of the state of California, having an address at 520 North Central Avenue, Glendale, California 91203 (hereinafter referred to as “Trustee” for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, having an address at Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina 28262 (hereinafter referred to as “Lender”).

W I T N E S S E T H:

WHEREAS, Lender has authorized a loan (hereinafter referred to as the “Loan”) to the Cross-collateralized Borrowers in the maximum principal sum of THREE HUNDRED SIXTY SIX MILLION THREE HUNDRED THIRTY NINE THOUSAND FOUR HUNDRED THIRTY NINE AND 66/100 DOLLARS ($366,339,439.66) (hereinafter referred to as the “Loan Amount”), which Loan is evidenced by that certain promissory note, dated the date hereof (together with any supplements, amendments, modifications or extensions thereof, hereinafter referred to as the “Note”) made by the Cross-collateralized Borrowers, as maker, to Lender, as payee;

WHEREAS, Lender has extended another loan to Guaranteed Loan Borrower, which is an Affiliate of Borrower, in the original principal amount of ONE HUNDRED SEVEN MILLION FOUR HUNDRED TEN THOUSAND FIVE HUNDRED SIXTY AND 34/100 DOLLARS ($107,410,560.34) (the “Guaranteed Loan”) evidenced by that certain Amended and Restated Renewal and Future Advance Promissory Note, dated the date hereof, made by Guaranteed Loan Borrower in favor of Lender (the “Guaranteed Note”);

WHEREAS, the Cross-collateralized Borrowers have also executed a payment guaranty of even date herewith in favor of Lender, which guarantees all of the obligations of Guaranteed Loan Borrower under the Guaranteed Loan evidenced by the Guaranteed Note (the “Payment Guaranty”);

WHEREAS, as a condition to making the Loan and the Guaranteed Loan, Lender has required Borrower to execute and deliver this Security Instrument as security for (i) the Loan and (ii) the Payment Guaranty, and Lender has required Guaranteed Loan Borrower to guarantee the payment of the Loan and to secure both the Loan and the Guaranteed Loan with another mortgage recorded against property located outside of the state of California which is owned by Guaranteed Loan Borrower in the jurisdictions more particularly described below;

WHEREAS, in consideration of the Loan and the Guaranteed Loan, Borrower has agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note and the Payment Guaranty when due;

WHEREAS, Borrower desires by this Security Instrument to provide for, among other things, the issuance of the Note and for the deposit, deed and pledge by Borrower with, and the creation of a security interest in favor of, Lender, as security for Borrower’s obligations to Lender from time to time pursuant to the Note, the Payment Guaranty and the other Loan Documents;

WHEREAS, Borrower and Lender intend these recitals to be a material part of this Security Instrument; and

WHEREAS, all things necessary to make this Security Instrument the valid and legally binding obligation of Borrower in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW THEREFORE, in consideration of the foregoing recitals and to secure the payment of the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under this Security Instrument, the Payment Guaranty, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums (said principal, premium, interest and other sums being hereinafter referred to as the “Debt”), Borrower has executed and delivered this Security Instrument; and Borrower has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant, mortgage and confirm to Trustee, forever in trust WITH POWER OF SALE, all right, title and interest of Borrower, whether now owned or hereafter acquired, in and to all of the following property, rights, interests and estates:

(a)           the plot(s), piece(s) or parcel(s) of real property described in Exhibit A attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the “Premises”);

(b)           (i) all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises (hereinafter collectively referred to as the “Improvements”); and (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for any of the Improvements, and the goodwill associated therewith;

(c)           all easements, servitudes, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Borrower of, in and to the Premises and Improvements and every part and parcel thereof, with the appurtenances thereto;

(d)           all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this paragraph (d) are collectively called the “Equipment”), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (the “Fixtures”), and are part of the real estate and security for the payment of the Debt and the performance of Borrower’s obligations.  To the extent any portion of the Equipment is not real property or fixtures under applicable law, it shall be deemed to be personal property, and this Security Instrument shall constitute a security agreement creating a security interest therein in favor of Lender under the UCC;

(e)           all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Property or part thereof into cash or liquidated claims;

(f)            all leases, tenancies, franchises, licenses and permits, Property Agreements and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all reciprocal easement agreements, license agreements and other agreements with Pad Owners (hereinafter collectively referred to as the “Leases”), together with all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Premises or which relate to the Food and Beverage Lessee/Operators (it being acknowledged by Lender that the security interest granted hereunder in receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the Food and Beverage Lessee/Operators shall not attach to interests of third-party joint venture partners of Borrower which are not Affiliates of Borrower) and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Premises, and other items of revenue, receipts or income as identified in the Uniform System of Accounts (as hereinafter defined), all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Borrower in connection therewith to the extent of Borrower’s right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Premises, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(g)           all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rents or the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

(h)           all deposit accounts, securities accounts, funds or other accounts maintained or deposited with Lender, or its assigns, in connection herewith, including, without limitation, the Security Deposit Account (to the extent permitted by law), the Engineering Escrow Account, the Central Account, the Basic Carrying Costs Sub-Account, the Basic Carrying Costs Escrow Account, the Debt Service Payment Sub-Account, the SAOT Sub-Account, the SAOT Escrow Account, the Recurring Replacement Reserve Sub-Account, the Recurring Replacement Reserve Escrow Account, the Mez Payment Sub-Account, the Mez Payment Escrow Account, the Operation and Maintenance Expense Sub-Account, the Operation and Maintenance Expense Escrow Account, the Curtailment Reserve Sub-Account, the Curtailment Reserve Escrow

Account, the Capex Trap Sub-Account and the Capex Trap Escrow Account and all monies and investments deposited or to be deposited in such accounts;

(i)            all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, now existing or hereafter arising, and relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

(j)            all now existing or hereafter arising claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or the Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

(k)           all deposits or other security or advance payments, including rental payments now or hereafter made by or on behalf of Borrower to others, with respect to (i) insurance policies, (ii) utility services, (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service, (v) parking or similar services or rights and (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, the Improvements, the Fixtures or the Equipment;

(l)            all intangible property now or hereafter relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, software, letter of credit rights, trade names, trademarks (including, without limitation, any licenses of or agreements to license trade names or trademarks now or hereafter entered into by Borrower), logos, building names and goodwill;

(m)          all now existing or hereafter arising advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

(n)           all now existing or hereafter arising drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Property, as amended from time to time;

(o)           the right, in the name of and on behalf of Borrower, to appear in and defend any now existing or hereafter arising action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment and to commence any action or proceeding to protect the interest of Lender in the Premises, the Improvements, the Fixtures or the Equipment;

(p)           all accounts, chattel paper, deposit accounts, fixtures, general intangibles, goods, instruments and securities accounts (each as defined in the Uniform Commercial Code as in effect from time to time in the State of California in which the Premises is located (the “UCC Collateral”); and

(q)           all proceeds, products, substitutions and accessions (including claims and demands therefor) of each of the foregoing.

AND FURTHER, in consideration of the foregoing recitals and to secure the Debt as aforesaid, Borrower by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant, mortgage and confirm to Lender, forever, all right, title and interest of Borrower, whether now owned or hereafter acquired, in and to the Equipment, the Fixtures, the UCC Collateral and all other personal property described above.  To the extent any portion of the Equipment is not real property or fixtures under applicable law, it shall be deemed to be personal property, and this Security Instrument shall constitute a security agreement creating a security interest therein in favor of Lender under the UCC.

All of the foregoing items (a) through (p), together with all of the right, title and interest of Borrower therein, are collectively referred to as the “Property”.

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, in trust, for the proper use and benefit of Lender, and the successors and assigns of Lender in fee simple, forever.

PROVIDED, ALWAYS, and these presents are upon this express condition, if Borrower shall well and truly pay and discharge the Debt and perform and observe the terms, covenants and conditions set forth in the Loan Documents, then these presents and the estate hereby granted shall cease and be void.

AND Borrower covenants with and warrants to Lender that:

ARTICLE I:  DEFINITIONS

Section 1.01.  Certain Definitions.

For all purposes of this Security Instrument, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

(i)            the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

(ii)           all accounting terms not otherwise defined herein shall be construed in accordance with GAAP; and

(iii)          the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Security Instrument as a whole and not to any particular Section or other subdivision.

“ACH” shall have the meaning set forth in Section 5.01 hereof.

“ACM” shall have the meaning set forth in Section 16.03 hereof.

“Additional Financing” shall have the meaning set forth in Section 9.02(b) hereof.

“Adjusted Net Cash Flow” shall mean, as of any date of calculation, the Net Operating Income for all of the Cross-collateralized Properties over the twelve (12)-month period preceding the date of calculation adjusted to reflect (a) an annual replacement reserve of 4% of gross revenues and (b) scheduled increases in real estate taxes over the subsequent twelve (12) month period resulting from, among other things, increases in tax rates or the assessed value of the Property and/or the expiration of any applicable tax abatements.  The Adjusted Net Cash Flow shall be calculated by Borrower and shall be subject to the reasonable review and approval of Lender.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Allocated Loan Amount” shall mean the Initial Allocated Loan Amount of each Cross-collateralized Property as such amount may be adjusted from time to time as hereinafter set forth. Upon each adjustment of the Principal Amount (each a “Total Adjustment”), whether as a result of amortization or prepayment or as otherwise expressly provided herein or in any other Loan Document, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of (a) the Total Adjustment, and (b) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Principal Amount prior to the adjustment to the Principal Amount which results in the recalculation of the Allocated Loan Amount. However, when the Principal Amount is reduced as a result of Lender’s receipt of (a) a Release Price or, in connection with a Release, funds sufficient to prepay a portion of the Principal Amount in the amount of the Release Price, the Allocated Loan Amount for the Cross-collateralized Property being released and discharged from the encumbrance of the applicable Cross-collateralized Mortgage and related Loan Documents shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the “Released Allocated Amount”), and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the excess of (A) the Release Price over (B) the Released Allocated Amount and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Allocated Loan Amount applicable to the Cross-collateralized Property for which the Release Price was paid, or (b) Net Proceeds, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Net Proceeds were received shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the “Foreclosed Allocated Amount”) and each other Allocated Loan Amount shall (A) if the Net Proceeds exceed the Foreclosed Allocated Amount (such excess being referred to as the “Surplus Net Proceeds”), be decreased by an amount equal to the product of (i) the Surplus Net Proceeds and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property with respect to which the Net Proceeds were received (such fraction being referred to as the “Net Proceeds Adjustment Fraction”), (B) if the

Foreclosed Allocated Amount exceeds the Net Proceeds (such excess being referred to as the “Net Proceeds Deficiency”), be increased by an amount equal to the product of (i) the Net Proceeds Deficiency and (ii) the Net Proceeds Adjustment Fraction, or (C) if the Net Proceeds equal the Foreclosed Allocated Amount, remain unadjusted, or (c) Loss Proceeds or partial prepayments made in accordance with Section 15.01 hereof, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or partial prepayments were received shall be decreased by an amount equal to the sum of (i) with respect to Loss Proceeds, Loss Proceeds which are applied towards the reduction of the Principal Amount as set forth in Article III hereof, if any, and (ii) with respect to partial prepayments, the amount of any such partial prepayment which is applied towards the reduction of the Principal Amount in accordance with the provisions of the Note, if any, but in no event shall the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or partial prepayments were received be reduced to an amount less than zero (the amount by which such Allocated Loan Amount is reduced being referred to as the “Loss Proceeds or Prepayment Allocated Amount”) and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the excess of (A) the Loss Proceeds or such partial prepayments over (B) the Loss Proceeds or Prepayment Allocated Amount, and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property to which such Loss Proceeds or partial prepayments were applied.

“Annual Budget” shall mean an annual budget submitted by Borrower to Lender in accordance with the terms of Section 2.09 hereof.

“Appraisal” shall mean the appraisal of the Property and all supplemental reports or updates thereto previously delivered to Lender in connection with the Loan as set forth in the Receipt and Closing Certificate delivered to Lender by Borrower on the Closing Date.

“Appraiser” shall mean the Person who prepared the Appraisal.

“Approved Annual Budget” shall mean each Annual Budget approved by Lender in accordance with the terms hereof.

“Approved Manager Standard” shall mean the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least five (5) years’ experience in the management of full service luxury or full service upscale hotel properties which manage not less than five (5) full service luxury or full service upscale hotel properties having 2,000 hotel rooms in the aggregate, including, without limitation, certain full service luxury or full service upscale hotel properties which contain more than 250 hotel rooms.

“Architect” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Assignment” shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Property given by Borrower to Lender, as the same may be modified, amended or supplemented from time to time.

“Bank” shall mean the bank, trust company, savings and loan association or savings bank designated by Lender, in its sole and absolute discretion, in which the Central Account shall be located.

“Bankruptcy Code” shall mean 11 U.S.C. §101 et seq., as amended from time to time.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property:  (a) Impositions and (b) insurance premiums.

“Basic Carrying Costs Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.06 hereof.

“Basic Carrying Costs Monthly Installment” shall mean Lender’s estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs or with respect to insurance premiums financed in accordance with the terms of this Security Instrument an amount equal to the next installment of the insurance premiums then due.  “Basic Carrying Costs Monthly Installment” shall also include, if required by Lender, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due.  Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Lender in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost.  As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments.  If at any time during the term of the Loan Lender determines that there will be insufficient funds in the Basic Carrying Costs Escrow Account to make payments when they become due and payable, Lender shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments.

“Basic Carrying Costs Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 into which the Basic Carrying Costs Monthly Installments shall be deposited.

“Borrower” shall mean Borrower named herein and any successor to the obligations of Borrower.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York or the State of North Carolina are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Securitization, the cities, states and/or commonwealths used in the comparable definition of “Business Day” in the Securitization documents.

“Capex Cash Trap Period” shall mean each Interest Accrual Period (x) during the first (1st) Loan Year, until an amount equal to $5,000,000 has been deposited into the Capex Trap Sub-Account (the “First Loan Year Capex Deposit”), (y) during the second (2nd) Loan Year sums shall be deposited into the Capex Trap Sub-Account (the “Second Loan Year Capex Deposit”) such that together with the First Loan Year Capex Deposit an aggregate $6,000,000 (without deduction for any amounts expended from the Capex Trap Sub-Account) has been deposited into the Capex Trap Sub-Account, and (z) during the third (3rd) Loan Year sums shall be deposited into the Capex Trap Sub-Account (the “Third Loan Year Capex Deposit”) such that together with the First Loan Year Capex Deposit and the Second Loan Year Capex Deposit, an aggregate $7,000,000 (without deduction for any amounts expended from the Capex Trap Sub-Account) has been deposited into the Capex Trap Sub-Account.  Subsequent to the commencement of the fourth (4th) Loan Year, there shall be no Capex Cash Trap Period.

“Capex Trap Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.15 hereof relating to the payment of approved Replacement Expenditures.

“Capex Trap Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which excess cash flow shall be deposited pursuant to Section 5.05 hereof.

“Capital Expenditures” shall mean for any period, the amount expended for items capitalized under GAAP including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

“Cash Expenses” shall mean for any period, the operating expenses for the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus payments into the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the SAOT Sub-Account and the Recurring Replacement Reserve Sub-Account.

“Central Account” shall mean an Eligible Account, maintained at the Bank, in the name of Lender or its successors or assigns (as secured party).

“Class A Margin” shall have the meaning set forth in the Note.

“Class A Portion” shall have the meaning set forth in the Note.

“Class A Rate” shall have the meaning set forth in the Note.

“Class B Margin” shall have the meaning set forth in the Note.

“Class B Portion” shall have the meaning set forth in the Note.

“Class B Rate” shall have the meaning set forth in the Note.

“Closing Date” shall mean the date of the Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations promulgated thereunder.

“Condemnation Proceeds” shall mean all of the proceeds in respect of any Taking or purchase in lieu thereof.

“Contest” shall have the meaning set forth in Section 18.32 hereof.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Control” means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise.  The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“Counterparty” shall have the meaning set forth in Section 5.10 hereof.

“CPI” shall mean “The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)” issued by the Bureau of Labor Statistics of the United States Department of Labor (the “Bureau”).  If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Security Instrument not been made.  If at any time during the term of this Security Instrument the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

“Credit Card Company” shall have the meaning set forth in Section 5.01 hereof.

“Credit Card Payment Direction Letter” shall have the meaning set forth in Section 5.01 hereof.

“Cross-collateralized Borrowers” shall mean each Person which has executed the Note.

“Cross-collateralized Mortgage” shall mean each mortgage, deed of trust, deed to secure debt, security agreement, assignment of rents and fixture filing as originally executed or as same may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental thereto granted by a Cross-collateralized Borrower to Lender as security for the Note.

“Cross-collateralized Property” shall mean each parcel or parcels of real property encumbered by a Cross-collateralized Mortgage as identified on Exhibit F attached hereto and made a part hereof; provided, however, at such time, if any, that a Cross-collateralized Mortgage is released by Lender, the property which was encumbered by such Cross-collateralized Property shall no longer constitute a Cross-collateralized Property.

“Curtailment Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.11 hereof into which sums shall be deposited during an O&M Operative Period.

“Curtailment Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof.

“Delano Hotel” shall mean that certain hotel property located at 1685 Collins Avenue, Miami Beach, Florida.

“Debt” shall have the meaning set forth in the Recitals hereto.

“Debt Service” shall mean the amount of interest and principal payments due and payable in accordance with the Note during an applicable period.

“Debt Service Coverage” shall mean the quotient obtained by dividing the Adjusted Net Cash Flow by the product of (a) the then outstanding balance of (i) the Loan plus (ii) any subordinate or mezzanine financing, including without limitation the Mez Loan, then affecting or related to the Property or any interest therein excluding any financings of any Person who is not a Cross-collateralized Borrower or a borrower under the Mezzanine Loan (determined as of the applicable date the calculation of Debt Service Coverage is required or requested hereunder) multiplied by (b) 8.68%.

“Debt Service Payment Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Required Debt Service Payment shall be deposited.

“Debt Yield” means the Adjusted Net Cash Flow divided by the sum of (a) the unpaid Principal Amount of the Loan and (b) the outstanding principal balance of any subordinate or mezzanine financing, including without limitation the Mez Loan, then affecting or related to the Property or any interest therein excluding any financings of any Person who is not a Cross-collateralized Borrower or a borrower under the Mezzanine Loan (determined as of the date of the calculation of Debt Yield as required or requested hereunder).

“Default” shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

“Default Rate” shall mean the lesser of (a) the highest rate allowable at law and (b) (i) five percent (5%) above the Class A Rate with respect to the Class A Portion and (ii) five percent (5%) above the Class B Rate with respect to the Class B Portion.

“Default Rate Interest” shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the Principal Amount and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

“Development Laws” shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Eligible Account” shall mean a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. (“Fitch”), otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times (or, in the case of the Basic Carrying Costs Escrow Account, the long term unsecured debt obligations of which are rated at least “AA” (or its equivalent)) by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents.  Eligible Accounts may bear interest.  The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

“Engineer” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Engineering Escrow Account” shall mean an Escrow Account established and maintained pursuant to Section 5.12 hereof relating to payments for any Required Engineering Work.

“Environmental Problem” shall mean any of the following:

(a)           the presence of any Hazardous Material on, in, under, or above all or any portion of the Property;

(b)           the release or threatened release of any Hazardous Material from or onto the Property;

(c)           the violation or threatened violation of any Environmental Statute with respect to the Property; or

(d)           the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

“Environmental Report” shall mean the environmental audit report for the Property and any supplements or updates thereto, previously delivered to Lender in connection with the Loan.

“Environmental Statute” shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Borrower or the Property including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Borrower relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. §4321, the Rivers and Harbors Act of 1899, 33 U.S.C. §401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. §1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

“Equipment” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and as may be further amended from time to time, and any successor statutes thereto, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Borrower or Guarantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower or Guarantor is a member.

“Escrow Account” shall mean each of the Engineering Escrow Account, the Basic Carrying Costs Escrow Account, the SAOT Escrow Account, the Recurring Replacement Reserve Escrow Account, the Mez Payment Escrow Account, the Operation and Maintenance Expense Escrow Account, the Curtailment Reserve Escrow Account and the Capex Trap Escrow Account, each of which shall be an Eligible Account or book entry sub-account of an Eligible Account.

“Event of Default” shall have the meaning set forth in Section 13.01 hereof.

“Extraordinary Expense” shall mean (a) a material extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Recurring Replacement Reserve Sub-Account and (b) the excess of Operating Expenses over those set forth in the Approved Annual Budget for Interest Accrual Periods prior to the Interest Accrual Period in which such determination is being made resulting from revenues which have increased over those set forth in the Approved Annual Budget for which, with respect to items set forth in this clause (b) no Lender approval is required.

“Exit Fee” shall have the meaning set forth in Section 15.02 hereof.

“First Interest Accrual Period” shall have the meaning set forth in the Note.

“Fiscal Year” shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Security Instrument, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender, which consent shall not be unreasonably withheld.

“Fixtures” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“Food and Beverage Lessee/Operators” shall have the meaning set forth on Exhibit I attached hereto and made a part hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

“General Partner” shall mean, if Borrower or an SPE Pledgor is a partnership, each general partner of Borrower or SPE Pledgor, as applicable, and, if Borrower or an SPE Pledgor is a limited liability company, each managing member of Borrower or SPE Pledgor and in each case, if applicable, each general partner or managing member of such general partner or managing member.  In the event that Borrower, an SPE Pledgor or any General Partner is a single member limited liability company, the term “General Partner” shall include such single member.

“Governmental Authority” shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person’s property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Guaranteed Loan Borrower” shall mean Beach Hotel Associates LLC, a Delaware limited liability company.

“Guaranteed Loan” shall have the meaning set forth in the Recitals hereto.

“Guaranteed Note” shall have the meaning set forth in the Recitals hereto.

“Guarantor” shall mean Morgans Hotel Group LLC, a Delaware limited liability company, and each SPE Pledgor.

“Hazardous Material” shall mean any flammable, explosive or radioactive materials, hazardous materials or wastes, hazardous or toxic substances, pollutants or related materials, asbestos or any material containing asbestos, molds, spores and fungus which may pose a risk to human health or the environment or any other substance or material as defined in or regulated by any Environmental Statutes.

“Impositions” shall mean all taxes (including, without limitation, all real estate, ad valorem, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument), ground rents, condominium common charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Borrower (including, without limitation, all franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property or any other collateral delivered or pledged to Lender in connection with the Loan is located) or Lender or (b) the Property or any part thereof or any Rents therefrom or any estate, right, title or interest therein.  Impositions shall not include any taxes imposed on Lender’s income and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority.

“Improvements” shall have the meaning set forth in granting clause (b) of this Security Instrument.

“Indemnified Parties” shall have the meaning set forth in Section 12.01 hereof.

“Independent” shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Borrower, or in any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower, (c) is not connected with Borrower or any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions and (d) is not a member of the immediate family of a Person defined in (b) or (c) above.  Whenever it is herein provided that any Independent Person’s opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

“Independent Director” shall have the meaning set forth in Section 2.02(g)(xvi) hereof.

“Initial Allocated Loan Amount” shall mean the portion of the Loan Amount allocated to each Cross-collateralized Property as set forth on Exhibit F annexed hereto and made a part hereof.

“Initial Engineering Deposit” shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

“Institutional Lender” shall mean any of the following Persons:  (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets in excess of $1,000,000,000 and a net worth in excess of $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Property and have a long term credit rating which is not less than “BBB-” (or its equivalent) from each Rating Agency.

“Insurance Proceeds” shall mean all of the proceeds received under the insurance policies required to be maintained by Borrower pursuant to Article III hereof.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Security Instrument, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other Person exercising similar functions.

“Interest Accrual Period” shall have the meaning set forth in the Note.

“Interest Shortfall” shall mean any shortfall in the amount of interest required to be paid with respect to the Loan Amount on any Payment Date.

“Inventory” shall have the meaning as such term is defined in the Uniform Commercial Code applicable in the State in which the Property is located, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other supplies and similar items, as defined in the Uniform System of Accounts.

“IPO” shall mean a bona fide initial public offering of stock in a corporation (the “Public Company”) formed under the laws of a state of the United States of America (a) which is listed on a national stock exchange or quoted on the NASDAQ Stock Market, (b) the underwriter of which is one or more nationally recognized investment banks, (c) the assets of which include all of the Cross-collateralized Properties (unless one of the Cross-collateralized Properties is released pursuant to the terms hereof), (d) with respect to which (i) no one Person or group of Affiliated Persons purchases in the initial public offering more than twenty percent (20%) of the Public Company (whether directly or indirectly or through an Affiliate and/or family members) and (ii) W. Edward Scheetz or David Hamamoto remain actively involved in the management of the operations of Borrower, having the title and responsibilities of a chief executive officer, president and/or chief financial officer and a seat on the board of directors of the Public Company and (e) which raises not less than $50,000,000.

“Late Charge” shall have the meaning set forth in Section 13.09 hereof.

“Leases” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Legal Requirement” shall mean as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgement, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” shall mean the Lender named herein and its successors or assigns.

“LIBOR Margin” shall mean the Class A Margin with respect to the Class A Portion and the Class B Margin with respect to the Class B Portion.

“LIBOR Rate” shall have the meaning set forth in the Note.

“Loan” shall have the meaning set forth in the Recitals hereto.

“Loan Amount” shall have the meaning set forth in the Recitals hereto.

“Loan Documents” shall mean this Security Instrument, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Borrower, any of the Cross-collateralized Borrowers or any Affiliate of Borrower in connection with the Loan, together with any supplements, amendments, modifications or extensions thereof.

“Loan Year” shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

“Loss Proceeds” shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

“Major Contracts” shall mean all Space Leases in excess of 2,000 square feet, and all Leases, consulting agreements, joint venture agreements or other contracts between Borrower and a third party operator (including joint ventures in which Borrower has an interest) relating to food and beverage operations at the Property.

“Major Space Lease” shall mean any Space Lease of a tenant or Affiliate of such tenant where such tenant or such Affiliate leases, in the aggregate, five percent (5%) or more of the Total GLA.

“Management Agreement” shall have the meaning set forth in Section 7.02(e) hereof.

“Manager” shall mean Morgans Hotel Group Management LLC, a Delaware limited liability company or any other Person which manages the Property on behalf of Borrower.

“Manager Certification” shall have the meaning set forth in Section 2.09(d) hereof.

“Manager Control Notice” shall have the meaning set forth in Section 7.02(e) hereof.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the Property, (b) the business, profits, management, operations or condition (financial or otherwise) of Borrower, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of Borrower to perform any obligations under any Loan Document.

“Maturity”, when used with respect to the Note, shall mean the Maturity Date set forth in the Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

“Maturity Date” shall mean the Maturity Date set forth in the Note, as the same may be extended from time to time pursuant to the terms of the Note.

“Mez Loan” shall mean certain mezzanine loans from Wachovia Bank, National Association to MMRDH Senior Mezz Holding Company LLC, a Delaware limited liability company, MMRDH Intermediate Mezz Holding Company LLC, a Delaware limited liability company, and MMRDH Junior Mezz Holding Company LLC, a Delaware limited liability company, evidenced by certain promissory notes of even date herewith in the aggregate original principal sum of $106,250,000.00 which are secured by first priority pledges of the direct or indirect ownership interest of such Persons in Borrower.

“Mez Payment Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.14 hereof.

“Mez Payment Amount” shall mean, as of any Payment Date, the amount of principal and interest then due and payable pursuant to the terms of the Mez Loan.

“Mez Payment Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Mez Payment Amount shall be deposited.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower, Guarantor or any ERISA Affiliate.

“Net Capital Expenditures” shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from the Engineering Escrow Account or any other Account established pursuant to the Loan Documents.

“Net Operating Income” shall mean in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses.

“Net Proceeds” shall mean the excess of (a)(i) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to the Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (ii) in the event that Lender (or Lender’s nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (b) all costs and expenses, including, without limitation, all attorneys’ fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Property after a foreclosure against the Property.

“Note” shall have the meaning set forth in the Recitals hereto.

“O&M Deposit” shall have the meaning set forth in Section 5.11 hereof.

“O&M Operative Period” shall mean the period of time commencing upon the determination by Lender that the Debt Service Coverage (tested quarterly except during the continuance of an O&M Operative Period, in which event the Debt Service Coverage shall be tested monthly and shall be calculated based upon information contained in the reports furnished to Lender pursuant to Section 2.09 hereof) is less than the Debt Service Coverage set forth on Exhibit H attached hereto and made a part hereof and terminating on the Payment Date next succeeding the date upon which Lender determines that the Debt Service Coverage for two (2) consecutive calendar quarters is equal to or greater than the Debt Service Coverage set forth on Exhibit H.  In determining whether an O&M Operative Period exists, the calculation of Debt Service Coverage shall be made assuming the Principal Amount was prepaid in an amount equal to the O&M Deposit.

“O&M Program” shall have the meaning set forth in Section 16.03 hereof.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed on behalf of Borrower by an authorized representative of Borrower which states that the items set forth in such certificate are true, accurate and complete in all respects.

“Operating Expenses” shall mean, in each Fiscal Year or portion thereof during the term hereof, all expenses directly attributable to the operation, repair and/or maintenance of the Property including, without limitation, (a) Impositions, (b) insurance premiums, (c) management fees, whether or not actually paid, equal to the greater of the actual management fees and four percent (4%) of total revenues of the Property, (d) costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and actually paid for by Borrower and (e) with respect to the bar premises at the Hudson Hotel only and the food and beverage premises at the Royalton Hotel only, consulting fees which are to be paid to third party consultants that are not Affiliates of Borrower, any SPE Pledgor, Manager or Guarantor and are employed by Manager, 58th Street Bar Company LLC and/or 43rd Restaurant LLC and which are actually paid over to such consultants.  Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, extraordinary capital improvement costs, any non-cash charge or expense such as depreciation or amortization or any item of expense otherwise includable in Operating Expenses which is paid directly by any tenant except real estate taxes paid directly to any taxing authority by any tenant.

“Operating Income” shall mean, in each Fiscal Year or portion thereof during the term hereof, all revenue derived by Borrower arising from the Property including, without limitation, room revenues, vending machines revenues, beverage revenues, food revenues, Borrower’s pro rata share of net profits of Food and Beverage Lessee/Operators, and packaging revenues, rental revenues (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to Leases or otherwise in connection with the Property, and business interruption, rent or other similar insurance proceeds.

Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), or interest accrued on such Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, (d) capital contributions or loans to Borrower or an Affiliate of Borrower, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Borrower except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other material extraordinary, non-recurring revenues which for the purposes hereof shall be deemed not to include room revenues, (g) Rent paid by or on behalf of any lessee under a Space Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Space Lease has been affirmed by the trustee in such proceeding or action, (h) Rent paid by or on behalf of any lessee under a Lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof; (i) Rent paid by or on behalf of any lessee under a Lease in whole or partial consideration for the termination of any Lease, or (j) sales tax rebates from any Governmental Authority.

“Operation and Maintenance Expense Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.09 hereof relating to the payment of Operating Expenses (exclusive of Basic Carrying Costs).

“Operation and Maintenance Expense Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which sums allocated for the payment of Cash Expenses, Net Capital Expenditures and approved Extraordinary Expenses shall be deposited.

“Pad Owners” shall mean any owner of any fee interest in property contiguous to or surrounded by the Property who has entered into or is subject to a reciprocal easement agreement or other agreement or agreements with Borrower either (a) in connection with an existing or potential improvement on such property or (b) relating to or affecting the Property.

“Payment Date” shall have the meaning set forth in the Note.

“Payment Guaranty” shall have the meaning set forth in the Recitals hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permitted Encumbrances” shall have the meaning set forth in Section 2.05(a) hereof.

“Permitted Liens” shall mean (a) the liens created by the Loan Documents, (b) liens, if any, for Impositions or other charges not yet due and payable and not delinquent, (c) any workers’, mechanics’ or other similar liens on the Property provided that any such lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such lien, (d) such other title and survey exceptions as Lender approves in writing in Lender’s discretion (e) the liens of any Mez Loan, (f) Space Leases entered into in accordance with the terms hereof and (g) the Lien created by the Pledge and Security Agreement dated as of August 4, 2004 made by, inter alia, NorthStar Hospitality LLC, a Delaware limited liability company in favor of Allianz Risk Transfer, pursuant to which NorthStar Hospitality LLC pledged a 49.9% membership interest in Morgans Hotel Group LLC (“MHG”).

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall mean an employee benefit or other plan established or maintained by Borrower, Guarantor or any ERISA Affiliate during the five-year period ended prior to the date of this Security Instrument or to which Borrower, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Security Instrument, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

“Premises” shall have the meaning set forth in granting clause (a) of this Security Instrument.

“Principal Amount” shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Security Instrument, the Note or the other Loan Documents.

“Principal Payments” shall mean all payments of principal made pursuant to the terms of the Note.

“Prohibited Person” means any Person identified on the OFAC List or any other Person or foreign country or agency thereof with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Property” shall have the meaning set forth in the granting clauses of this Security Instrument.

“Property Agreements” shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, parking agreements, party wall agreements or other instruments affecting the Property, including, without limitation any agreements with Pad Owners, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

“Rate Cap Agreement” shall mean that certain interest rate protection agreement (together with the confirmation and schedules relating thereto) with a notional amount which shall not at any time be less than the Principal Amount and a LIBOR Rate strike price equal to four and one-quarter percent (4.25%) entered into by Borrower in accordance with the terms hereof or of the other Loan Documents and any similar interest rate cap or collar agreements subsequently entered into in replacement or substitution therefor by Borrower with respect to the Loan, including, without limitation, the Replacement Rate Cap Agreement.

“Rating Agency” shall mean each of Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Company, Inc. (“Standard & Poor’s”), Fitch, Inc., and Moody’s Investors Service, Inc. (“Moody’s”), collectively, and any successor to any of them; provided, however, that at any time after a Securitization, “Rating Agency” shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Securitization.

“Realty” shall have the meaning set forth in Section 2.05(b) hereof.

“Recurring Replacement Expenditures” shall mean Capital Expenditures performed at the Property from time to time which are set forth in the Approved Annual Budget.

“Recurring Replacement Reserve Monthly Installment” shall mean the amount per month set forth on Exhibit B attached hereto and made a part hereof (the “Initial Recurring Installments”)  until the end of the first (1st) Loan Year and an amount per month in each subsequent Loan Year or portion thereof occurring prior to the Maturity Date equal to four percent (4%) of the total revenues of the Property divided by twelve (12).

“Recurring Replacement Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

“Recurring Replacement Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Recurring Replacement Reserve Monthly Installment shall be deposited.

“Release” shall have the meaning set forth in Section 15.03 hereof.

“Release Price” shall mean an amount equal to (i) one hundred fifteen percent (115%) of the Allocated Loan Amount or (ii) with respect to the Delano Hotel only one hundred ten percent (110%) of the Allocated Loan Amount.

“Rent Account” shall mean one or more Eligible Account(s) maintained in a bank acceptable to Lender in the joint names of Lender and Borrower.

“Rents” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Rent Roll” shall have the meaning set forth in Section 2.05(o) hereof.

“Replacement Expenditures” shall mean Capital Expenditures performed at the Property from time to time which are not set forth in the Approved Annual Budget.

“Replacement Rate Cap Agreement” shall have the meaning set forth in Section 5.10 hereof.

“Required Debt Service Coverage” shall mean a Debt Service Coverage of not less than 1.2:1.

“Required Debt Service Payment” shall mean, as of any Payment Date, (a) the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments required to be made or for which notice has been given under this Security Instrument, Default Rate Interest and premium, if any, paid in accordance therewith plus (b) pursuant to Section 5.04, reasonable out-of-pocket fees incurred by Lender in connection with its administration and servicing of the Central Account.

“Required Engineering Work” shall mean the immediate engineering and/or environmental remediation work set forth on Exhibit D attached hereto and made a part hereof.

“Retention Amount” shall have the meaning set forth in Section 3.04(b)(vii) hereof.

“RevPAR” shall mean the average revenues per available room per day.

“RevPAR Yield Index” shall mean the percentage amount determined by dividing the RevPAR of the Property by the RevPAR of the Property’s Competitive Set as determined by Smith Travel Research (“STR”) or if STR is no longer publishing, a successor reasonably acceptable to Lender.

“Sale” shall have the meaning set forth in Section 9.04 hereof.

“SAOT Deposit” shall mean the amount required to be deposited into the SAOT Sub-Account pursuant to Section 5.05 hereof which is equal to the SAOT Expenditures for the calendar month immediately preceding the calendar month in which such deposit is made.

“SAOT Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.07 hereof.

“SAOT Expenditures” shall mean sales, use or occupancy or other taxes due to any Governmental Authority imposed on charges for the use of guest rooms at the Property.

“SAOT Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the SAOT Deposit shall be deposited.

“Securities Act” shall mean the Securities Act of 1933, as the same shall be amended from time to time.

“Securitization” shall mean a public or private offering of securities by Lender or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Security Instrument.

“Security Deposit Account” shall have the meaning set forth in Section 5.01 hereof.

“Security Instrument” shall mean this Security Instrument as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

“Servicer” shall have the meaning set forth in Section 5.04 hereof.

“Single Purpose Entity” shall mean a corporation, partnership, joint venture, limited liability company, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Property or, with respect to SPE Pledgor, holding an ownership interest in a Food and Beverage Lessee/Operator or, with respect to General Partner, holding an ownership interest in and managing a Person which holds an ownership interest in the Property, does not engage in any business unrelated to the Property, does not have any assets other than those related to its interest in the Property or any indebtedness other than as permitted by this Security Instrument or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a special-purpose bankruptcy-remote entity.

“Solvent” shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.  With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“Space Leases” shall mean any Lease or sublease thereunder (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of the Property as the same may be amended, renewed or supplemented.

“SPE Pledgor” shall have the meaning set forth on Exhibit I attached hereto and made a part hereof.

“Spread Maintenance Premium” shall mean (a) the amount of the prepayment, multiplied by (b) the LIBOR Margin multiplied by (c) a fraction, the numerator of which is the number of full and partial months from such prepayment date through the end of the first (1st) Loan Year and the denominator of which is 12; provided, however, if the Loan is repaid in whole or in part as a result of an IPO at any time prior to the Payment Date occurring in July, 2006, the Spread Maintenance Premium with respect to the Class A Portion of the Loan that is prepaid shall be calculated based on the above formula, and the Spread Maintenance Premium with respect to the Class B Portion being prepaid shall be calculated based on (a) the amount of the prepayment relating to the Class B Portion multiplied by (b) the Class B Margin multiplied by (c) a fraction the numerator of which is the number of full and partial months from said prepayment date through the Payment Date occurring in January, 2006, and the denominator of which is 12.

“State” shall mean any of the states which are members of the United States of America.

“Stated Maturity” when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable, as such date may be extended from time to time pursuant to the terms of the Note.

“Sub-Accounts” shall have the meaning set forth in Section 5.02 hereof.

“Substantial Casualty” shall have the meaning set forth in Section 3.04(a)(iv) hereof.

“Taking” shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

“Third Party Disbursements” shall mean to the extent actually deposited in the Central Account, (a) that portion of Rents collected by Borrower or Manager, on behalf of Food and Beverage Lessee/Operators consisting of the sum of (i) operating revenues and sales taxes (to the extent not otherwise reserved for in the SAOT Sub-Account or SAOT Escrow Account) of such Food and Beverage Lessee/Operators plus (ii) distributions by such Food and Beverage Lessee/Operators to its members other than distributions to members who are Affiliates of Borrower, (b) Rents and/or deposits with respect to gift shop, laundry and parking facilities and movie rentals, which Borrower is contractually obligated to collect on behalf of third parties that are not Affiliates of Borrower, SPE Pledgor, Manager or Guarantor which are to be, and actually have been, paid to such third parties, and (c) gratuities or service charges or other similar receipts which are to be paid to any employees of Manager and/or the Food and Beverage Lessee/Operators or Persons occupying similar positions for performing similar duties and which are actually paid to such Persons.

“Total GLA” shall mean the total gross leasable area of the Property, including all Space Leases.

“Transfer” shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Property; (b) if Borrower or, if Borrower is a partnership, any General Partner, is a corporation, in the stock of Borrower or any General Partner; (c) in Borrower (or any trust of which Borrower is a trustee); or (d) if Borrower is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a legal or beneficial ownership in Borrower, excluding any legal or beneficial interest in any constituent limited partner, if Borrower is a limited partnership, or in any non-managing member, if Borrower is a limited liability company, unless such interest would, or together with all other direct or indirect interests in Borrower which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in Borrower or would result in any Person who, as of the Closing Date, did not own, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower, owning, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower and excluding any legal or beneficial interest in any General Partner unless such interest would, or together with all other direct or indirect interest in the General Partner which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in the General Partner (or result in a change in control of the management of the General Partner from the individuals exercising such control immediately prior to the conveyance or other disposition of such legal or beneficial interest) and shall also include, without limitation to the foregoing, the following:  an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Borrower leasing all or substantially all of the Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rent; any instrument subjecting the Property to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Borrower or the merger or consolidation of Borrower with any other Person.  Notwithstanding the foregoing or anything to the contrary contained in any other Loan Document, “Transfer” shall not include (a) any sale, transfer, conveyance, encumbrance or assignment of any direct or indirect legal or beneficial ownership interest in Borrower, provided, in each case, that no Person or group of Affiliated Persons which did not, as of the Closing Date, own 49% or more of Borrower, obtains a direct or indirect ownership interest in Borrower of more than 49% or obtains, directly or indirectly, Control of Borrower (other than a Person to whom Control is attributed under the Securities Act solely by virtue of being a director of a public company and other than, in connection with an IPO, to a Person with respect to which Edward Scheetz or David Hamamoto have the title and responsibilities of a chief executive officer, president and/or chief financial officer and a seat on the board of directors of the public company formed in connection with the IPO so long as Edward Scheetz or David Hamamoto remain actively involved in the management of the operations of Borrower) unless such Person or group of Affiliated Persons (the “Sub Owners”) are owned by a Person or group of Affiliated Persons (the “Parent Owner”), which owned 49% or more of the direct and/or indirect legal or beneficial ownership interest in Borrower prior to such transfer and either (A) Borrower had previously delivered an opinion of counsel which discussed the substantive non-consolidation of such Parent Owner in form and substance and prepared by counsel reasonably acceptable to Lender or (B) Sub-Owner owns such interest in Borrower through ownership of a Person or group of Affiliated Persons with respect to which such a substantive non-consolidation opinion was previously delivered to Lender or (b) subsequent to an IPO, transfers of publicly traded stock on a national stock exchange or on the NASDAQ Stock Market in the normal course of business and not in connection with a tender offer or a sale of the public Person resulting from the IPO or substantially all of the assets of such Person.

“Trustee” shall mean the Person or Persons identified in this Security Instrument as the trustee hereunder and its or their successors and assigns.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State in which the Realty is located.

“Uniform System of Accounts” shall mean the Uniform System of Accounts for the Lodging Industry, 9th Revised Edition, Educational Institute of the American Hotel and Motel Association and Hotel Association of New York City (1996), as from time to time amended.

“Unscheduled Payments” shall mean (a) all Loss Proceeds that Borrower has elected or is required to apply to the repayment of the Debt pursuant to this Security Instrument, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments and (c) any Net Proceeds.

“Use Requirements” shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Property or any part thereof.

“Welfare Plan” shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Borrower, Guarantor or any ERISA Affiliate or that covers any current or former employee of Borrower, Guarantor or any ERISA Affiliate.

“Work” shall have the meaning set forth in Section 3.04(a)(i) hereof.

ARTICLE II:  REPRESENTATIONS, WARRANTIES
AND COVENANTS OF BORROWER

Section 2.01.  Payment of Debt.  Borrower will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds.

Section 2.02.  Representations, Warranties and Covenants of Borrower.  Borrower represents and warrants to and covenants with Lender:

(a)           Organization and Authority.  Borrower (i) is a limited liability company, general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary.  If Borrower is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Borrower which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b)           Power.  Borrower and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to receive the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first priority, perfected and continuing lien on and security interest in the Property, subject only to the Permitted Encumbrances.

(c)           Authorization of Borrowing.  The execution, delivery and performance of the Loan Documents to which Borrower is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Property pursuant to the Loan Documents to which Borrower is a party and the consummation of the Loan are within the powers of Borrower and have been duly authorized by Borrower and, if applicable, the General Partners, by all requisite action (and Borrower hereby represents that no approval or action of any member, limited partner or shareholder, as applicable, of Borrower, which has not been received or taken, is required to authorize any of the Loan Documents to which Borrower is a party) and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, or operating agreement, certificate of formation or articles of organization, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Property, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Borrower or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

(d)           Consent.  Neither Borrower nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Security Instrument, the Note or the other Loan Documents which has not been so obtained or filed.

(e)           Interest Rate.  To Borrower’s knowledge, the rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

(f)            Other Agreements.  Borrower is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.  Neither Borrower nor, if applicable, any General Partner, is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower or the Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(g)           Maintenance of Existence.  (i) Borrower is familiar with all of the criteria of the Rating Agency required to qualify as a special-purpose bankruptcy-remote entity and Borrower, SPE Pledgor and, if applicable, each General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

(ii)           Borrower, SPE Pledgor and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

(iii)          Borrower, SPE Pledgor and, if applicable, each General Partner have done or caused to be done and will do all things necessary to observe organizational formalities and preserve their existence and Borrower, SPE Pledgor and, if applicable, each General Partner will not amend, modify or otherwise change the certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, or other organizational documents of Borrower, SPE Pledgor and, if applicable, each General Partner except for immaterial amendments which do not modify the Single Purpose Entity provisions.

(iv)          Borrower, SPE Pledgor and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person and Borrower and SPE Pledgor will file its own tax returns or, if Borrower, SPE Pledgor and/or, if applicable, General Partner is part of a consolidated group for purposes of filing tax returns, Borrower, SPE Pledgor and General Partner, as applicable will be shown as separate members of such group.  Borrower, SPE Pledgor and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person other than the other Cross-collateralized Borrowers and will maintain their assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify their individual assets from those of any other Person.  Borrower, SPE Pledgor and, if applicable, each General Partner will not permit any Affiliate independent access to their bank accounts.  Borrower, SPE Pledgor and, if applicable, each General Partner have at all times since their formation accurately maintained and utilized, and will continue to accurately maintain and utilize, their own separate bank accounts, payroll and separate books of account, stationery, invoices and checks.

(v)           Borrower, SPE Pledgor and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets and shall each allocate and charge fairly and reasonably any overhead which Borrower, SPE Pledgor and, if applicable, any General Partner, shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

(vi)          Borrower, SPE Pledgor and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities and shall correct any known misunderstanding regarding their status as separate and distinct entities.  Borrower, SPE Pledgor and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

(vii)         Borrower, SPE Pledgor and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

(viii)        Borrower, SPE Pledgor and, if applicable, each General Partner, (A) have not owned, do not own and will not own any assets or property other than, with respect to Borrower, the Property and any incidental personal property necessary for the ownership, management or operation of the Property, with respect to the SPE Pledgor, the ownership of an interest in a Food and Beverage Lessee/Operator and, with respect to General Partner, if applicable, its interest in Borrower, (B) have not engaged and will not engage in any business other than the ownership, management and operation of the Property or with respect to the SPE Pledgor, the ownership of an interest in a Food and Beverage Lessee/Operator, or with respect to General Partner, if applicable, its interest in Borrower, (C) have not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (w) the Loan, (x) unsecured trade and operational debt which (1) is not evidenced by a note, (2) is incurred in the ordinary course of the operation of the Property, (3) does not, together with any equipment financing, incurred pursuant to clause (y) hereof, exceed in the aggregate one percent (1%) of the Loan Amount or, with respect to the SPE Pledgor, $100,000, and (4) is, unless being contested in accordance with the terms of this Security Instrument, paid prior to the earlier to occur of the sixtieth (60th) day after the date incurred and the date when due, (y) equipment financing relating to equipment used in connection with the operation of the Property which (1) is incurred in the ordinary course of the operation of the Property, (2) does not, together with any unsecured trade and operational debt incurred pursuant to clause (x) hereof, exceed one percent (1%) of the Loan Amount or, with respect to the SPE Pledgor, $100,000, (3)

which is secured only by the financed equipment, and (4) is, unless being contested in accordance with the terms of this Security Instrument, paid prior to the earlier to occur of the sixtieth (60th) day after the date incurred and the date when due and (z) with respect to the General Partner, the Mez Loan, (D) have not pledged and will not pledge their assets for the benefit of any other Person, other than, with respect to the Mez Loan, the pledge by each General Partner of its direct or indirect interest in Borrower and the pledges by the SPE Pledgors and (E) have not made and will not make any loans or advances to any Person (including any Affiliate).

(ix)           None of Borrower, SPE Pledgor nor, if applicable, any General Partner will change its name or principal place of business unless thirty (30) days prior written notice thereof is provided to Lender.

(x)            None of Borrower, SPE Pledgor nor, if applicable, any General Partner has, and neither of such Persons will have, any subsidiaries other than with respect to Borrower, General Partner and, with respect to SPE Pledgor, as disclosed in writing to Lender.

(xi)           Borrower and SPE Pledgor will preserve and maintain its existence as a Delaware limited liability company and all material rights, privileges, tradenames, if any, and franchises.

(xii)          None of Borrower, SPE Pledgor nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution).  None of Borrower, SPE Pledgor nor, if applicable, any General Partner will acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

(xiii)         Borrower, SPE Pledgor and, if applicable, each General Partner, has not at any time since their formation assumed, guaranteed or held themselves out to be responsible for, and will not assume, guarantee or hold themselves out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of their partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons other than (i) in connection with the Loan and (ii) obligations relating to the Cross-collateralized Properties which have been fully satisfied with proceeds of the Loan.  Neither Borrower nor SPE Pledgor has at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates.  Borrower, SPE Pledgor and, if applicable, each General Partner, have not at any time since their formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons.  Borrower, SPE Pledgor and, if applicable, each General Partner, have no known contingent liabilities nor do they have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

(xiv)        Neither Borrower nor SPE Pledgor has at any time since its formation entered into and are not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of Borrower or SPE Pledgor, as applicable, on terms which are no less favorable to Borrower or SPE Pledgor, as applicable, than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(xv)         If Borrower or SPE Pledgor is a limited partnership or a limited liability company, the General Partner shall be a corporation or limited liability company whose sole asset is its ownership interests in Borrower and SPE Pledgor, as applicable, and the General Partner will at all times comply, and will cause Borrower or SPE Pledgor to comply, with each of the representations, warranties, and covenants contained in this Section 2.02(g) as if such representation, warranty or covenant was made directly by such General Partner.

(xvi)        Borrower and SPE Pledgor shall at all times cause there to be at least two (2) duly appointed members, with respect to Borrower, and at least one (1) duly appointed member, with respect to SPE Pledgor, of the board of directors or board of managers or other governing board or body, as applicable (each an “Independent Director”), of, if Borrower or SPE Pledgor is a corporation, Borrower and SPE Pledgor, as applicable, and, if Borrower or SPE Pledgor is a limited partnership or limited liability company, of the General Partner, reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment, and may not be or have been at any time (A) a shareholder or SPE Pledgor, officer, director, attorney, counsel, partner, member or employee of Borrower or any of the foregoing Persons or Affiliates thereof, (B) a customer or creditor of, or supplier or service provider to, Borrower or SPE Pledgor or any of its shareholders, partners, members or their Affiliates, (C) a member of the immediate family of any Person referred to in (A) or (B) above or (D) a Person Controlling, Controlled by or under common Control with any Person referred to in (A) through (C) above.  A natural person who otherwise satisfies the foregoing definition except for being the Independent Director of a Single Purpose Entity Affiliated with Borrower, SPE Pledgor or General Partner shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as the Independent Director, an Independent Director of a Single Purpose Entity Affiliated with Borrower or SPE Pledgor or General Partner if such individual is an Independent Director provided by a nationally-recognized company that provides professional independent directors.

(xvii)       Borrower, SPE Pledgor and, if applicable, each General Partner, shall not cause or permit the board of directors or board of managers or other governing board or body, as applicable, of Borrower, SPE Pledgor or, if applicable, each General Partner, to take any action which, under the terms of any certificate of incorporation, by-laws, certificate of formation, operating agreement or articles of organization with respect to any common stock, requires a vote of the board of directors of Borrower or SPE Pledgor, or, if applicable, the General Partner, unless at the time of such action there shall be at least two (2) members, with respect to Borrower, and at least one (1) member, with respect to SPE Pledgor, who is or are Independent Director(s).

(xviii)      Borrower, SPE Pledgor and, if applicable, each General Partner shall pay the salaries of their own employees and maintain a sufficient number of employees in light of their contemplated business operations.

(xix)         Borrower and SPE Pledgor shall, and shall cause their Affiliates to, conduct their business so that the assumptions made with respect to Borrower and SPE Pledgor in that certain opinion letter relating to substantive non-consolidation dated the date hereof (the “Insolvency Opinion”) delivered in connection with the Loan shall be true and correct in all respects.  Notwithstanding the foregoing, holders of direct or indirect equity interests in Borrower may deliver to Lender so called “bottom up” guarantees which do not result in a Material Adverse Effect or result in a change in any obligation of Borrower or Guarantor to Lender subsequent to the earlier to occur of (A) a Securitization and (B) an IPO, provided (x) subsequent to a Securitization, Borrower shall deliver to Lender a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the delivery of such guaranty, be downgraded from the then current ratings thereof, qualified or withdrawn, and (y) Borrower shall deliver to Lender an update of the Insolvency Opinion addressing the guaranty and confirming the conclusions thereof which shall be in form and substance satisfactory to Lender.

Notwithstanding anything to the contrary contained in this Section 2.02(g), provided Borrower and SPE Pledgor are each a Delaware single member limited liability company which satisfies the single purpose bankruptcy remote entity requirements of each Rating Agency for a single member limited liability company, the foregoing provisions of this Section 2.02(g) shall not apply to the General Partner.

(h)           No Defaults.  No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents.  Borrower is not in default in the payment or performance of any of its Contractual Obligations in any respect.

(i)            Consents and Approvals.  Borrower and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Borrower or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

(j)            Investment Company Act Status, etc.  Borrower is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(k)           Compliance with Law.  Borrower is in compliance in all material respects with all Legal Requirements to which it or the Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA.  No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower’s knowledge, no illegal activities are being conducted at or from the Property.

(l)            Financial Information.  All financial data that has been delivered by Borrower to Lender (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby as of the date on which the same shall have been furnished, and (iii) in the case of audited financial statements, has been prepared in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered thereby.  As of the date hereof, none of Borrower, SPE Pledgor nor, if applicable, any General Partner, has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender.  Since the date of the last financial statements delivered by Borrower to Lender except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Borrower SPE Pledgor nor, if applicable, any General Partner, or in the results of operations of Borrower which would have a Material Adverse Effect.  None of Borrower, SPE Pledgor nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

(m)          Transaction Brokerage Fees.  Borrower has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Security Instrument except for the Carlton Group.  Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person including without limitation the Carlton Group and any of their Affiliates that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation.  The provisions of this subsection (m) shall survive the repayment of the Debt.

(n)           Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(o)           Pending Litigation.  There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or the Property in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

(p)           Solvency; No Bankruptcy.  Each of Borrower, SPE Pledgor and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner.  None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower or SPE Pledgor and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Borrower’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted.  Borrower does not intend to, nor believes that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

(q)           Use of Proceeds.  The proceeds of the Loan shall be applied by Borrower to, inter alia, (i) satisfy certain loans presently encumbering all or a part of the Property and (ii) pay certain transaction costs incurred by Borrower in connection with the Loan.  No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

(r)            Tax Filings.  Borrower, SPE Pledgor and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower, SPE Pledgor and, if applicable, the General Partners.  Borrower, SPE Pledgor and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of Borrower, SPE Pledgor and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(s)           Not Foreign Person.  Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

(t)            ERISA.  (i) The assets of Borrower and Guarantor are not and will not become treated as “plan assets”, whether by operation of law or under regulations promulgated under ERISA.  Each Plan and Welfare Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section.  Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Borrower, Guarantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.  No Welfare Plan, other than a

Multiemployer Plan, provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

(ii)           Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC (or any other relevant Governmental Authority)) by Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

(A)          any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

(B)           the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

(C)           the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D)          the complete or partial withdrawal from a Multiemployer Plan (or other employee benefit plan) by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(E)           the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(F)           the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

(F)           the imposition of a lien or a security interest in connection with a Plan.

(iii)          No liability under Title IV of ERISA has been incurred by Borrower, Guarantor or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Borrower, Guarantor or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the PBGC, which payments have been or will be made when due.  To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Borrower, Guarantor or any ERISA Affiliate made, or was required to make, contributions during the past six years.

(iv)          Borrower shall not knowingly engage in or permit any transaction in connection with which Borrower, Guarantor or any ERISA Affiliate could be reasonably subject to either a material civil penalty or material tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code; Borrower shall not permit any Welfare Plan, other than a Multiemployer Plan, to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Borrower or Guarantor to become “plan assets”, whether by operation of law or under regulations promulgated under ERISA; and Borrower and Guarantor shall not adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan that is not a Multiemployer Plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower, Guarantor or any ERISA Affiliate.

(u)           Labor Matters.  No organized work stoppage or labor strike is pending or threatened by employees or other laborers at the Property and none of Borrower, SPE Pledgor nor Manager (i) is involved in or threatened with any material labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) except as otherwise disclosed in writing to Lender, is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by Borrower, SPE Pledgor, Manager or any of their Affiliates.

(v)           Borrower’s Legal Status.  Borrower’s exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower’s mailing address, if different, which were identified by Borrower to Lender and contained in this Security Instrument, are true, accurate and complete.  Borrower (i) will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, (ii) if Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number and (iii) Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

(w)          Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws.  (i) None of Borrower, SPE Pledgor, General Partner, any Guarantor, or any Person who owns any equity interest in or Controls Borrower, SPE Pledgor, General Partner or any Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower and SPE Pledgor have implemented procedures, approved by General Partner, to ensure that no Person who now or hereafter owns an equity interest in Borrower, SPE Pledgor or General Partner is a Prohibited Person or Controlled by a Prohibited Person, (ii) no proceeds of the Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, Prohibited Persons, and (iii) none of Borrower, SPE Pledgor, General Partner, or any Guarantor are in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.  No tenant under a Space Lease at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and, to the best of Borrower’s knowledge, no tenant at the Property is owned or Controlled by a Prohibited Person.  Borrower has determined that Manager has implemented procedures, approved by Borrower, to ensure that no tenant under a Space Lease at the Property is a Prohibited Person or owned or Controlled by a Prohibited Person.

Section 2.03.  Further Acts, etc.  Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages or deeds of trust, as applicable, assignments, notices of assignments, transfers and assurances as Lender or Trustee shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender and Trustee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Borrower may be or may hereafter become bound to convey or assign to Lender and Trustee, or for carrying out or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Property.  Borrower hereby authorizes Lender and Trustee, severally, to file any financing statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Lender or Trustee, severally, may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Trustee hereunder.  Such financing statements may describe the collateral in the same manner as described in this document or may contain an indication or description of collateral that describes such property in any other manner Lender or Trustee so chooses, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquire”.  Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Security Instrument and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 2.04.  Recording of Security Instrument, etc.  Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Lender in, the Property.  Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law to do so, in which event Lender may declare the Debt to be immediately due and payable.  Borrower shall hold harmless and indemnify Lender and Trustee, and their successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Security Instrument.

Section 2.05.  Representations, Warranties and Covenants Relating to the Property.  Borrower represents and warrants to and covenants with Lender with respect to the Property as follows:

(a)           Lien Priority.  This Security Instrument is a valid and enforceable first lien on the Property, free and clear of all encumbrances and liens having priority over the lien of this Security Instrument, except for the items set forth as exceptions to, subordinate matters in, or otherwise disclosed in the title insurance policy insuring the lien of this Security Instrument, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Instrument, materially affect the value or marketability of the Property, impair the use or operation of the Property for the use currently being made thereof or impair Borrower’s ability to pay its obligations in a timely manner (such items being the “Permitted Encumbrances”).

(b)           Title.  Borrower has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively, the “Realty”) and to all easements and rights benefiting the Realty and has the right, power and authority to mortgage, encumber, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Property.  Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims made by, through or under Borrower and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Borrower.  The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.  In addition, there are no outstanding options or rights of first refusal to purchase the Property or Borrower’s ownership thereof.

(c)           Taxes and Impositions.  All taxes and other Impositions and governmental assessments due and payable in respect of, and affecting, the Property have been paid.  Borrower has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full.  There are no pending, or to Borrower’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(d)           Casualty; Flood Zone.  The Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Realty or the use for which the Realty was intended, there exists no structural or other material defects or damages in or to the Property and Borrower has not received any written notice from any insurance company or bonding company of any material defect or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.  No portion of the Premises is located in an “area of special flood hazard,” as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR § 1909.1), other than as disclosed in the surveys of the Property delivered to Lender by Borrower in connection with the origination of the Loan, or Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof. The Premises either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

(e)           Completion; Encroachment.  All Improvements necessary for the efficient use and operation of the Premises have been completed and, other than as disclosed in the surveys of the Property delivered to Lender by Borrower in connection with the origination of the Loan, none of said Improvements lie outside the boundaries and building restriction lines of the Premises.  Except as set forth in the title insurance policy insuring the lien of this Security Instrument, no improvements on adjoining properties encroach upon the Premises.

(f)            Separate Lot.  The Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal Requirements), and for all purposes may be mortgaged, encumbered, conveyed or otherwise dealt with as an independent parcel.  The Property does not benefit from any tax abatement or exemption.

(g)           Use.  The existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements.  Borrower has not received any notice from any Governmental Authority alleging any uncured violation relating to the Property of any applicable Legal Requirements.

(h)           Licenses and Permits.  Borrower currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Realty or which are material to the ownership or operation of the Property or the conduct of Borrower’s business.  All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

(i)            Intentionally Omitted.

(j)            Property Proceedings.  There are no actions, suits or proceedings pending or threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Property or any part thereof, (C) the condemnation of the Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted, (B) any material improvements located on the Property or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of the Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Space Leases or Property Agreements or (iii) which might (A) affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect.  Borrower is not aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

(k)           Utilities.  The Premises has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), fire and police protection, parking, and means of direct access between the Premises and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

(l)            Mechanics’ Liens.  The Property is free and clear of any mechanics’ liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Security Instrument, except those which are insured against by the title insurance policy insuring the lien of this Security Instrument.

(m)          Intentionally Omitted.

(n)           Insurance.  The Property is insured in accordance with the requirements set forth in Article III hereof.

(o)           Space Leases.

(i)            Borrower has delivered a true, correct and complete schedule of all Space Leases as of the date hereof, which accurately and completely sets forth in all material respects, for each such Space Lease, the following (collectively, the “Rent Roll”):  the name and address of the tenant with the name, title and telephone number of the contact person of such tenant; the lease expiration date, extension and renewal provisions; the base rent and percentage rent payable; all additional rent and pass-through obligations; and the security deposit held thereunder and the location of such deposit.

(ii)           Each Space Lease constitutes the legal, valid and binding obligation of Borrower and, to the knowledge of Borrower, is enforceable against the tenant thereof.  No default exists, or with the passing of time or the giving of notice would exist, (A) under any Major Space Lease or (B) under any other Space Leases which would, in the aggregate, have a Material Adverse Effect.

(iii)          No tenant under any Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Space Leases have not been waived, released, or otherwise discharged or compromised.

(iv)          All work to be performed by Borrower under the Space Leases has been substantially performed, all contributions to be made by Borrower to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant’s obligations thereunder have been satisfied.

(v)           Except as previously disclosed to Lender in writing, there are no options to terminate any Space Lease.

(vi)          Each tenant under a Major Space Lease has entered into occupancy of the demised premises to the extent required under the terms of its Major Space Lease, and each such tenant is open and conducting business with the public in the demised premises.  To the best knowledge of Borrower, after due inquiry, each tenant under a Lease other than a Major Space Lease has entered into occupancy of its demised premises under its Lease to the extent required under the terms of its Lease and each such tenant is open and conducting business with the public in the demised premises.

(vii)         Borrower has delivered to Lender true, correct and complete copies of all Space Leases described in the Rent Roll.

(viii)        Each Space Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way.

(ix)           To Borrower’s best knowledge, no tenant under a Space Lease has filed any bankruptcy, reorganization or arrangement proceedings or made a general assignment for the benefit of creditors.

(x)            No Space Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(p)           Property Agreements.

(i)            Borrower has delivered to Lender true, correct and complete copies of all Property Agreements.

(ii)           No Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(iii)          No default exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

(iv)          Borrower has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

(v)           No condition exists whereby Borrower or any future owner of the Property may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, the Property.

(vi)          To the best knowledge of Borrower, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Lender in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exists in any Property Agreement.

(vii)         All “pre-opening” requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Borrower’s knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder.

(viii)        All work, if any, to be performed by Borrower under each of the Property Agreements has been substantially performed, all contributions to be made by Borrower to any party to such Property Agreements have been made, and all other conditions to such party’s obligations thereunder have been satisfied.

(q)           Personal Property.  Borrower has delivered to Lender a true, correct and complete schedule of all material personal property, if any, owned by Borrower and located upon the Property or used in connection with the use or operation of the Realty and Borrower represents that it has good and marketable title to all such material personal property, free and clear of any liens, except for liens created under the Loan Documents and liens which describe the equipment and other personal property owned by tenants.

(r)            Leasing Brokerage and Management Fees.  Except as disclosed pursuant to the Management Agreements, there are no brokerage fees or commissions payable by Borrower with respect to the leasing of space at the Property and there are no management fees payable by Borrower with respect to the management of the Property.

(s)           Security Deposits.  All security deposits with respect to the Property, if any, on the date hereof have been transferred to the Security Deposit Account on the date hereof, and Borrower is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

(t)            Appraisal.  Borrower has no knowledge that any of the facts or assumptions on which the Appraisal was based are false or incomplete in any material respect and has no information that would reasonably suggest that the fair market value determined in the Appraisal does not reflect the actual fair market value of the Property.

(u)           Representations Generally.  The representations and warranties contained in this Security Instrument, and the review and inquiry made on behalf of Borrower therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties.  No representation, warranty or statement of fact made by or on behalf of Borrower in this Security Instrument or in any certificate, document or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Borrower’s best knowledge where so provided herein).  There are no facts presently known to Borrower which have not been disclosed to Lender which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Borrower can foresee might, individually or in the aggregate, have a Material Adverse Effect.

(v)           Liquor License.  All licenses, permits, approvals and consents which are required for the sale and service of alcoholic beverages on the Premises have been obtained from the applicable Governmental Authorities.

(w)          Credit Card Companies.  The only Credit Card Companies are Chase Merchant Services and American Express.

Section 2.06.  Removal of Lien.  (a) Borrower shall, at its expense, maintain this Security Instrument as a first lien on the Property and shall keep the Property free and clear of all liens and encumbrances of any kind and nature other than the Permitted Encumbrances.  Borrower shall, within ten (10) days following the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Lender, shall deliver to Lender evidence reasonably satisfactory to Lender of the discharge thereof.

(b)           Without limitation to the provisions of Section 2.06(a) hereof, Borrower shall (i) unless being contested in good faith by appropriate proceedings in accordance with Section 2.06(c) hereof, pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics’, materialmens’, laborers’ or other lien on the Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Lender, everything reasonably necessary to preserve in full the lien of this Security Instrument.  If Borrower fails to comply with the requirements of this Section 2.06(b), then, upon five (5) Business Days’ prior notice to Borrower, Lender may, but shall not be obligated to, pay any such lien, and Borrower shall, within five (5) Business Days after Lender’s demand therefor, reimburse Lender for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt.  Nothing contained herein shall be deemed a consent or request of Lender, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

(c)           Notwithstanding the foregoing, Borrower may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph (b)(ii) of this Section 2.06 provided that, following prior notice to Lender (i) Borrower is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Lender or any of its agents, employees, officers, or directors, (ii) Borrower shall preclude the collection of, or other realization upon, any contested amount from the Property or any revenues from or interest in the Property, (iii) neither the Property nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (iv) such contest by Borrower shall not affect the ownership, use or occupancy of the Property, (v) such contest by Borrower shall not subject Lender, Trustee or Borrower to the risk of civil or criminal liability (other than the civil liability of Borrower for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Security Instrument, (vii) Borrower has not consented to such lien, (viii) Borrower has given Lender prompt notice of the filing of such lien and the bonding thereof by Borrower and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c), (ix) Borrower shall promptly pay the obligation secured by such lien upon a final determination of Borrower’s liability therefor, and (x) Borrower shall deliver to Lender cash, a bond or other security acceptable to Lender equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Lender.

Section 2.07.  Cost of Defending and Upholding this Security Instrument Lien.  If any action or proceeding is commenced to which Lender or Trustee is made a party relating to the Loan Documents and/or the Property or Lender’s or Trustee’s interest therein or in which it becomes necessary to defend or uphold the lien of this Security Instrument or any other Loan Document, Borrower shall, on demand, reimburse Lender and/or Trustee, as applicable, for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender and/or Trustee, as applicable, in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

Section 2.08.  Use of the Property.  Borrower will use, or cause to be used, the Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Property, and which is required by the Loan Documents.  Borrower shall not suffer or permit the Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Borrower’s title to the Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Property or any part thereof.

Section 2.09.  Financial Reports.  (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, tax returns, records and accounts reflecting (i) all of the financial affairs of Borrower, Guarantor and (ii) all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Borrower or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Borrower who have leased from Borrower portions of the Premises for the purpose of occupying the same.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, tax returns, records and accounts at the office of Borrower or other Person maintaining such books, tax returns, records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s, Guarantor’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b)           Borrower will furnish Lender (i) annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower and (ii) on a quarterly basis, within forty-five (45) days following the end of each fiscal quarter of Borrower, with a complete copy of Borrower’s financial statement consistently applied covering (i) all of the financial affairs of Borrower and (ii) the operation of the Property for such Fiscal Year or fiscal quarters, as applicable, and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower’s equity.  Each annual financial statement shall be audited by a nationally recognized Independent certified public accountant that is acceptable to Lender in accordance with GAAP, the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender).  Together with the financial statements required to be furnished pursuant to this Section 2.09(b), Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof (1) that the financial statements accurately represent the results of operations and financial condition of Borrower and the Property all in accordance with GAAP, the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender) consistently applied, and (2) whether there exists a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

(c)           During the continuance of an O&M Operative Period and when requested by Lender, Borrower will furnish Lender monthly, within twenty (20) days following the end of each month, with a true, complete and correct cash flow statement with respect to the Property in the form attached hereto as Exhibit C and made a part hereof, showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements and (ii) year-to-date summaries of such cash receipts, payments and disbursements, together with a certification of Manager stating that such cash flow statement is true, complete and correct and a list of all litigation and proceedings affecting Borrower or the Property in which the amount involved is $250,000 or more, if not covered by insurance (or $1,000,000 or more whether or not covered by insurance).

(d)           During the continuance of an O&M Operative Period and when requested by Lender, Borrower will furnish Lender monthly, within twenty (20) days following the end of each month, with a certification of Manager stating that all sums released from the Operation and

Maintenance Expense Escrow Account to Borrower have been used to pay Operating Expenses or will be used within thirty (30) days of the date released to Borrower to pay Operating Expenses pursuant to Section 5.09 hereof (any such certification or any certification furnished by a Manager pursuant to clause (c) above, a “Manager Certification”).

(e)           Borrower will furnish Lender annually, within twenty (20) days following the end of each year and within twenty (20) days following receipt of such request therefor, with a true, complete and correct rent roll for the Property, including a list of which tenants are in default under their respective Leases, dated as of the date of Lender’s request, identifying the items set forth in the Rent Roll and each tenant that, to Borrower’s knowledge, has filed a bankruptcy, insolvency, or reorganization proceeding since delivery of the last such rent roll, and the arrearages, if any, for each tenant, if any, and such rent roll shall be accompanied by an Officer’s Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date.

(f)            Borrower shall furnish to Lender, within thirty (30) days after Lender’s request therefor, with such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(g)           Borrower shall cause Manager to furnish to Lender, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower and upon request of Lender, a schedule of tenant security deposits showing any activity in the Security Deposit Account for such month, together with a certification of Manager as to the balance in such Security Deposit Account and that such tenant security deposits are being held in accordance with all Legal Requirements.

(h)           Borrower will furnish Lender annually, within ninety (90) days after the end of each Fiscal Year, with a report setting forth (i) the Net Operating Income for such Fiscal Year, (ii) the average occupancy rate of the Property during such Fiscal Year, (iii) the Capital Expenditures incurred at the Property during such Fiscal Year and the aggregate Recurring Replacement Expenditures made in connection therewith, and (iv) the balance contained in each of the Escrow Accounts as of the end of such Fiscal Year (which balance Lender shall provide upon Borrower’s written request therefor).

(i)            Borrower shall cause Manager to keep and maintain on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, records and accounts on an accrual basis reflecting (i) all of the financial results of operation and financial conditions of Manager and (ii) all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Manager or by any other Person whatsoever.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Manager or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine

Manager’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(j)            Borrower will furnish Lender monthly, within thirty (30) days following the end of each month, an occupancy summary for the Property setting forth the occupancy rates, average daily room rates, RevPAR Yield Index, RevPAR and room revenues for each month of the current calendar year, as well as year-to-date averages, and such other information as may customarily be reflected thereon or reasonably requested by Lender, together with all STR Reports received by Borrower during the preceding month.

(k)           Borrower shall and shall cause Guarantor to furnish to Lender annually, within thirty (30) days of filing its respective tax return, a copy of such tax return and within ninety (90) days after the end of each Fiscal Year or in lieu thereof deliver annual financial statements of Guarantor prepared in accordance with GAAP which are audited by a nationally recognized Independent certified public accountant that is reasonably acceptable to Lender.

(l)            Borrower shall submit to Lender for Lender’s written approval an Annual Budget not later than fifteen (15) days prior to the commencement of each Fiscal Year, in form reasonably satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property.  Each Annual Budget shall contain, among other things, management fees, third party service fees, and other expenses as Borrower may reasonably determine.  Lender shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall, within ten (10) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall revise the same in accordance with the process described herein until Lender approves an Annual Budget, provided, however, that if Lender shall not advise Borrower of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Lender.  Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs and utilities expenses and to delete any non-recurring expenses.  In the event that Borrower must incur an Extraordinary Expense, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval may be granted or denied in Lender’s sole and absolute discretion.

(m)          In the event that Borrower fails to deliver any of the financial statements, reports or other information required to be delivered to Lender pursuant to this Section 2.09 on or prior to their due dates, if any such failure shall continue for ten (10) days following notice thereof from Lender, Borrower shall pay to Lender on each Payment Date for each month or portion thereof that any such financial statements, reports or other information remains undelivered, an administrative fee in the amount of Two Thousand Five Hundred Dollars ($2,500) in the aggregate for all failures occurring in any applicable month.  Borrower agrees that such administrative fee (i) is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs and increased costs relating to Borrower’s failure to deliver the aforementioned statements, reports or other items as and when required hereunder and (ii) is not a penalty.

Section 2.10.  Litigation.  Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which are reasonably likely to have a Material Adverse Effect.

Section 2.11.  Updates of Representations.  Borrower shall deliver to Lender within ten (10) days of the request of Lender an Officer’s Certificate updating all of the representations and warranties contained in this Security Instrument and the other Loan Documents and certifying that all of the representations and warranties contained in this Security Instrument and the other Loan Documents, as updated pursuant to such Officer’s Certificate, are true, accurate and complete as of the date of such Officer’s Certificate.  Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Borrower shall not be required to deliver the foregoing Officer’s Certificate more than three (3) times during the term of the Loan.

Section 2.12.  Major Contracts.  Borrower shall not enter into any new Major Contracts or amend any existing Major Contracts without, in each instance, first obtaining Lender’s prior consent, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, Lender hereby approves Jeffrey Chodorow or any entity Controlled by Jeffrey Chodorow as a restaurant and bar operator for the bars and restaurants situated at the Premises, but reserves the right to approve any economic terms of any new Major Contracts with Jeffrey Chodorow or any entity Controlled by Jeffrey Chodorow unless such new Major Contracts are on terms which are substantially the same or more favorable to the Property than the terms of the applicable Major Contracts in effect prior to the amendment or renewal thereof, in which case such new Major Contracts shall be deemed approved by Lender.

ARTICLE III:  INSURANCE AND CASUALTY RESTORATION

Section 3.01.  Insurance Coverage.  Borrower shall, at its expense, maintain the following insurance coverages with respect to the Property during the term of this Security Instrument:

(a)           (i) Insurance against loss or damage by fire, casualty and other hazards included in an “all-risk” coverage endorsement or its equivalent, with such endorsements as Lender may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated, including, without limitation, if the Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains “Demolition Cost”, “Loss Due to Operation of Law” and “Increased Cost of Construction” coverages, covering the Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Property (exclusive of the Premises and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Borrower, Lender or any other insured thereunder from being deemed to be a co-insurer.  Not less frequently than once every three (3) years, Borrower, at its option, shall either (A) have the Appraisal updated or obtain a new appraisal of the Property, (B) have a valuation of the Property made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of the Property which are in the geographical area in which the Property is located or (C) provide such other evidence as will, in Lender’s sole judgment, enable Lender to determine whether there shall have been an increase in the insurable value of the Property and Borrower shall deliver such updated Appraisal, new appraisal, insurance valuation or other evidence acceptable to Lender, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence acceptable to Lender reflects an increase in the insurable value of the Property, the amount of insurance required hereunder shall be increased accordingly and Borrower shall deliver evidence satisfactory to Lender that such policy has been so increased.

(ii)           Commercial general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Lender may from time to time reasonably require (but in no event shall Lender’s requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $1,000,000 per occurrence and $2,000,000 general aggregate on a per location basis and, in addition thereto, not less than $75,000,000 excess and/or umbrella liability insurance shall be maintained for any and all claims.

(iii)          Business interruption, rent loss or other similar insurance with an unlimited indemnity period (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i) hereof and (C) in an amount not less than 100% of the projected total revenues derived from the Property for the succeeding twenty-four (24) month period based on an occupancy rate taking into account historical and projected occupancy.  The amount of such insurance shall be determined upon the execution of this Security Instrument, and not more frequently than once each calendar year thereafter based on Borrower’s reasonable estimate of projected fixed or base rent plus percentage rent, from the Property for the next succeeding twenty-four (24) months.  In the event the Property shall be damaged or destroyed, Borrower shall and hereby does assign to Lender all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Lender under such policies and shall be applied in accordance with this Security Instrument; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to timely pay all amounts due under the Loan Documents.

(iv)          War risk insurance when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at reasonable rates (for the maximum amount of insurance obtainable) and if requested by Lender, and such insurance is then customarily required by Institutional Lenders of similar properties similarly situated.  As of the Closing Date, no insurance of the type set forth in this Section 3.01(a)(iv) is required.

(v)           Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated.

(vi)          Flood insurance in an amount equal to the full insurable value of the Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being “an area of special flood hazard” under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

(vii)         Worker’s compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

(viii)        Intentionally omitted.

(ix)           Insurance against damage resulting from acts of terrorism, or an insurance policy without an exclusion for damages resulting from terrorism, on terms consistent with the commercial property insurance policy required under subsections (i), (ii) and (iii) above; provided, however, Borrower shall not be required to carry more than the amount of insurance required pursuant to this Section 3.01(a)(ix) as is available for an annual premium of 150% of the total annual premium of all insurance required pursuant to this Section 3.01(a) during the last policy year that such terrorism insurance was included within the “all risk” property insurance policy obtained pursuant to Section 3.01(a)(i).

(x)            Such other insurance as may from time to time be required by Lender and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, loss resulting from mold, spores or fungus on or about the Premises (which Lender acknowledges, as of the Closing Date is not required hereunder), sinkhole and mine subsidence, acts of terrorism, windstorm and/or earthquake, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use.  Additionally, Borrower shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance may result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Securitization or, if the Loan is not yet part of a Securitization, would result in an increase in the subordination levels of any class of securities anticipated to be issued in connection with a proposed Securitization.

(xi)           If Borrower, any of its Affiliates or Manager holds a liquor license for the Premises, liquor liability insurance in the amount of no less than $10,000,000.

(xii)          Automobile liability insurance covering owned, hired and not owned vehicles in an amount of not less than $1,000,000 per accident.

(b)           Borrower shall cause any Manager of the Property to maintain fidelity insurance in an amount equal to or greater than the annual Operating Income of the Property for the six (6)

month period immediately preceding the date on which the premium for such insurance is due and payable or such lesser amount as Lender shall approve.

Section 3.02.  Policy Terms.  (a) All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency’s forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Property is located, with a general policyholder’s service rating of not less than A and a financial rating of not less than XIII as rated in the most currently available Best’s Insurance Reports (or the equivalent, if such rating system shall hereafter be altered or replaced) and shall have a claims paying ability rating and/or financial strength rating, as applicable, of not less than “A” (or its equivalent), or such lower claims paying ability rating and/or financial strength rating, as applicable, as Lender shall, in its reasonable discretion (taking into account then current Rating Agency guidelines), consent to, from a Rating Agency (one of which after a Securitization in which Standard & Poor’s rates any securities issued in connection with such Securitization, shall be Standard & Poor’s) or by a syndicate of insurers through which at least 90% of the coverage is with carriers having claims-paying ability or financial strength ratings of “A” (or its equivalent) from the Ratings Agencies, provided that all members of the syndicate shall have claims-paying ability ratings and/or financial strength ratings, as applicable, of not less than “A-” (or its equivalent) from the Ratings Agencies.  Notwithstanding the foregoing, Lender approves (i) Continental Casualty Company, (ii) RSUI Indemnity Company, and (iii) Fidelity National Insurance Company as insurers, provided that throughout the term of the Loan the claims paying ability rating and/or financial strength rating, as applicable, from each Rating Agency for such insurers shall be no less than “A-” (or its equivalent).  Originals or certified copies of all insurance policies shall be delivered to and held by Lender.  All such policies (except policies for worker’s compensation) shall name Lender, its successors and/or assigns as an additional named insured, with respect to the insurance required pursuant to Section 3.01(a)(iii) above, shall provide for loss payable to Lender, its successors and/or assigns and shall contain (or have attached):  (i) standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than the lesser of (x) that which is customarily maintained by owners of similar properties similarly situated and (y) $100,000 or, with respect to the deductible under any insurance against losses resulting from windstorms, 3.5% of the values at risk or, with respect to the deductible under any insurance against losses resulting from earthquake, 5% of the values at risk, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Lender in each instance.  Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Security Instrument, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Borrower through or by any financing arrangement which would entitle an insurer to terminate a policy; provided, however, premiums for the insurance required pursuant to Section 3.01(a)(i) may be paid quarterly in advance or as otherwise reasonably acceptable to Lender, it being acknowledged that paying the premium for such policies by financing the same, paying twenty percent (20%) of the total annual premium (inclusive of finance charges) at the time of the applicable policy renewal and paying the remaining eighty percent (80%) of the total annual premium (inclusive of finance charges) in nine (9) equal monthly installments is acceptable to Lender) shall be delivered by Borrower to Lender.  Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

(b)           If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Security Instrument, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay the premiums for same, Lender may, at its option, procure such insurance, and Borrower shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

(c)           Borrower shall notify Lender of the renewal premium of each insurance policy and Lender shall be entitled to pay such amount on behalf of Borrower from the Basic Carrying Costs Escrow Account in accordance with the financing schedule of the payments for such premiums, if any, or, if an Event of Default has occurred and is continuing, in full or such other manner as Lender may elect.  With respect to insurance policies which require periodic payments (i.e., monthly or quarterly) of premiums, Lender shall be entitled to pay such amounts ten (10) days (or such lesser number of days as Lender shall determine) prior to the respective due dates of such installments.

(d)           The insurance required by this Security Instrument may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower covering the Property provided that, in each case, the policies otherwise comply with the provisions of this Security Instrument and allocate to the Property, from time to time (but in no event less than once a year), the coverage specified by this Security Instrument, without possibility of reduction or coinsurance by reason of damage to any other property (real or personal) named therein.  If the insurance required by this Security Instrument shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender (i) original policies or certified copies thereof, or an original certificate of insurance together with reasonable access to the original of such policy to review such policy’s coverage of the Property, with schedules attached thereto showing the amount of the insurance provided under such policies applicable to the Property and (ii) an Officer’s Certificate setting forth (A) the number of properties covered by such policy, (B) the location by city (if available, otherwise, county) and state of the properties, (C) the average square footage of the properties, (D) a brief description of the typical construction type included in the blanket policy and (E) such other information as Lender may reasonably request.

Section 3.03.  Assignment of Policies.  (a) Borrower hereby assigns to Lender the proceeds of all insurance (other than worker’s compensation and liability insurance) obtained pursuant to this Security Instrument, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of the Cross-collateralized Borrowers’ obligations hereunder and under the other Loan Documents, and Borrower hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Lender.  Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Lender may elect to any one or more of the following:  (i) the payment of the Debt, whether or not then due, in accordance with the provisions of the Note, (ii) the repair or restoration of the Property, (iii) the cure of any Default or (iv) the reimbursement of the costs and expenses of Lender incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds.  Subject to Section 15.03(a), nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Lender of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

(b)           In the event of the foreclosure of this Security Instrument or any other transfer of title or assignment of all or any part of the Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Borrower in and to all policies of insurance required by this Security Instrument shall inure to the benefit of the successor in interest to Borrower or the purchaser of the Property.  If, prior to the receipt by Lender of any proceeds, the Property or any portion thereof shall have been sold on foreclosure of this Security Instrument or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Security Instrument is not paid until after the extinguishment of the Debt, and Lender shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Security Instrument shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Lender, together with interest thereon at the Default Rate, and the reasonable attorney’s fees, costs and disbursements incurred by Lender in connection with the collection of the proceeds which shall be paid to Lender and Borrower hereby assigns, transfers and sets over to Lender all of Borrower’s right, title and interest in and to such proceeds.  Notwithstanding any provisions of this Security Instrument to the contrary, Lender shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Lender; provided, however, that Lender shall use such proceeds for the purposes and in the manner permitted by this Security Instrument.  Any proceeds deposited with Lender shall be held by Lender in an interest-bearing account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith.  Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Security Instrument.  The provisions of this Section 3.03(b) shall survive the termination of this Security Instrument by foreclosure, deed in lieu thereof or otherwise as a consequence of the exercise of the rights and remedies of Lender hereunder after a Default.

Section 3.04.  Casualty Restoration.  (a) (i) In the event of any damage to or destruction of the Property, Borrower shall give prompt written notice to Lender (which notice shall set forth Borrower’s good faith estimate of the cost of repairing or restoring such damage or destruction, or if Borrower cannot reasonably estimate the anticipated cost of restoration, Borrower shall nonetheless give Lender prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Borrower to quantify the anticipated cost and time required for such restoration, whereupon Borrower shall promptly notify Lender of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Borrower shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Property so damaged or destroyed to a condition such that the Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below.  Such repair, restoration or rebuilding of the Property, including, without limitation, preparation of plans and specifications in connection therewith, are sometimes hereinafter collectively referred to as the “Work”.

(ii)           Borrower shall not adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Lender, which shall not be unreasonably withheld or delayed and Lender shall have the right, at Borrower’s sole cost and expense, to participate in any settlement or adjustment of Insurance Proceeds; provided, however, that, except during the continuance of an Event of Default, Lender’s consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $250,000.

(iii)          Subject to Section 3.04(a)(iv), Lender shall apply any Insurance Proceeds which it may receive towards the Work in accordance with Section 3.04(b) and the other applicable sections of this Article III.

(iv)          If (A) a Default shall have occurred, (B) Lender is not reasonably satisfied that the Debt Service Coverage, after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage, (C) more than thirty percent (30%) of the reasonably estimated fair market value of the Property is damaged or destroyed, (D) any Leases physically affected by such destruction shall not continue in full force and effect, (E) Lender is not reasonably satisfied that the Work can be completed six (6) months prior to Maturity or (F) Lender is not reasonably satisfied that the Work can be completed within twelve (12) months of the damage to or destruction of the Property (each, a “Substantial Casualty”), Lender shall have the option, in its sole discretion to apply any Insurance Proceeds it may receive pursuant to this Security Instrument (less any cost to Lender of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Lender, including, without limitation, reasonable attorneys’ fees and expenses) to the payment of the Debt, without any prepayment fee or charge of any kind other than the Exit Fee, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III.

(v)           In the event that Lender elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt without any prepayment fee or charge of any kind other than the Exit Fee.

(b)           If any Condemnation Proceeds in accordance with Section 6.01(a), or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Property, then such Condemnation Proceeds or Insurance Proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor) subject to Section 5.13 hereof and to all of the following conditions:

(i)            An Independent architect or engineer selected by Borrower and reasonably acceptable to Lender (an “Architect” or “Engineer”) or a Person otherwise reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Borrower shall have delivered to Lender (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Lender, in the amount of such excess and draws on such letter of credit shall be made by Lender to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds or Condemnation Proceeds, as applicable, therefor or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender.

(ii)           If the cost of the Work relating to any Cross-collateralized Property is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Lender to be equal to or exceed five percent (5%) of the Allocated Loan Amount of the applicable Cross-collateralized Property, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Property shall be at least equal in replacement value and general utility to the Property prior to the damage or destruction.

(iii)          Each request for payment shall be made on not less than ten (10) days’ prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer’s Certificate stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Borrower for payments by Borrower to date, or is due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, that title to the personal property items covered by the request for payment is vested in Borrower (unless Borrower is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Borrower held by Lender after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer’s Certificate shall certify as to the remaining clauses above, and provided, further, that Lender shall not be obligated to disburse such funds if Lender determines, in Lender’s reasonable discretion, that Borrower shall not be in compliance with this Section 3.04(b).  Additionally, each request for payment shall contain a statement signed by Borrower stating that the requested payment is for Work completed to date.

(iv)          Each request for payment shall be accompanied by waivers of lien, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence reasonably satisfactory to Lender that there has not been filed with respect to the Property any mechanic’s or other lien or instrument for retention of title relating to any part of the Work not discharged of record.  Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of Borrower having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Lender that UCC filings therefor provide a valid first lien on the personal property.

(v)           Lender shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Borrower with the provisions hereof.  Neither the approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(vi)          Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

(vii)         Until such time as the Work has been substantially completed, Lender shall not be obligated to disburse up to ten percent (10%) of the cost of the Work (the “Retention Amount”) to Borrower.  Upon substantial completion of the Work, Borrower shall send notice thereof to Lender and, subject to the conditions of Section 3.04(b)(i)-(iv), Lender shall disburse one-half of the Retention Amount to Borrower; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Borrower when Lender shall have received copies of any and all certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property in accordance with all Legal Requirements.  Borrower hereby covenants to diligently seek to obtain any such certificates, licenses and permits.

(viii)        Upon failure on the part of Borrower promptly after a casualty or Taking to commence the Work or to proceed diligently and continuously to completion of the Work, which failure shall continue after notice for thirty (30) days, Lender may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Lender shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default.

(c)           If Borrower (i) within one hundred twenty (120) days after the occurrence of any damage to the Property or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Lender for approval plans and specifications for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Lender, shall fail to promptly commence such Work after a casualty or Taking or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Property or any portion thereof, upon five (5) days’ prior notice to Borrower (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable.  Borrower hereby waives, for Borrower, any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto, and Lender may apply all or any portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Section 3.04) to reimburse Lender and such receiver, for all costs not reimbursed to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

(d)           Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive any Insurance Proceeds paid with respect to any portion of the Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any Insurance Proceeds whether payable by reason of loss thereunder or otherwise.

Section 3.05.  Compliance with Insurance Requirements.  Borrower promptly shall comply with, and shall cause the Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Property or any portion thereof provided Borrower shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Event of Default shall exist during such contest and such contest shall not subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to comply with such Insurance Requirements will not subject Lender, Trustee or any of their agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Property, (e) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (f) Borrower has given Lender prompt notice of such contest and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender).  If Borrower shall use the Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Borrower immediately shall obtain a substitute policy which shall satisfy the requirements of this Security Instrument and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled.  Borrower shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy.  Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with the transaction contemplated hereby.

Section 3.06.  Event of Default During Restoration.  Notwithstanding anything to the contrary contained in this Security Instrument including, without limitation, the provisions of this Article III, if, at the time of any casualty affecting the Property or any part thereof, or at any time during any Work, or at any time that Lender is holding or is entitled to receive any Insurance Proceeds pursuant to this Security Instrument, a Default exists and is continuing (whether or not it constitutes an Event of Default), Lender shall then have no obligation to make such proceeds available for Work and Lender shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the Insurance Proceeds, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Lender in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Debt in such priority and proportions as Lender, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Lender shall determine, or to cure an Event of Default, or to any one or more of the foregoing as Lender, in its sole and absolute discretion, may determine.  If Lender shall receive and retain such Insurance Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received, after reimbursement to Lender of expenses of collection, and actually applied by Lender in reduction of the principal sum payable under the Note in accordance with the Note.

Section 3.07.  Application of Proceeds to Debt Reduction.  (a) No damage to the Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Borrower from its liability to pay in full the Debt and to perform its obligations under this Security Instrument and the other Loan Documents.

(b)           If any Insurance Proceeds are applied to reduce the Debt, Lender shall apply the same in accordance with the provisions of the Note.

ARTICLE IV:  IMPOSITIONS

Section 4.01.  Payment of Impositions, Utilities and Taxes, etc.  (a) Borrower shall pay or cause to be paid all Impositions and remit or cause to be remitted all SAOT Expenditures at least five (5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof.  If Borrower shall fail to pay any Imposition or remit any SAOT Expenditures in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay any Imposition, Lender shall have the right, but shall not be obligated, to pay that Imposition or remit that SAOT Expenditure, as applicable, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgages.

(b)           Borrower shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Property, and shall, upon request, deliver to Lender receipts or other documentation reasonably satisfactory to Lender evidencing payment thereof.  If Borrower shall fail to pay any amount required to be paid by Borrower pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Lender shall have the right, but shall not be obligated, to pay that amount, and Borrower will repay to Lender, on demand, any amount paid by Lender with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgages.

(c)           Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Lender and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents other than taxes imposed on Lender’s income and franchise taxes imposed on Lender by the law or regulations of any Governmental Authority.  If Borrower shall fail to make any such payment within ten (10) days after written notice thereof from Lender, Lender shall have the right, but shall not be obligated, to pay the amount due, and Borrower shall reimburse Lender therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgages.

Section 4.02.  Deduction from Value.  In the event of the passage after the date of this Security Instrument of any Legal Requirement deducting from the value of the Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Security Instrument, the other Cross-collateralized Mortgages and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Lender, or imposing any tax or other charge on any Loan Document, then Borrower will pay such tax, with interest and penalties thereon, if any, within the statutory period.  In the event the payment of such tax or interest and penalties by Borrower would be unlawful, or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, with no prepayment fee or charge of any kind.

Section 4.03.  No Joint Assessment.  Borrower shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Borrower represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien.

Section 4.04.  Right to Contest.  Borrower shall have the right, after prior notice to Lender, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that (a) no Event of Default shall exist during such proceedings and such contest shall not (unless Borrower shall comply with clause (d) of this Section 4.04) subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to pay such Imposition or charge will not subject Lender, Trustee or any of their agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Borrower first pays the Imposition or charge), (d) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Lender may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith other than with respect to Lender’s gross negligence or willful misconduct and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender), (e) such contest shall not affect the ownership, use or occupancy of the Property, (f) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (g) Borrower has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and (h) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof.  Upon completion of any contest, Borrower shall immediately pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which Lender shall return the security, if any, deposited with Lender pursuant to clause (d) of this Section 4.04.  Borrower shall not pay any Imposition in installments unless permitted by applicable Legal Requirements or the applicable Governmental Authority, and shall, upon the request of Lender, deliver copies of all notices and bills relating to any Imposition or other charge covered by this Article IV to Lender.

Section 4.05.  No Credits on Account of the Debt.  Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Security Instrument or the Debt.  In the event such claim, credit or deduction shall be required by Legal Requirements, Lender shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, and Borrower hereby agrees to pay such amounts not later than thirty (30) days after such notice.

Section 4.06.  Documentary Stamps.  If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument or any other Loan Document, or impose any other tax or charges on the same, Borrower will pay the same, with interest and penalties thereon, if any.

ARTICLE V:  CENTRAL CASH MANAGEMENT

Section 5.01.  Cash Flow.  Borrower hereby acknowledges and agrees that (a) the Rents (which for the purposes of this Section 5.01 shall not include security deposits from tenants under Leases held by Borrower and not applied towards Rent) derived from the Property, (b) Loss Proceeds and (c) all proceeds of the Rate Cap Agreement shall be utilized (a) to fund the Basic Carrying Costs Sub-Account, (b) to pay all amounts to become due and payable under the Note by funding the Debt Service Payment Sub-Account, (c) to fund the Recurring Replacement Reserve Sub-Account, (d) to fund the SAOT Sub-Account, (e) to fund the Mez Payment Sub-Account, (f) to fund the Operation and Maintenance Expense Sub-Account to the extent required and (g) to fund the Curtailment Reserve Sub-Account.  Borrower shall cause Manager to collect all security deposits from tenants under valid Leases, which shall be held by Manager, as agent for Borrower, in accordance with applicable law and in a segregated demand deposit bank account at such commercial or savings bank or banks as may be reasonably satisfactory to Lender (the “Security Deposit Account”).  Borrower shall notify Lender of any security deposits held as letters of credit and, upon Lender’s request, such letters of credit shall be promptly delivered to Lender.  Borrower shall have no right to withdraw funds from the Security Deposit Account; provided that, prior to the occurrence of an Event of Default, Borrower may withdraw funds from the Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements.  After the occurrence of an Event of Default, all withdrawals from the Security Deposit Account must be approved by Lender.  All rental payments made by tenants and other payments constituting Rent, other than direct payments by credit cards which shall be paid directly into the Rent Account, shall be delivered to Manager.  Manager shall collect all of such Rent and shall deposit such funds, within one (1) Business Day after receipt thereof in the Rent Account, the name and address of the bank in which such account is located and the account number of which to be identified in writing by Manager to

Lender.  Borrower shall cause Manager to give to the bank in which the Rent Account is located an irrevocable written instruction, in form and substance reasonably acceptable to Lender, that all funds deposited in such account shall be automatically transferred through automated clearing house funds (“ACH”) or by Federal wire to the Central Account prior to 5:00 p.m. (New York City time) on a daily basis.  On the Closing Date, Borrower shall deliver to Lender a copy of the irrevocable notice which Borrower delivered to the bank in which the Rent Account is located pursuant to the provisions of this Section 5.01, the receipt of which is acknowledged in writing by such bank.  Additionally, Borrower shall, or shall cause Manager to send to each respective credit card company or credit card clearing bank with which Borrower or Manager has entered into merchant’s agreements (each, a “Credit Card Company”) a direction letter in the form of Exhibit G annexed hereto and made a part hereof (the “Credit Card Payment Direction Letter”) directing such Credit Card Company to make all payments due in connection with goods or services furnished at or in connection with the Property by Federal wire or through ACH directly to the Rent Account.  Without the prior written consent of Lender, neither Borrower nor Manager shall (i) terminate, amend, revoke or modify any Credit Card Payment Direction Letter in any manner or (ii) direct or cause any Credit Card Company to pay any amount in any manner other than as specifically provided in the related Credit Card Payment Direction Letter.  Lender may elect to change the financial institution in which the Central Account shall be maintained; however, Lender shall give Borrower and the bank in which the Rent Account is located not fewer than five (5) Business Days’ prior notice of such change.  Neither Borrower nor Manager shall change such bank or the Rent Account without the prior written consent of Lender.  All fees and charges of the bank(s) in which the Rent Account and the Central Account are located shall be paid by Borrower.

Section 5.02.  Establishment of Accounts.  Lender has established the Escrow Accounts and the Central Account in the name of Lender as secured party and Borrower has established the Rent Account in the joint names of Lender, as secured party, and Borrower.  The Rent Account, the Central Account and the Escrow Accounts shall be under the sole dominion and control of Lender and funds held therein shall not constitute trust funds.  Borrower hereby irrevocably directs and authorizes Lender to withdraw funds from the Rent Account, the Central Account and the Escrow Accounts, all in accordance with the terms and conditions of this Security Instrument.  Borrower shall have no right of withdrawal in respect of the Rent Account, the Central Account or the Escrow Accounts.  Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Rent Account or the Central Account or the affected Sub-Account or Escrow Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient.  The Central Account shall contain the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the SAOT Sub-Account, the Mez Payment Sub-Account, the Capex Trap Sub-Account, the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account, each of which accounts shall be Eligible Accounts or book-entry sub-accounts of an Eligible Account (each a “Sub-Account” and collectively, the “Sub-Accounts”) to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Security Instrument.  Sums held in the Escrow Accounts may be commingled with other monies held by Lender.

Section 5.03.  Intentionally Omitted.

Section 5.04.  Servicing Fees.  At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Security Instrument to the Servicer.  Provided that no Default has occurred and is continuing, Borrower shall have no obligation to reimburse Lender for servicing fees incurred in connection with the ordinary, routine servicing of the Loan; provided, however, that Borrower shall reimburse Lender for (a) any and all out of pocket costs and expenses incurred after the occurrence of a Default (but not including special servicing fees unless Lender forecloses on the lien of this Security Instrument or exercises any power of sale granted hereunder) and (b) as otherwise provided for in this Security Instrument.

Section 5.05.  Monthly Funding of Sub-Accounts and Escrow Accounts.  (a) On or before each Payment Date during the term of the Loan, commencing on the first (1st) Payment Date occurring after the month in which the Loan is initially funded, Borrower shall pay or cause to be paid to the Central Account the Basic Carrying Costs Monthly Installment, the Required Debt Service Payment, the SAOT Deposit, the Recurring Replacement Reserve Monthly Installment, the Mez Payment Amount and all sums required to be deposited in the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account pursuant to clauses (i) through (x) of this Section 5.05(a) and all funds transferred or deposited into the Central Account shall be allocated among the Sub-Accounts as follows and in the following priority:

(i)            first, to the SAOT Sub-Account until an amount equal to the SAOT Deposit for the Payment Date occurring for such Interest Accrual Period has been allocated to the SAOT Sub-Account;

(ii)           second, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Interest Accrual Period has been allocated to the Basic Carrying Costs Sub-Account;

(iii)          third, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring for such Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account, it being acknowledged that any sums deposited into the Central Account for such Interest Accrual Period by the Cross-collateralized Borrowers which are allocated to the Debt Service Payment Sub-Account for such Interest Accrual Period shall be credited towards sums required to be deposited therein by Borrower;

(iv)          fourth, to the Operation and Maintenance Expense Sub-Account in an amount equal to the Cash Expenses, other than management fees in excess of four percent (4%) of total revenues of the Property, for such Interest Accrual Period pursuant to the related Approved Annual Budget;

(v)           fifth, to the Operation and Maintenance Expense Sub-Account in an amount equal to the amount, if any, of the Net Capital Expenditures for such Interest Accrual Period pursuant to the related Approved Annual Budget;

(vi)          sixth, to the Operation and Maintenance Expense Sub-Account until an amount equal to the amount, if any, of the Extraordinary Expenses approved by Lender for such Interest Accrual Period;

(vii)         seventh, to the Recurring Replacement Reserve Sub-Account, until an amount equal to the Recurring Replacement Reserve Monthly Installment for such Interest Accrual Period has been allocated to the Recurring Replacement Reserve Sub-Account;

(viii)        eighth, but only if a Default is not then continuing, to the Mez Payment Sub-Account until an amount equal to the Mez Payment Amount has been allocated to the Mez Payment Sub-Account;

(ix)           ninth, but only during an Capex Cash Trap Period, the balance, if any, to the Capex Trap Sub-Account; and

(x)            tenth, but only during an O&M Operative Period, the balance, if any, to the Curtailment Reserve Sub-Account.

Provided that no Event of Default has occurred and is continuing, Lender agrees that in each Interest Accrual Period any amounts deposited into or remaining in the Central Account after the Sub-Accounts have been funded in accordance with clauses (i) through (x) above with respect to such Interest Accrual Period and any periods prior thereto, shall be disbursed by Lender to Borrower or, if the Mez Loan is outstanding, to the holder of the Mez Loan which is most senior in payment priority, on the Payment Date applicable to such Interest Accrual Period.  The balance of the funds distributed to Borrower after payment of all Operating Expenses by or on behalf of Borrower may be retained by Borrower.  After the occurrence, and during the continuance, of an Event of Default, no such excess funds held in the Central Account shall be distributed to, or withdrawn by, Borrower, and Lender shall have the right to apply all or any portion of the funds held in the Central Account or any Sub-Account or any Escrow Account (excluding the SAOT Sub-Account) to the Debt in Lender’s sole discretion.

(b)           On each Payment Date, or with respect to sums in the Operation and Maintenance Sub-Account and SAOT Sub-Account, on Wednesday of each week unless such day is not a Business Day, in which case on the first Business Day thereafter, (i) sums held in the Basic Carrying Costs Sub-Account shall be transferred to the Basic Carrying Costs Escrow Account, (ii) sums held in the Debt Service Payment Sub-Account, together with any amounts deposited into the Central Account that are either (x) Loss Proceeds that Lender has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (y) excess Loss Proceeds remaining after the completion of any restoration required hereunder, shall be transferred to Lender to be applied towards the Required Debt Service Payment, (iii) sums held in the SAOT Sub-Account shall be transferred to the SAOT Escrow Account, (iv) sums held in the Recurring Replacement Reserve Sub-Account shall be transferred to the Recurring Replacement Escrow Account, (v) sums, if any, held in the Mez Payment Sub-Account shall be transferred to the Mez Payment Escrow Account, (vi) sums held in the Operation and Maintenance Expense Sub-Account shall be transferred to the Operation and Maintenance Expense Escrow Account and

(vii) sums held in the Curtailment Reserve Sub-Account shall be transferred to the Curtailment Reserve Escrow Account.

Section 5.06.  Payment of Basic Carrying Costs.  Borrower hereby agrees to pay all Basic Carrying Costs (without regard to the amount of money in the Basic Carrying Costs Sub-Account or the Basic Carrying Costs Escrow Account).  At least ten (10) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Borrower may notify Lender in writing and request that Lender pay such Basic Carrying Costs on behalf of Borrower on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Escrow Account, Lender shall make such payments out of the Basic Carrying Costs Escrow Account before same shall be delinquent.  Together with each such request, Borrower shall furnish Lender with bills and all other documents necessary, as reasonably determined by Lender, for the payment of the Basic Carrying Costs which are the subject of such request. Borrower’s obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Security Instrument shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender’s interests.  Notwithstanding the foregoing, in the event that Lender receives a tax bill directly from a Governmental Authority relating to any Impositions, Lender shall pay all sums due thereunder prior to the date such Impositions would accrue late charges or interest thereon or within ten (10) Business Days of the receipt of such tax bill, whichever is later.  In making any payment of Impositions, Lender may rely on any bill, statement or estimate obtained from the applicable Governmental Authority without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Imposition or claim with respect thereto.

Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof.  Should an Event of Default occur, the sums on deposit in the Basic Carrying Costs Sub-Account and the Basic Carrying Costs Escrow Account may be applied by Lender in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.07.  SAOT Escrow Account.  Borrower agrees to pay all SAOT Expenditures (without regard to the amount of money then available in the SAOT Sub-Account or the SAOT Escrow Account).  Lender will, at Lender’s option, either, (a) apply funds in the SAOT Escrow Account to payments of SAOT Expenditures required to be made by Borrower to the appropriate Governmental Authorities, provided that Borrower has promptly supplied Lender with notices of all SAOT Expenditures due or has certified to Lender that such funds are required to make payments of SAOT Expenditures required to be made by Borrower, (b) reimburse Borrower for such amounts upon presentation of evidence of payment by Borrower of such SAOT Expenditures or (c) release to Borrower funds in the SAOT Escrow Account for payment of SAOT Expenditures required to be made by Borrower to the appropriate Governmental

Authorities, provided that Borrower has promptly supplied Lender with notices of all SAOT Expenditures due or has certified to Lender that such funds will be used to make payments of SAOT Expenditures required to be made by Borrower.

Provided that no Event of Default shall have occurred, all funds deposited into the SAOT Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be disbursed to Borrower for payment of SAOT Expenditures.  Should an Event of Default occur, the sums on deposit in the SAOT Sub-Account and the SAOT Escrow Account may be applied by Lender in payment of any SAOT Expenditures.

Section 5.08.  Recurring Replacement Reserve Escrow Account.  Borrower hereby agrees to pay all Recurring Replacement Expenditures with respect to the Property (without regard to the amount of money then available in the Recurring Replacement Reserve Sub-Account or the Recurring Replacement Reserve Escrow Account).  Provided that Lender has received written notice from Borrower and not more frequently than once each month, and further provided that no Event of Default has occurred, that there are sufficient funds available in the Recurring Replacement Reserve Escrow Account and Borrower shall have theretofore furnished Lender with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Lender to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Property, Lender shall make such payments out of the Recurring Replacement Reserve Escrow Account or shall reimburse Borrower out of the Recurring Replacement Reserve Escrow Account if Borrower delivers to Lender evidence satisfactory to Lender evidencing prior payment for the Recurring Replacement Expenditures which are the subject of the draw request or an Officer’s Certificate certifying that the funds will be used to pay for the Recurring Replacement Expenditures which are the subject of the draw request together with evidence reasonably satisfactory to Lender evidencing payment in full for all Recurring Replacement Expenditures which were the subject of prior draw requests with respect to which Borrower did not deliver such proof.

Provided that no Event of Default shall have occurred, all funds deposited into the Recurring Replacement Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Recurring Replacement Expenditures.  Should an Event of Default occur, the sums on deposit in the Recurring Replacement Reserve Sub-Account and the Recurring Replacement Reserve Escrow Account may be applied by Lender in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.09.  Operation and Maintenance Expense Escrow Account.  Borrower hereby agrees to pay all Operating Expenses with respect to the Property (without regard to the amount of money then available in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account).  All funds allocated to the Operation and Maintenance Expense Escrow Account shall be held by Lender pursuant to the provisions of this

Security Instrument.  Provided no O&M Operative Period has occurred and is continuing, either (a) Lender shall disburse to Borrower from the Operation and Maintenance Expense Escrow Account on each Payment Date an amount equal to (i) the Operating Expenses set forth in the Approved Annual Budget for such month provided for in the Approved Annual Budget plus (ii) the Third Party Disbursements which have been substantiated in a manner reasonably acceptable to Lender and (iii) any Extraordinary Expenses for which sums have been deposited into the Operation and Maintenance Expense Escrow Account pursuant to Section 5.05 hereof ((i), (ii) and (iii) are hereinafter referred to as an “Operating Expense Disbursement”) or (b) if requested by Borrower and if sufficient funds have been collected in the Central Account to make the payments required under clauses (i) - (iv) of Section 5.05(a) hereof on the next succeeding Payment Date, Borrower shall be entitled to request disbursements from the Operation and Maintenance Expense Escrow Account on a weekly basis, for payment of the Operating Expense Disbursement incurred or to be incurred during the then-current Interest Accrual Period or during any prior Interest Accrual Period.  During the continuance of an O&M Operative Period, Lender shall disburse funds held in the Operation and Maintenance Expense Escrow Account to Borrower on a weekly basis, within ten (10) days after delivery by Borrower to Lender of a request therefor, in increments of at least $1,000, provided (a) such disbursement is for the Operating Expense Disbursement; and (b) such disbursement is accompanied by (i) an Officer’s Certificate provided monthly certifying (A) that such funds will be used to pay Operating Expenses set forth in the Approved Annual Budget and a description thereof, (B) that all outstanding trade payables (other than those to be paid from the requested disbursement or those permitted pursuant to Section 2.02(g)(viii)(C) hereof) have been paid in full, (C) that the same has not been the subject of a previous disbursement, and (D) that all previous disbursements have been or will be used to pay the previously identified Operating Expenses set forth in the Approved Annual Budget, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.  Should an Event of Default occur and be continuing, the sums on deposit in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account may be applied by Lender in payment of any Operating Expenses for the Cross-collateralized Properties or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.  During any O&M Operative Period, the management fee payable to Manager shall be limited to 4% per annum of the total revenues of the Property and shall not include the 2.5% Allocable Chain Expense (as defined in the Management Agreement).  Failure to pay such 2.5% Allocable Chain Expense shall not be a default under the Management Agreement.

Section 5.10.  Rate Cap Agreement.  Borrower shall at all times during the term of the Loan maintain the Rate Cap Agreement at all times during the term of the Loan which shall be in form and substance and issued by a bank reasonably acceptable to Lender, and shall pay all fees, charges and expenses incurred in connection therewith.  Borrower shall comply with all of its obligations under the terms of the Rate Cap Agreement.  All amounts paid by the issuer of the Rate Cap Agreement (the “Counterparty”) to Borrower or Lender shall be deposited immediately into the Central Account.  Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Rate Cap Agreement in the event of a default by the

Counterparty.  In the event that (a) the long-term unsecured debt obligations of the Counterparty are downgraded by the Rating Agency below “A+” or its equivalent or (b) the Counterparty shall default in any of its obligations under the Rate Cap Agreement, Borrower shall, at the request of Lender, promptly but in all events within thirty (30) days, replace the Rate Cap Agreement with an agreement having identical payment terms and maturity as the Rate Cap Agreement and which is otherwise in form and substance substantially similar to the Rate Cap Agreement and otherwise acceptable to Lender with a cap provider, the long-term unsecured debt of which is rated at least “AA-” (or its equivalent) by each Rating Agency, or which will allow each Rating Agency to reaffirm their then current ratings of all rated certificates issued in connection with the Securitization.  In the event that Borrower fails to maintain the Rate Cap Agreement as provided in this Section 5.10, Lender may purchase the Rate Cap Agreement and the cost incurred by Lender in connection therewith shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost is incurred until such cost is paid by Borrower to Lender.  On or prior to the Payment Date in June, 2007, Borrower shall deliver to Lender a replacement Rate Cap Agreement with a term expiring not earlier than the Maturity Date and otherwise in form and substance acceptable to Lender which is issued by a Counterparty having a long-term unsecured debt rating of “AA-” (or its equivalent) or better from the Rating Agency (the “Replacement Rate Cap Agreement”).

Section 5.11.  Curtailment Reserve Escrow Account.  Funds deposited into the Curtailment Reserve Escrow Account shall be held by Lender in the Curtailment Reserve Escrow Account as additional security for the Loan until the Loan has been paid in full.  At such time as the Debt Service Coverage exceeds the Debt Service Coverage set forth on Exhibit H for two (2) consecutive calendar quarters, Lender shall, upon written request from Borrower, release all sums contained in the Curtailment Reserve Escrow Account to Borrower.  Borrower may, at its option, deposit into the Curtailment Reserve Escrow Account a sum equal to that which, if hypothetically applied to the prepayment of the Loan, would cause the Debt Service Coverage to exceed the Debt Service Coverage set forth on Exhibit H (an “O&M Deposit”) in which case following such O&M Deposit, an O&M Period shall cease to exist and Borrower shall not be required to make any further O&M Deposits with respect to the applicable O&M Period.  Subsequent to the first (1st) anniversary of the Closing Date, provided no Event of Default exists, Borrower may, by giving to Lender not less than ten (10) days prior written notice, elect to apply sums in the Curtailment Reserve Escrow Account, in minimum increments of $100,000, towards the Principal Amount.  Any such prepayments shall be applied on the Payment Date after such notice is given.  Notwithstanding the foregoing, Lender shall, provided no Default has occurred and is continuing, at the request of Borrower, disburse a portion of the sums on deposit in the Curtailment Reserve Escrow Account in an amount equal to the total sums on deposit in the Curtailment Reserve Escrow Account multiplied by a fraction, the numerator of which is the amount of the Mez Loan (or if there is more than one mezzanine loan, the applicable mezzanine loan) and the denominator of which is the Principal Amount plus the unpaid principal amount of the Mez Loan which would have otherwise been applied towards the prepayment of the Principal Amount to the holder of the Mez Loan (or if there is more than one mezzanine loan which constitutes the Mez Loan, to each such holder), provided that such holder has agreed in writing with Lender to apply such disbursed sum to the prepayment of the principal amount of the Mez Loan.  Should an Event of Default occur, the sums on deposit in the Curtailment Reserve Sub-Account and the Curtailment Reserve Escrow Account may be applied by Lender to the payment of the Debt or other charges affecting all or any portion of the Cross-collateralized Properties, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.12.  Performance of Engineering Work.  (a) Borrower shall promptly commence and diligently thereafter pursue to completion (without regard to the amount of money then available in the Engineering Escrow Account) the Required Engineering Work prior to the nine (9) month anniversary of the Closing Date.  After Borrower completes an item of Required Engineering Work, Borrower may submit to Lender an invoice therefor with lien waivers and a statement from the Engineer, reasonably acceptable to Lender, indicating that the portion of the Required Engineering Work in question has been completed in compliance with all Legal Requirements, and Lender shall, within ten (10) days thereafter, although in no event more frequently than once each month, reimburse such amount to Borrower from the Engineering Escrow Account; provided, however, that Borrower shall not be reimbursed more than the amount set forth on Exhibit D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought.

(b)           From and after the date all of the Required Engineering Work is completed, Borrower may submit a written request, which request shall be delivered together with final lien waivers and a statement from the Engineer, as the case may be, reasonably acceptable to Lender, indicating that all of the Required Engineering Work has been completed in compliance with all Legal Requirements, and Lender shall, within ten (10) days thereafter, disburse any balance of the Engineering Escrow Account to Borrower.  Should an Event of Default occur, the sums on deposit in the Engineering Escrow Account may be applied by Lender in payment of any Required Engineering Work or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.13.  Loss Proceeds.  In the event of a casualty to the Property, unless Lender elects, or is required pursuant to Article III hereof to make all of the Insurance Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Lender shall, after deducting Lender’s costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys’ fees, apply the same to reduce the Debt in accordance with the terms of the Note; provided, however, that if Lender elects, or is deemed to have elected, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Insurance Proceeds with respect to such rent loss, business interruption or similar insurance policy are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such bank account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds.  In the event that Insurance Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof.  Unless Lender elects, or is required pursuant to Section 6.01 hereof to make all of the Condemnation Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Lender shall, after deducting Lender’s costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys’ fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing bank account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months that the Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such bank account into the Central Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds.  In the event that Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof.  If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid into the Central Account, or paid to Lender to hold in a segregated bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing.  Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Lender shall apply the same to reduce the Debt in accordance with the terms of the Note.

Section 5.14.  Mez Payment Escrow Account.  Provided that no Default has occurred and is continuing, on each Payment Date during which the Mez Loan is outstanding, Lender shall transfer to the holder of the Mez Loan, as identified in writing by a joint direction executed by Borrower and the holder of the Mez Loan, an amount equal to the Mez Payment Amount (which sum shall be deemed distributions from Borrower to the borrower under the Mez Loan).  Should an Event of Default occur, the sums on deposit in the Mez Payment Escrow Account may be applied by Lender to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.15.  Capex Trap Escrow Account.  Lender shall reimburse Borrower for Replacement Expenditures which were not set forth in the Approved Annual Budget with respect to which Borrower wishes to withdraw sums from the Capex Trap Escrow Account, not more frequently than once each month, provided that Lender has approved such Replacement Expenditures, no Event of Default has occurred, that there are sufficient funds available in the Capex Trap Escrow Account and Borrower shall have theretofore furnished Lender with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Lender to establish that the Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Property, in which case Lender shall make such payments out of the Capex Trap Escrow Account.  In the event that all sums in the Engineering Escrow Account have been utilized for the Required Engineering Work and no sums remain on deposit in the Engineering Escrow Account, Lender shall, upon receipt of written request of Borrower, transfer up to the $500,000 from the Capex Trap Escrow Account to the Engineering Escrow Account.  In order to request such a reimbursement for Replacement Expenditures not set forth in the Approved Annual Budget, Borrower shall submit to Lender for Lender’s written approval a reimbursement request for such Replacement Expenditures not later than fifteen (15) days prior to the date for which such reimbursement is requested, in form reasonably satisfactory to Lender setting forth in reasonable detail the basis for Borrower’s request and a detailed description of the completed or partially completed capital work and improvements performed at the Property and the basis for Borrower’s characterization of such expenses as Replacement Expenditures.  Lender shall have the right to approve such request, which approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed request submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower may, within ten (10) days after receipt of notice of any such objections revise such request and resubmit the same to Lender whereupon Lender agrees to review such new submission.

Provided that no Event of Default shall have occurred, all funds deposited into the Capex Trap Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Replacement Expenditures.  Should an Event of Default occur, the sums on deposit in the Capex Trap Sub-Account and the Capex Trap Escrow Account may be applied by Lender in payment of any Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

ARTICLE VI:  CONDEMNATION

Section 6.01.  Condemnation.  (a)  Borrower shall notify Lender promptly of the commencement or threat of any Taking of the Property or any portion thereof.  Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking as to which Borrower is or may be entitled and to make any compromise or settlement in connection with such proceedings (subject to Borrower’s reasonable approval, except after the occurrence of an Event of Default, in which event Borrower’s approval shall not be required), subject to the provisions of this Security Instrument; provided, however, that Borrower may participate in any such proceedings (without regard to the extent of the Taking) and Borrower shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the Allocated Loan Amount.  Borrower shall execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Lender.  Except as set forth above, Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender.  All Condemnation Proceeds are hereby assigned to and shall be paid to Lender to be applied in accordance with the terms hereof.  With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the Allocated Loan Amount, Borrower hereby authorizes Lender to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor.  Subject to the provisions of this Article VI, Lender may apply such Condemnation Proceeds (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work.

(b)           “Substantial Taking” shall mean (i) a Taking of such portion of the Property that would, in Lender’s reasonable discretion, leave remaining a balance of the Property which would not under then current economic conditions, applicable Development Laws and other applicable Legal Requirements, permit the restoration of the Property so as to constitute a complete, rentable facility of the same type as existed prior to the Taking, having adequate ingress and egress to the Property, capable of producing a projected Net Operating Income (as reasonably determined by Lender) yielding a projected Debt Service Coverage therefrom for the next two (2) years of not less than the Required Debt Service Coverage or (ii) a Taking which Lender is not reasonably satisfied could be repaired within twelve (12) months and at least six (6) months prior to the Maturity Date or (iii) a Taking of fifteen percent (15%) or more of the Premises.

(c)           In the case of a Substantial Taking, Condemnation Proceeds shall be payable to Lender in reduction of the Debt but without any prepayment fee or charge of any kind and, if Borrower elects to apply any Condemnation Proceeds it may receive pursuant to this Security Instrument to the payment of the Debt, Borrower may prepay the balance of the Debt without any prepayment fee or charge of any kind.

(d)           In the event of a Taking which is less than a Substantial Taking, Borrower at its sole cost and expense (whether or not the award shall have been received or shall be sufficient for restoration) shall proceed diligently to restore, or cause the restoration of, the remaining Improvements not so taken, to maintain a complete, rentable, self-contained fully operational facility of the same sort as existed prior to the Taking in as good a condition as is reasonably possible.  In the event of such a Taking, Lender shall receive the Condemnation Proceeds and shall pay over the same:

(i)            first, provided no Default shall have occurred and be continuing, to Borrower to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the Improvements remaining, and

(ii)           second, to Lender, in reduction of the Debt without any prepayment premium or charge of any kind.

If one or more Takings in the aggregate create a Substantial Taking, then, in such event, the sections of this Article VI above applicable to Substantial Takings shall apply.

(e)           In the event Lender is obligated to or elects to make Condemnation Proceeds available for the restoration or rebuilding of the Property, such proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b) hereof.  If, in accordance with this Article VI, any Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note and, with no prepayment fee or charge of any kind.  Borrower shall promptly upon request by Lender execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender.  Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and 3.07 hereof.  No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of this Security Instrument until the remainder of the Debt has been paid in full.  In the case of any Taking, Lender, to the extent that Lender has not been reimbursed by Borrower, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds.  All Condemnation Proceeds deposited with Lender pursuant to this Section, until expended or applied as provided herein, shall be held in accordance with Section 3.04(b) hereof and shall constitute additional security for the payment of the Debt and the payment and performance of Borrower’s obligations, but Lender shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof.  All awards so deposited with Lender shall be held by Lender in an Eligible Account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith other than with respect to Lender’s gross negligence or willful misconduct.  For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

ARTICLE VII:  LEASES AND RENTS

Section 7.01.  Assignment.  (a) Borrower does hereby bargain, sell, assign and set over unto Lender, all of Borrower’s interest in the Leases and Rents.  The assignment of Leases and Rents in this Section 7.01 is an absolute, unconditional and present assignment from Borrower to Lender and not an assignment for security and the existence or exercise of Borrower’s revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment.  The exercise by Lender of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Lender a mortgagee-in-possession.  In addition to the provisions of this Article VII, Borrower shall comply with all terms, provisions and conditions of the Assignment.

(b)           So long as there shall exist and be continuing no Event of Default, Borrower shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Security Instrument and the Assignment.

(c)           In a separate instrument Borrower shall, as requested from time to time by Lender, assign to Lender or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Lender, but subject to the provisions of Section 7.01(b) hereof.  Borrower agrees to deliver to Lender, within thirty (30) days after Lender’s request, a true and complete copy of every Lease and, within ten (10) days after Lender’s request, a complete list of the Leases, certified by Borrower to be true, accurate and complete and stating the demised premises, the names of the lessees, the Rent payable under the Leases, the date to which such Rents have been paid, the material terms of the Leases, including, without limitation, the dates of occupancy, the dates of expiration, any Rent concessions, work obligations or other inducements granted to the lessees thereunder, and any renewal options.

(d)           The rights of Lender contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Lender to Borrower or any lessee under a Lease or any party claiming through any such lessee.

(e)           At any time after an Event of Default, the license granted hereinabove may be revoked by Lender, and Lender or a receiver appointed in accordance with this Security Instrument may enter upon the Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

(f)            In addition to the rights which Lender may have herein, upon the occurrence of any Event of Default, Lender, at its option, may require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be used and occupied by Borrower and may require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 7.02.  Management of Property.  (a) Borrower shall manage the Property or cause the Property to be managed in a manner which is consistent with the Approved Manager Standard.  All Space Leases shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and shall be arms-length transactions.  All Leases shall provide that they are subordinate to this Security Instrument and that the lessees thereunder attorn to Lender.  Borrower shall deliver copies of all Leases, amendments, modifications and renewals thereof to Lender. All proposed Leases for the Property shall be subject to the prior written approval of Lender, provided, however that Borrower may enter into new leases with unrelated third parties without obtaining the prior consent of Lender provided that: (i) the proposed tenant is unrelated to a tenant under an existing Lease; (ii) the proposed leases conform with the requirements of this Section 7.02; (iii) the space to be leased pursuant to such proposed lease does not exceed 5,000 square feet; and (iv) the term of the proposed lease inclusive of all extensions and renewals, does not exceed five (5) years.

(b)           Borrower (i) shall observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive under the Leases; (iii) shall, consistent with the Approved Manager Standard, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed; (iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Borrower may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Security Instrument; (vi) shall not cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not alter, modify or change the terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty; (ix) shall, in accordance with the Approved Manager Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend any Major Space Lease or Property Agreement without Lender’s consent, which consent will not be unreasonably withheld or delayed; (xi) shall notify Lender promptly if any Pad Owner shall cease business operations or of the occurrence of any event of which it becomes aware affecting a Pad Owner or its property which might have any material effect on the Property; and (xii) shall, without limitation to any other provision hereof, execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Property as are required herein and as Lender shall from time to time reasonably require.

(c)           All security deposits of lessees, whether held in cash or any other form, shall be treated by Borrower as trust funds, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower in the Security Deposit Account.  Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by a Person reasonably satisfactory to Lender, shall, if permitted pursuant to Legal Requirements, at Lender’s option, name Lender as payee or mortgagee thereunder or be fully assignable to Lender and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Lender.  Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.  Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over the security deposits (and any interest thereon) to Lender to be held by Lender in accordance with the terms of the Leases and all Legal Requirements.

(d)           Intentionally Omitted.

(e)           Borrower covenants and agrees with Lender that (i) the Property will be managed at all times by Manager pursuant to the management agreements approved by Lender (each, a “Management Agreement”), (ii) after Borrower has knowledge of a fifty percent (50%) or more change in Control of the ownership of Manager (other than in connection with an IPO, provided Manager, directly or indirectly, is Controlled by the same Person that Controls Borrower), Borrower will promptly give Lender notice thereof (a “Manager Control Notice”) and (iii) the Management Agreement may be terminated by Lender at any time for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud) or at any time following (A) the occurrence of an Event of Default, or (B) the receipt of a Manager Control Notice, or (C) the date upon which the Debt Service Coverage is less than the Debt Service Coverage set forth on Exhibit H for two (2) consecutive calendar quarters and a substitute managing agent shall be appointed by Borrower, subject to Lender’s prior written approval, which may be given or withheld in Lender’s sole discretion and which may be conditioned on, inter alia, a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn.  Borrower may from time to time appoint a successor manager to manage the Property with Lender’s prior written consent which consent shall not be unreasonably withheld or delayed, provided that any such successor manager shall be a reputable management company which meets the Approved Manager Standard and each Rating Agency shall have confirmed in writing that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn.  Borrower further covenants and agrees that Borrower shall require Manager (or any successor managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities.

(f)            There are no franchise agreements relating to the Property and Borrower shall not enter into any franchise agreements relating to the Property.

(g)           Borrower covenants that it shall not, nor permit Manager, to sell or deliver rooms or suites and accept payment therefor for more than thirty (30) days in advance of delivery except in the ordinary course of Borrower’s business and in accordance with the Approved Manager Standard.

(h)           Borrower shall fund and operate, or shall cause Manager to fund and operate, the Property in a manner consistent with a hotel of the same type and category as the Property.

(i)            Borrower shall maintain or cause Manager to maintain Inventory in kind and amount sufficient to meet hotel industry standards for hotels comparable to the hotel located at the Premises and at levels sufficient for the operation of the hotel located at the Premises at historic occupancy levels.

(j)            Borrower shall deliver to Lender all notices of default or termination received by Borrower or Manager with respect to any licenses and permits, contracts, Property Agreements, Leases or insurance policies within three (3) Business Days of receipt of the same.

(k)           If Borrower or SPE Pledgor is a party to a Food and Beverage Lease/Operating Agreement, Borrower and/or SPE Pledgor, as applicable, shall (i) diligently perform and observe all of the terms, covenants and conditions of the Food and Beverage Leases/Operating Agreements on the part of Borrower and the SPE Pledgor to be performed and observed, (ii) promptly notify Lender of any material default under any Food and Beverage Lease/Operating Agreement of which it is aware and (iii) diligently enforce all of the obligations of the Food and Beverage Lessees/Operators under the Food and Beverage Leases/Operating Agreements.  If Borrower or SPE Pledgor shall default in the performance or observance of any term, covenant or condition of any Food and Beverage Leases/Operating Agreements on the part of such Borrower or SPE Pledgor to be performed or observed beyond any applicable grace or cure period, then, without limiting Lender’s other rights or remedies under this Security Instrument or any other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or Borrower or the SPE Pledgor under the Food and Beverage Leases/Operating Agreements, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be reasonably appropriate to cause all the terms, covenants and conditions of the Food and Beverage Leases/Operating Agreements on the part of Borrower or SPE Pledgor to be performed or observed.

(l)            Neither Borrower nor SPE Pledgor shall, and neither Borrower nor SPE Pledgor shall permit any other Person to (i) modify, renew, terminate or extend any Food and Beverage Lease/Operating Agreement, transfer its interest in any Food and Beverage Lease/Operating Agreement or consent to the assignment of any Food and Beverage Lease/Operating Agreement, (ii) waive or release any of its rights under any Food and Beverage Lease/Operating Agreement or (iii) consent to any increase in its obligations under any Food and Beverage Lease/Operating Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld.  Any action taken in violation of the foregoing without the prior express consent of Lender shall be void and of no force and effect.

(m)          None of Borrower, SPE Pledgor nor any Affiliate of any Borrower or SPE Pledgor shall direct, solicit or otherwise collude to cause any Food and Beverage SPE Pledgor Distributions (as defined in the Pledge Agreement of even date herewith given by SPE Pledgor to Lender in connection with the origination of the Loan) to be applied, disbursed or remitted in any manner inconsistent with the terms and provisions of the Loan Documents and/or the payment instructions provided by Lender to each Food and Beverage Lessee/Operator.  None of Borrower, SPE Pledgor nor any Affiliate of Borrower or SPE Pledgor shall interfere with the application, disbursement or remittance of Food and Beverage SPE Pledgor Distributions as required under the terms and provisions of the Loan Documents and/or the payment instructions provided by Lender to each Food and Beverage Lessee/Operator.  Borrower and each SPE Pledgor shall take all commercially reasonable steps necessary to cause all revenues of the Food and Beverage Lessees/Operators to continue to be collected by Borrower.  None of Borrower, SPE Pledgor nor Affiliate of Borrower or SPE Pledgor shall revoke or attempt to revoke the payment instructions provided by Lender to each Food & Beverage Lessee/Operator.

ARTICLE VIII:  MAINTENANCE AND REPAIR

Section 8.01.  Maintenance and Repair of the Property; Alterations; Replacement of Equipment.  Borrower hereby covenants and agrees:

(a)           Borrower shall not (i) desert or abandon the Property, (ii) change the use of the Property or cause or permit the use or occupancy of any part of the Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Property; or (iv) without Lender’s consent, which may be granted or withheld in Lender’s sole and absolute discretion and may be subject to such conditions as Lender shall, in its sole and absolute discretion, impose, take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

(b)           Borrower shall, at its expense, (i) take good care of the Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) promptly make all repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for the facility and (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or impair the value thereof.  Borrower shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Property, clean and free from dirt, snow, ice, rubbish and obstructions (unless such obstructions are as a result of repairs made in accordance with the terms hereof or if necessary to preserve safety or if required by Legal Requirements).  All repairs made by Borrower shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements.  To the extent any of the above obligations are obligations of tenants under Space Leases or Pad Owners or other Persons under Property Agreements, Borrower may fulfill its obligations hereunder by causing such tenants, Pad Owners or other Persons, as the case may be, to perform their obligations thereunder.  As used herein, the terms “repair” and “repairs” shall be deemed to include all necessary replacements.

(c)           Borrower shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Property or any portion thereof nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration, in each case in a manner which would diminish the value of the Property without Lender’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

(d)           Borrower represents and warrants to Lender that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Property, except for the Equipment and equipment leased by Borrower for the management, operation or maintenance of the Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitute all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Security Instrument, the lien, if any, of equipment financing permitted pursuant to Section 2.02(g)(viii) hereof and the Permitted Encumbrances.  All right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals and appurtenances to the Property hereafter acquired by, or released to, Borrower or constructed, assembled or placed by Borrower in the Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by Lender or Borrower, shall become subject to the lien and security interest of this Security Instrument as fully and completely, and with the same effect, as though now owned by Borrower and specifically described in this Security Instrument, but at any and all times Borrower shall execute and deliver to Lender any documents Lender may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Security Instrument.

(e)           Notwithstanding the provisions of this Security Instrument to the contrary, Borrower shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property.  Borrower shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims other than Permitted Encumbrances, Permitted Liens or equipment financing permitted pursuant to Section 2.02(g)(viii) hereof; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, Borrower shall not be required to replace the same.  All such replacements or additional equipment shall be deemed to constitute “Equipment” and shall be covered by the security interest herein granted.

ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE PROPERTY

Section 9.01.  Other Encumbrances.  Other than with respect to Permitted Liens and Permitted Encumbrances, Borrower shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Property or any part thereof or interest therein, including, without limitation, of the Rents therefrom.  In addition, Borrower shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Borrower or any direct or indirect interest in Borrower except as expressly permitted pursuant to this Security Instrument.

Section 9.02.  No Transfer.  (a) Borrower acknowledges that Lender has examined and relied on the expertise of Borrower and, if applicable, each General Partner, in owning and operating properties such as the Property in agreeing to make the Loan and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property.  Borrower shall not Transfer, nor permit any Transfer, without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent.  This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

(b)           If any portion of the Loan is repaid from the proceeds of an IPO, indirect equity holders in Borrower may obtain additional financing (the “Additional Financing”) and pledge direct or indirect equity ownership interests in Borrower as collateral for such additional debt provided that (i) the aggregate Additional Financing together with the then outstanding Principal Amount and the unpaid principal amount of the Mez Loan does not exceed the original Principal Amount plus the original principal amount of the Mez Loan on the Closing Date, (ii) no Default exists, (iii) the aggregate annual debt service with respect to the Loan, the Mez Loan and the Additional Financing following the incurrence of such Additional Financing does not exceed the annual debt service under the Loan and the Mez Loan prior to the incurrence of such Additional Financing (but not taking into account any prior paydowns of the Loan or the Mez Loan), (iv) such Additional Financing has a maturity date no earlier than the Maturity Date, (v) such Additional Financing and any pledge of collateral in connection therewith is subordinate in lien and payment to the Loan and the Mez Loan and (vi) Borrower delivers to Lender a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the Additional Financing, be downgraded from the then current ratings thereof, qualified or withdrawn.

(c)           Borrower may place a second mortgage on the Property or any portions thereof provided it (i) complies with all the conditions set forth in subsection 9.02(b)(i) through (vi) above, (ii) if the Loan is included in a Securitization, Borrower obtains approval of the controlling class of the Securitization (and if the Loan is not included in a Securitization, Borrower obtains the approval of Lender), (iii) the holder of the subordinate mortgage enters into an intercreditor agreement which is in form and substance acceptable to Lender and (iv) the Mez Loan has been paid in full.

Section 9.03.  Due on Sale.  Lender may declare the Debt immediately due and payable upon any Transfer or further encumbrance without Lender’s consent unless otherwise specifically permitted hereunder without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated.  This provision shall apply to every Transfer or further encumbrance of the Property or any part thereof or interest in the Property or in Borrower regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer or further encumbrance of the Property or interest in Borrower unless otherwise specifically permitted hereunder.

Section 9.04.  Permitted Transfer.  Notwithstanding the foregoing provisions of this Article IX, a one time sale (and in the case of an IPO, a transaction or series of related transactions occurring on or about the same day in connection with the IPO), conveyance or Transfer of the Property in its entirety (hereinafter, “Sale”) shall be permitted hereunder provided that each of the following terms and conditions are satisfied:

(a)           no Event of Default is then continuing hereunder or under any of the other Loan Documents;

(b)           If the proposed Sale is to occur at any time after a Securitization, each Rating Agency shall have delivered written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed Sale, be downgraded from the then current ratings thereof, qualified or withdrawn; provided, however, no such confirmation shall be required to be obtained from the Rating Agencies in the event the IPO results in the outstanding principal amount of the Loan and the Mezz Loan, collectively, being reduced by $150,000 or more and, provided, further, that, prior to January 1, 2006, no Sale (other than in connection with an IPO) will be permitted if the Sale is to occur within sixty (60) days of any contemplated sale of the Loan by Lender, whether in connection with a Securitization or otherwise;

(c)           Borrower gives Lender written notice of the terms of the proposed Sale not less than sixty (60) days or with respect to an IPO, fifteen (15) days, before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender (i) all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Lender would require in evaluating an initial extension of credit to a borrower and Lender determines, in its sole discretion that the Buyer is acceptable to Lender in all respects (other than in connection with an IPO) and (ii) a non-refundable application fee equal to $15,000;

(d)           Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to one percent (1%) of the then outstanding Loan Amount together with all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Sale; provided, however, that no such assumption fee shall be required in connection with a Transfer effected in connection with an IPO (but Borrower shall be required to pay all out-of-pocket costs and expenses of Lender);

(e)           In the event the applicable Transfer will result in Borrower no longer owning the Property, Buyer assumes all of the obligations under the Loan Documents and, prior to or concurrently with the closing of such Sale, Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may require;

(f)            In the event the applicable Transfer will result in Borrower no longer owning the Property, Borrower and Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender;

(g)           In the event the applicable Transfer will result in Borrower no longer owning the Property, Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance reasonably satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy insuring the lien of this Security Instrument, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (e) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Property is vested in Buyer;

(h)           In the event the applicable Transfer will result in Borrower no longer owning the Property, Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon Buyer;

(i)            In the event the applicable Transfer will result in Borrower no longer owning the Property, subject to the provisions of Section 18.32 hereof, such Sale does not relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability;

(j)            In the event the applicable Transfer will result in Borrower no longer owning the Property, such Sale does not relieve any Guarantor of its obligations under any guaranty or indemnity agreement executed in connection with the Loan and each such Guarantor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty agreement, provided that if Buyer or a party associated with Buyer approved by Lender in its sole discretion assumes the obligations of the current Guarantor under its guaranty and Buyer or such party associated with Buyer, as applicable, executes, without any cost or expense to Lender, a new guaranty in similar form and substance to the existing guaranty and otherwise satisfactory to Lender, then Lender shall release the current Guarantor from all obligations arising under its guaranty after the closing of such Sale; and

(k)           In the event the applicable Transfer will result in Borrower no longer owning the Property, Buyer is a Single Purpose Entity and Lender receives a non-consolidation opinion relating to Buyer from Buyer’s counsel, which opinion is in form and substance acceptable to Lender.

ARTICLE X:  CERTIFICATES

Section 10.01.  Estoppel Certificates.  (a) After request by Lender, Borrower, within fifteen (15) days following Lender’s request and at Borrower’s expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) whether to its knowledge there exists any offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (v) that the Note and this Security Instrument have not been modified or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

(b)           Within thirty (30) days after written request by Borrower, Lender shall furnish to Borrower a written statement confirming (i) the outstanding amount of the Debt, (ii) the rate of interest set forth in the Note, (iii) the maturity date of the Note and (iv) the date to which interest and/or principal has been paid.

(c)           Borrower shall use all reasonable efforts to obtain estoppel certificates from tenants in form and substance reasonably acceptable to Lender, but, provided no Event of Default has occurred and is continuing, in no event shall Borrower be required to deliver estoppel certificates more than twice during any Loan Year.

ARTICLE XI:  NOTICES

Section 11.01.  Notices.  Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by overnight delivery by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

If to Lender:	To Lender, at the address first written above,

with copies to:	Hypo Real Estate Capital Corporation
622 Third Avenue
New York, New York 10017
Attn: Chief Risk Officer
Facsimile No.: (212) 671-6445

Hypo Real Estate Capital Corporation
622 Third Avenue
New York, New York 10017
Attn: Chief Legal Officer
Facsimile No.: (212) 671-6368

and

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attn: David J. Weinberger, Esq.
Facsimile No.: (212) 969-2900

If to Borrower:	To Borrower, at the address first written above, to the attention of Chief Financial Officer, Facsimile No. (212) 277-4268,

with copies to:	NorthStar Capital Investment Corp.
527 Madison Avenue, 17th Floor
New York, New York 10022
Attn: Marc S. Gordon
Facsimile No.: (212) 319-4557

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Neil L. Rock, Esq.
Facsimile No.: (917) 777-3787

If to Trustee:	To Trustee at the address first written above,

or such other address as either Borrower , Trustee or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof.  Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

ARTICLE XII:  INDEMNIFICATION

Section 12.01.  Indemnification Covering Property.  In addition, and without limitation, to any other provision of this Security Instrument or any other Loan Document, Borrower shall protect, indemnify and save harmless Lender, Trustee and their successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, “Indemnified Parties”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Security Instrument, the Assignment, the Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Security Instrument or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) any claim by brokers, finders or similar

Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Property or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents; (j) a Default under Sections 2.02(f), 2.02(g), 2.02(k), 2.02(t) or 2.02(w) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan; (l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease or (m) the failure to pay any insurance premiums.  Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Lender’s, and its successors’ or assigns’, willful misconduct or gross negligence.  Any amounts payable to Lender by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Security Instrument and the other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid.  The provisions of this Section 12.01 shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise.  In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (m) above, Borrower shall, at Borrower’s expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable.  Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.  The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.  Notwithstanding the foregoing, so long as no Default has occurred and is continuing and Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, in order to obtain the benefit of this Section 12.01 with respect to such action, suit or proceeding, Lender and the Indemnified Parties agree that they shall not settle such action, suit or proceeding without obtaining Borrower’s consent which Borrower agrees not to unreasonably withhold, condition or delay; provided, however, (x) if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of the applicable law, and Borrower has failed to correct such failure, or (y) failure to settle could, in Lender’s reasonable judgment, expose Lender to criminal liability, Lender may settle such action, suit or proceeding without the consent of but upon notice to Borrower and be entitled to the benefits of this Section 12.01 with respect to the settlement of such action, suit or proceeding.

ARTICLE XIII:  DEFAULTS

Section 13.01.  Events of Default.  The Debt shall become immediately due at the option of Lender upon any one or more of the following events (“Event of Default”):

(a)           if the final payment, Exit Fee or prepayment premium, if any, due under the Note or hereunder shall not be paid on Maturity;

(b)           if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

(c)           if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Security Instrument or any other Loan Document shall not be paid within five (5) days after Lender delivers written notice to Borrower that same is due and payable thereunder or hereunder;

(d)           if Borrower, Guarantor or, if Borrower or Guarantor is a partnership, any general partner of Borrower or Guarantor, or, if Borrower or Guarantor is a limited liability company, any member of Borrower or Guarantor, shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, Guarantor or any such general partner or member;

(e)           if the insurance policies required hereunder are not kept in full force and effect, or if the insurance policies are not assigned and delivered to Lender as herein provided;

(f)            if Borrower or Guarantor attempts to assign its rights under this Security Instrument or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

(g)           if any representation or warranty of Borrower or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading in any material respect as of the date made or furnished;

(h)           if Borrower, Guarantor or any general partner of Borrower, or Guarantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

(i)            if a receiver, liquidator or trustee of Borrower, Guarantor or any general partner of Borrower, or Guarantor shall be appointed or if Borrower, Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in, by Borrower, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days or if Borrower, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

(j)            if Borrower shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Property without regard to its priority relative to this Security Instrument; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Property or any other provision of this Security Instrument;

(k)           if the Property becomes subject (i) to any lien which is superior to the lien of this Security Instrument, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic’s, materialman’s or other lien which is or is asserted to be superior to the lien of this Security Instrument, and such lien shall remain undischarged (by payment, bonding, or otherwise) for ten (10) days unless contested in accordance with the terms hereof;

(l)            if Borrower or SPE Pledgor discontinues operations with respect to a material portion of the Property for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

(m)          except as permitted in this Security Instrument, any material alteration, demolition or removal of any of the Improvements without the prior consent of Lender;

(n)           if Borrower or SPE Pledgor consummates a transaction which would cause this Security Instrument or Lender’s rights under this Security Instrument, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a similar state statute; or

(o)           if an Event of Default shall occur under any of the other Cross-collateralized Mortgages; or

(p)           if a default shall occur under any of the other terms, covenants or conditions of the Note, this Security Instrument or any other Loan Document, other than as set forth in (a) through (o) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional ninety (90) days if Borrower is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (o) above.  Notwithstanding the foregoing, Borrower’s failure to promptly commence the Work subsequent to a casualty or Taking shall not be a default hereunder if (i) a Substantial

Casualty or Substantial Taking has occurred, (ii) Lender has not made available Loss Proceeds to Borrower for the Work for any reason other than because a Default exists and (iii) Borrower has given written notice to Lender that it shall obtain a Release within six (6) months of Lender applying Loss Proceeds from the Property towards the repayment of the Debt and Borrower diligently seeks construction financing for the Work during such period and delivers to Lender evidence thereof.

Section 13.02.  Remedies.  (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower or any one or more of the Cross-collateralized Borrowers and in and to the Property or any one or more of the Cross-collateralized Properties including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity:  (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring, or instruct Trustee to bring, an action to foreclose this Security Instrument and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into or upon the Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Property or any part thereof, (C) exercise all rights and powers of Borrower with respect to the Property or any part thereof, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property and every part thereof, and (D) apply the receipts from the Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Property or any part thereof, as well as just and reasonable compensation for the services of Lender’s third party agents; or (iii) have an appraisal or other valuation of the Property or any part thereof performed by an Appraiser (and Borrower covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Lender in connection therewith shall constitute a portion of the Debt and be secured by this Security Instrument and shall be immediately due and payable to Lender with interest, at the Default Rate, until the date of receipt by Lender; or (iv) sell, or instruct Trustee to sell, the Property or institute, or instruct Trustee to institute, proceedings for the complete foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument in which case the Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument for the portion of the Debt then due and payable, subject to the lien of this Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell, or instruct Trustee to sell, the Property or any part thereof and any or all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Lender, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on the remaining portion of the Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or (viii) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Security Instrument; or (ix) apply, or direct Trustee to apply, ex parte, for the appointment of a custodian, trustee, receiver, keeper, liquidator or conservator of the Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Borrower or of any Person liable for the payment of the Debt, to which appointment Borrower does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Rent with respect to any of the Property pursuant to this Security Instrument or the Assignment; or (x) require, at Lender’s option, Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Borrower and may require Borrower to vacate and surrender possession to Lender of the Property or to such receiver and Borrower may be evicted by summary proceedings or otherwise; or (xi) without notice to Borrower (A) apply all or any portion of the cash collateral in any Sub-Account and Escrow Account, including any interest and/or earnings therein, to carry out the obligations of Borrower under this Security Instrument and the other Loan Documents, to protect and preserve the Property and for any other purpose permitted under this Security Instrument and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Lender to be applied against the Debt in the order and priority set forth in the Note; or (xii) pursue any or all such other rights or remedies as Lender and Trustee may have under applicable law or in equity; provided, however, that the provisions of this Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.  Borrower hereby waives, to the fullest extent permitted by Legal Requirements, any defense Borrower might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Lender or Trustee.

(b)           Any time after an Event of Default, Trustee, at the request of Lender, shall have the power to sell the Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Lender may deem best for the interest of Lender, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Property in fee simple by Trustee’s deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money.  The proceeds or avails of any sale made under or by virtue of this Section 13.02, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this Section 13.02 or otherwise, shall be applied as follows:

First:  To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Lender’s and Trustee’s legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender or Trustee under this Security Instrument, together with interest as provided herein on all such advances made by Lender, and all Impositions, except any Impositions or other charges subject to which the Property shall have been sold;

Second:  To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

Third:  To the payment of any other portion of the Debt required to be paid by Borrower pursuant to any provision of this Security Instrument, the Note, or any of the other Loan Documents; and

Fourth:  The surplus, if any, to Borrower unless otherwise required by Legal Requirements.

Lender and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

(c)           Lender or Trustee, as applicable, may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Lender or Trustee, as applicable, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)           Upon the completion of any sale or sales made by Lender or Trustee under or by virtue of this Section 13.02, Lender or Trustee, as applicable, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold.  Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Borrower hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof.  Nevertheless, Borrower, if so requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgement of Lender, for such purpose, and as may be designated in such request.  Any such sale or sales made under or by virtue of this Section 13.02, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Borrower and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

(e)           In the event of any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

(f)            Upon any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

(g)           No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Borrower shall release the lien of this Security Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, this Security Instrument and the other Loan Documents are paid in full.

(h)           Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Security Instrument which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Property may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers.

Section 13.03.  Payment of Debt After Default.  If, following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a foreclosure sale of the Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note or this Security Instrument, Borrower shall, in addition to the entire Debt, also pay to Lender a sum equal to interest which would have accrued on the principal balance of the Note at an interest rate equal to the LIBOR Margin for the Note plus the greater of (x) the then current LIBOR Rate and (y) the then current average yield for “This Week” as published by the Federal Reserve Board during the most recent full week preceding the date on which Borrower tenders such payment in Federal Reserve Statistical Release H.15 (519) for instruments having a ten (10) year maturity, from the date of such tender to the earlier of (a) the Maturity Date or (b) the first day of the period during which prepayment of the principal balance of the Note would have been permitted together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted.  If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Borrower shall be deemed to be a voluntary prepayment of the principal balance of the Note and Borrower shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in the Note and this Security Instrument.

Section 13.04.  Possession of the Property.  Upon the occurrence of any Event of Default and the acceleration of the Debt or any portion thereof, Borrower, if an occupant of the Property or any part thereof, upon demand of Lender, shall immediately surrender possession of the Property (or the portion thereof so occupied) to Lender, and if Borrower is permitted to remain in possession, the possession shall be as a month-to-month tenant of Lender and, on demand, Borrower shall pay to Lender monthly, in advance, a reasonable rental for the space so occupied and in default thereof Borrower may be dispossessed.  The covenants herein contained may be enforced by a receiver of the Property or any part thereof.  Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Security Instrument making the Transfer of the Property or any part thereof without Lender’s prior written consent an Event of Default.

Section 13.05.  Interest After Default.  If any amount due under the Note, this Security Instrument or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Borrower shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Security Instrument.  All unpaid and accrued interest shall be secured by this Security Instrument as part of the Debt.  Nothing in this Section 13.05 or in any other provision of this Security Instrument shall constitute an extension of the time for payment of the Debt.

Section 13.06.  Borrower’s Actions After Default.  After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Borrower will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

Section 13.07.  Control by Lender After Default.  Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, or of any of its property, or of the Property or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all property now and hereafter covered by this Security Instrument and the Assignment in accordance with the terms hereof.

Section 13.08.  Right to Cure Defaults.  (a) Upon the occurrence of any Event of Default, Lender or its agents may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof.  Lender and its agents are authorized to enter upon the Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Lender’s interest in the Property or any part thereof or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Lender upon demand.  All such costs and expenses incurred by Lender or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Lender.  All such costs and expenses incurred by Lender or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument.

(b)           If Lender makes any payment or advance that Lender is authorized by this Security Instrument to make in the place and stead of Borrower (i) relating to the Impositions or tax liens asserted against the Property, Lender may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Lender will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Security Instrument but not enumerated in this Section 13.08, Lender may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Property and the full security interest intended to be created by this Security Instrument.  In connection with any payment or advance made pursuant to this Section 13.08, Lender has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company.  The payments and the advances made by Lender pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Borrower on demand, together with interest at the Default Rate, and will be secured by this Security Instrument.

Section 13.09.  Late Payment Charge.  If any portion of the Debt is not paid in full on or before the day on which it is due and payable hereunder (other than the principal portion of the Debt due on the Maturity Date), Borrower shall pay to Lender an amount equal to five percent (5%) of such unpaid portion of the Debt (“Late Charge”) to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

Section 13.10.  Recovery of Sums Required to Be Paid.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 13.11.  Marshalling and Other Matters.  Borrower hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Nothing herein or in any other Loan Document shall be construed as requiring Lender to resort to any particular Cross-collateralized Property for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property but Lender may seek satisfaction out of all the Cross-collateralized Properties or any part thereof in its absolute discretion.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Property or any part thereof subsequent to the date of this Security Instrument and on behalf of all Persons to the fullest extent permitted by applicable law.

Section 13.12.  Tax Reduction Proceedings.  After an Event of Default, Borrower shall be deemed to have appointed Lender as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith.  This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

Section 13.13.  General Provisions Regarding Remedies.

(a)           Right to Terminate Proceedings.  Lender or Trustee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender or Trustee.

(b)           No Waiver or Release.  The failure of Lender or Trustee to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents.  No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default.  No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower or any other Person, shall operate to release or in any manner affect the interest of Lender in the Property or the liability of Borrower to pay the Debt.  No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

(c)           No Impairment; No Releases.  The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

(d)           Effect on Judgment.  No recovery of any judgment by Lender and no levy of an execution under any judgment upon any Property or any portion thereof shall affect in any manner or to any extent the lien of the other Cross-collateralized Mortgages upon the remaining Cross-collateralized Properties or any portion thereof, or any rights, powers or remedies of Lender hereunder or thereunder. Such lien, rights, powers and remedies of Lender shall continue unimpaired as before.

ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS

Section 14.01.  Compliance with Legal Requirements.  (a) Borrower shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases.  Borrower represents and warrants that the Property is in compliance in all respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Borrower and to its best knowledge there is no basis for the entering of such notes or notices.

(b)           Borrower shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender or Trustee, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Lender or Trustee to any civil or criminal liability, (ii) prior to and during such contest, Borrower shall furnish to Lender security reasonably satisfactory to Lender, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement, (iii) no Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not (unless Borrower shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Security Instrument; (v) such contest shall not affect the ownership, use or occupancy of the Property; (vi) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower; (vii) Borrower shall give Lender prompt notice of the commencement of such proceedings and, upon request by Lender, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) - (vi) of this Section 14.01(b); and (viii) upon a final determination of such proceeding, Borrower shall take all steps necessary to comply with any requirements arising therefrom.

(c)           Borrower shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Property.  If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Property or any part thereof is discontinued, Borrower nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Property, take such steps (including the making of any payment) to ensure the continued use of vaults or replacements.

Section 14.02.  Compliance with Recorded Documents; No Future Grants.  Borrower shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Property.

ARTICLE XV:  PREPAYMENT

Section 15.01.  Prepayment.  (a) Except as set forth in Section 15.01(b) hereof, no prepayment of the Debt may be made in whole or in part.

(b)           Borrower may voluntarily prepay the Loan, in whole or in part, as of the last day of an Interest Accrual Period in accordance with the following provisions:

(i)            Lender shall have received from Borrower, not less than thirty (30) days’, or with respect to an IPO, fifteen (15) days nor more than ninety (90) days’, prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid.

(ii)           Borrower shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Security Instrument or the other Loan Documents.

(iii)          Any partial prepayment shall be in a minimum amount of not less than $25,000 and shall be in whole multiples of $1,000 in excess thereof.

(iv)          Intentionally omitted.

(v)           Any partial prepayment of the Principal Amount, including, without limitation, Unscheduled Payments, shall be applied to the installments of principal last due hereunder and shall not release or relieve Borrower from the obligation to pay the Minimum Amortization Payments (as defined in the Note) becoming due under the Note.

(vi)          In the event that the Loan is prepaid in whole or in part prior to the first (1st) anniversary of the date hereof, Borrower shall pay to Lender, together with such prepayment and all other amounts due in connection therewith, a non-refundable amount which shall be deemed earned by Lender upon the funding of the Loan and shall not count to or be credited to payment of the Principal Amount, any interest thereon or any other amounts payable under the Note, the Security Instrument or any of the Loan Documents, equal to the Spread Maintenance Premium.

(vii)         Other than in connection with a Release, the Mez Loan shall have been paid in full on or before the date of any prepayment of the Loan.

Section 15.02.  Repayment.  Upon any repayment or prepayment of the Loan, excluding any application of all or any portion of the funds in the Curtailment Reserve Escrow Account and any application of any Loss Proceeds, Borrower shall be required to pay to Lender a non-refundable sum (the “Exit Fee”) on the date of such repayment or prepayment equal to one-quarter percent (.25%) of the Principal Amount being repaid or prepaid.  All Exit Fees shall be deemed to be earned by Lender upon the funding of the Loan.  Notwithstanding the foregoing, no Exit Fee shall be due with respect to repayments of the Loan made (a) in connection with an IPO, (b) from sales proceeds from the conversion of the Property to a condominium form of ownership with respect to which Borrower shall sell residential condominium units to the public, which conversion the parties hereto acknowledge may only be done with the consent of Lender and subject to such conditions as Lender shall, in its sole and absolute discretion, impose, or (c) in connection with a prepayment resulting from (i) regularly scheduled amortization payments made pursuant to the Note, (ii) proceeds of asset sales to bona fide third parties which are not Affiliates of Borrower, (iii) equity contributions from members of Borrower or (iv) unsecured financing including, without limitation, Additional Financing, so long as any such equity contributions, unsecured financings or Additional Financings are not refinanced through mortgage financing within 180 days following the date of such equity contribution or the incurrence of Additional Financings, as applicable.

Section 15.03.  Release of Property.  If Borrower prepays all or a portion of the Loan pursuant to Section 15.01(b) hereof or at any time within six (6) months of Lender applying Loss Proceeds from the Property towards the repayment of the Debt, Lender shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to Borrower a release of this Security Instrument (a “Release”) in recordable form with respect to the Property:

(a)           If such prepayment is a prepayment in part, but not in whole, Lender shall have received on the date proposed for such prepayment an amount equal to the greater of (i) the

Release Price and (ii) an amount such that the Debt Yield immediately following the Release is at least equal to no less than (A) the Debt Yield immediately prior to effecting such Release and (B)(1) 11%, or (2) 11.5% if such release occurs during the second (2nd) Extension Term (as defined in the Note) but prior to the commencement of the third (3rd) Extension Term, or  (3) 12% if such release occurs subsequent thereto, accompanied by evidence in form and substance satisfactory to Lender with respect thereto and an Officer’s Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects; provided, however, in the event that such prepayment is made within six (6) months of a casualty or Taking with respect to which Loss Proceeds from the Property are applied by Lender towards the repayment of the Debt, Lender shall have received on the date proposed for such prepayment the Allocated Loan Amount (inclusive of any Loss Proceeds applied by Lender towards the payment of the Debt).

(b)           Borrower shall, at its sole expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Lender, and Borrower shall pay all costs reasonably incurred by Lender (including, but not limited to, reasonable attorneys’ fees and disbursements, title search costs or endorsement premiums) in connection with the review, execution and delivery of the Release.

(c)           No Event of Default has occurred and is continuing.

ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE

Section 16.01.  Covenants, Representations and Warranties.  (a) Borrower has not, at any time, and, to Borrower’s best knowledge after due inquiry and investigation, except as set forth in the Environmental Report, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Borrower, and Borrower does not intend to and shall not use the Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for use and storage for use of heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Property or any part thereof.  In addition, without limitation to the foregoing provisions, Borrower represents and warrants that, to the best of its knowledge, after due inquiry and investigation, except as previously disclosed in writing to Lender, there is no asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Property.

(b)           Borrower, after due inquiry and investigation, knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Property or any part thereof or any other real property owned and/or occupied by Borrower, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

(c)           Borrower shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Property or any part thereof.

(d)           Borrower represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Borrower, are threatened with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Property or any part thereof.  Borrower has received no notice of, and, except as disclosed in the Environmental Report, after due inquiry, has no knowledge of any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Property or any part thereof or any other real property owned or occupied by Borrower or arising out of the conduct of Borrower, including, without limitation, pursuant to any Environmental Statute.

(e)           Borrower has not waived any Person’s liability with regard to Hazardous Materials in, on, under or around the Property, nor has Borrower retained or assumed, contractually or by operation of law, any other Person’s liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

(f)            In the event that there shall be filed a lien against the Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Borrower shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Borrower receives notice of such lien, either (i) pay the claim and remove the lien from the Property, or (ii) furnish (A) a bond satisfactory to Lender in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Lender in an amount sufficient to discharge the claim out of which the lien arises.

(g)           Borrower represents and warrants that (i) except as disclosed in the Environmental Report, Borrower has no knowledge of any violation of any Environmental

Statute or any Environmental Problem in connection with the Property, nor has Borrower been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Property nor any other property owned by Borrower is included or, to Borrower’s best knowledge, after due inquiry and investigation, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on the inventory of other potential “Problem” sites issued by the EPA or has been identified by the EPA as a potential CERCLA site or included or, to Borrower’s knowledge, after due inquiry and investigation, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority.  Borrower covenants that Borrower will comply with all Environmental Statutes affecting or imposed upon Borrower or the Property.

(h)           Borrower covenants that it shall promptly notify Lender of the presence and/or release of any Hazardous Materials and of any request for information or any inspection of the Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Lender with copies of such request and any response to any such request or inspection.  Borrower covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Lender with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof in accordance with all such Legal Requirements applicable to the Property or any part thereof to the satisfaction of Lender.

(i)            Following the occurrence of an Event of Default hereunder, and without regard to whether Lender shall have taken possession of the Property or a receiver has been requested or appointed or any other right or remedy of Lender has or may be exercised hereunder or under any other Loan Document, Lender shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Property or any part thereof as Lender may, in its discretion, determine to conduct, relative to Hazardous Materials.  All costs and expenses incurred in connection therewith including, without limitation, consultants’ fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Lender, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until reimbursed.  Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all such investigations, studies, samplings and/or testings including, without limitation, providing all relevant information and making knowledgeable people available for interviews.

(j)            Borrower represents and warrants that all paint and painted surfaces existing within the interior or on the exterior of the Improvements are not flaking, peeling, cracking, blistering, or chipping in a manner which could reasonably be expected to have a Material Adverse Effect, and do not contain lead or are maintained in a condition that prevents exposure of young children to lead-based paint, as of the date hereof, and that the current inspections, operation, and maintenance program at the Property with respect to lead-based paint sufficient to ensure that all painted surfaces within the Property shall be maintained in a condition that prevents exposure of tenants to lead-based paint.  To Borrower’s knowledge, there have been no claims for adverse health effects from exposure on the Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Property.

(k)           Borrower represents and warrants that except in accordance with all applicable Environmental Statutes and as disclosed in the Environmental Report, (i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located about the Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Property, (iii) no insulating material containing urea formaldehyde is located about the Property and (iv) no asbestos-containing material is located about the Property, in a manner which could reasonably be expected to have a Material Adverse Effect.

Section 16.02.  Environmental Indemnification.  Borrower shall defend, indemnify and hold harmless the Indemnified Parties for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ and consultants’ fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem, including without limitation:

(a)           the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

(b)           any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

(c)           any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report; and/or

(d)           any violation of the provisions, covenants, representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report.

Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Borrower shall have no obligation to indemnify Lender for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result directly from Lender’s willful misconduct or gross negligence.  Any amounts payable to Lender by reason of the application of this Section 16.02 shall be secured by this Security Instrument and shall, upon demand by

Lender, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until paid.

This indemnification shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise.  The indemnity provided for in this Section 16.02 shall not be included in any exculpation of Borrower or its principals from personal liability provided for in this Security Instrument or in any of the other Loan Documents.  Nothing in this Section 16.02 shall be deemed to deprive Lender of any rights or remedies otherwise available to Lender, including, without limitation, those rights and remedies provided elsewhere in this Security Instrument or the other Loan Documents.

Section 16.03.  Development and Implementation of Operations and Maintenance Program.  Borrower hereby covenants to prepare or cause to be prepared an operations and maintenance program (the “O&M Program”) for the Premises which addresses any requirements of the Environmental Report and which includes (a) if recommended in the Environmental Report, a plan for the encapsulation, removal or other action with respect to asbestos containing material (“ACM”)at the Premises; and (b) compliance with such other recommendations contained in the Environmental Report.  The O&M Program shall be subject to Lender’s approval and within ninety (90) days of the date hereof Borrower shall provide Lender with evidence reasonably satisfactory to Lender that the O&M Program has been established and is in operation.  Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respects with the terms and conditions of the O&M Program.

ARTICLE XVII:  ASSIGNMENTS

Section 17.01.  Participations and Assignments.  Lender shall, at no cost to Borrower except as otherwise provided in Sections 18.29, 18.30 and 18.31 hereof have the right to assign this Security Instrument and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided, however, that no such participation shall increase, decrease or otherwise affect either Borrower’s or Lender’s rights or obligations under this Security Instrument or the other Loan Documents.

ARTICLE XVIII:  MISCELLANEOUS

Section 18.01.  Right of Entry.  Lender and its agents shall have the right to enter and inspect the Property or any part thereof at all reasonable times, and, except in the event of an emergency, upon reasonable notice and to inspect Borrower’s books and records and to make abstracts and reproductions thereof.

Section 18.02.  Cumulative Rights.  The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Security Instrument, to every right and remedy now or hereafter afforded by law.

Section 18.03.  Liability.  If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

Section 18.04.  Exhibits Incorporated.  The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Security Instrument with the same effect as if set forth in the body hereof.

Section 18.05.  Severable Provisions.  If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Security Instrument, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

Section 18.06.  Duplicate Originals.  This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 18.07.  No Oral Change.  The terms of this Security Instrument, together with the terms of the Note and the other Loan Documents, constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loan.  This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 18.08.  Waiver of Counterclaim, Etc.  BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY INSTRUMENT OR THE DEBT.

Section 18.09.  Headings; Construction of Documents; etc.  The table of contents, headings and captions of various paragraphs of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Security Instrument and the other Loan Documents and that neither this Security Instrument nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

Section 18.10.  Sole Discretion of Lender.  Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 18.11.  Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 18.12.  Covenants Run with the Land.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Borrower and shall inure to the benefit of Lender, subsequent holders of this Security Instrument and their successors and assigns.  Without limitation to any provision hereof, the term “Borrower” shall include and refer to the borrower named herein, any subsequent owner of the Property, and its respective heirs, executors, legal representatives, successors and assigns.  The representations, warranties and agreements contained in this Security Instrument and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

Section 18.13.  Applicable Law.  THIS SECURITY INSTRUMENT WAS NEGOTIATED IN NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PREMISES ARE LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

Section 18.14.  Security Agreement.  (a) (i) This Security Instrument is both a real property mortgage, deed to secure debt or deed of trust, as applicable, and a “security agreement” within the meaning of the UCC.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  This Security Instrument is filed as a fixture filing and covers goods which are or are to become fixtures on the Property.  Borrower by executing and delivering this Security Instrument has granted to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the UCC (said portion of the Property so subject to the UCC being called in this Section 18.14 the “Collateral”).  If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Lender following an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender.  Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral.  Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff’s sales are advertised in the county where the Premises is located.  Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower.  The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.  It is not necessary that the Collateral be present at any disposition thereof.  Lender shall have no obligation to clean-up or otherwise prepare the Collateral for disposition.

(ii)           The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Property shall not derogate from or impair in any manner the intention of this Security Instrument.  Lender hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items.  Specifically, the mention in any such financing statement of any items included in the Property shall not be construed to alter, impair or impugn any rights of Lender as determined by this Security Instrument or the priority of Lender’s lien upon and security interest in the Property in the event that notice of Lender’s priority of interest as to any portion of the Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.  No portion of the Collateral constitutes or is the proceeds of “Farm Products”, as defined in the UCC.

(iii)          If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to Lender, either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (B) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Security Instrument.

(iv)          Borrower and Lender acknowledge that for the purposes of Article 9 of the UCC, the law of the State of New York shall be the law of the jurisdiction of the bank in which the Central Account is located.

(v)           Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vi)          Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vii)         If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of Borrower.  In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

(b)           Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, or, to the extent permitted under the UCC, unsigned, in connection with the Collateral covered by this Security Instrument.

Section 18.15.  Actions and Proceedings.  Lender has the right to appear in and defend any action or proceeding brought with respect to the Property in its own name or, if required by Legal Requirements or, if in Lender’s reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Property or this Security Instrument and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 18.16.  Usury Laws.  This Security Instrument and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay.  If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.  No application to the principal balance of the Note pursuant to this Section 18.16 shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

Section 18.17.  Remedies of Borrower.  In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.

Section 18.18.  Offsets, Counterclaims and Defenses.  Any assignee of this Security Instrument, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Security Instrument which Borrower may otherwise have against any assignor of this Security Instrument, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Security Instrument, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 18.19.  No Merger.  If Borrower’s and Lender’s estates become the same including, without limitation, upon the delivery of a deed by Borrower in lieu of a foreclosure sale, or upon a purchase of the Property by Lender in a foreclosure sale, this Security Instrument and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Security Instrument, any Leases or subleases then existing and created by Borrower shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Lender or any purchaser at any such foreclosure sale shall so elect.  No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to such lessee or sublessee.

Section 18.20.  Restoration of Rights.  In case Lender shall have proceeded to enforce any right under this Security Instrument by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Property subject to the lien hereof.

Section 18.21.  Waiver of Statute of Limitations.  The pleadings of any statute of limitations as a defense to any and all obligations secured by this Security Instrument are hereby waived to the full extent permitted by Legal Requirements.

Section 18.22.  Advances.  This Security Instrument shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded.  Likewise, the execution of this Security Instrument shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered as cumulative.  The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Security Instrument and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.

Section 18.23.  Application of Default Rate Not a Waiver.  Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Security Instrument, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

Section 18.24.  Intervening Lien.  To the fullest extent permitted by law, any agreement hereafter made pursuant to this Security Instrument shall be superior to the rights of the holder of any intervening lien.

Section 18.25.  No Joint Venture or Partnership.  Borrower and Lender intend that the relationship created hereunder be solely that of mortgagor and mortgagee or grantor and beneficiary or borrower and lender, as the case may be.  Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

Section 18.26.  Time of the Essence.  Time shall be of the essence in the performance of all obligations of Borrower hereunder.

Section 18.27.  Borrower’s Obligations Absolute.  Borrower acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Borrower.  Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of or any Taking of the Property or any portion thereof or any other Cross-collateralized Property; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof or any other Cross-collateralized Property; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Borrower, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Security Instrument or any other Loan Document by any trustee or receiver of Borrower or any other Cross-collateralized Borrower or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower or any other Cross-collateralized Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

Section 18.28.  Publicity.  All promotional news releases, publicity or advertising by Manager, Borrower or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed.  Lender shall be authorized to provide information relating to the Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law and may use basic transaction information (including, without limitation, the name of Borrower, the name and address of the Property and the Loan Amount) in press releases or other marketing materials.

Section 18.29.  Securitization Opinions.  In the event the Loan is included as an asset of a Securitization by Lender or any of its Affiliates, Borrower shall, within fifteen (15) Business Days after Lender’s written request therefor, at Lender’s sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Lender and the Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such securitization.  Borrower’s failure to deliver the opinions required hereby within such fifteen (15) Business Day period shall constitute an “Event of Default” hereunder.  Notwithstanding the foregoing, in no event shall Borrower be required to deliver a “10b-5 opinion” in connection with any Securitization.  Notwithstanding the foregoing, Borrower shall, upon demand, reimburse Lender for up to $10,000 of the cost incurred by Lender pursuant to the terms of this Section 18.29 and Lender shall only be obligated to pay reasonable costs and expenses.

Section 18.30.  Cooperation with Rating Agencies.  Borrower covenants and agrees that in the event the Loan is to be included as an asset of a Securitization, Borrower shall (a) gather any information reasonably required by each Rating Agency in connection with such a Securitization, (b) at Lender’s request, meet with representatives of each Rating Agency to discuss the business and operations of the Property, and (c) cooperate with the reasonable requests of each Rating Agency and Lender, at Borrower’s sole cost and expense with respect to the first such request made by Lender following the Closing Date and at Lender’s expense for any additional requests thereafter, in connection with all of the foregoing as well as in connection with all other matters and the preparation of any offering documents with respect thereto, including, without limitation, entering into any amendments or modifications to this Security Instrument or to any other Loan Document which may be requested by Lender to conform to Rating Agency or market standards for a Securitization provided that no such modification shall modify (a) the Class A Rate or the Class B Rate payable under the Note, (b) the stated maturity of the Note, (c) the amortization of principal under the Note, (d) Section 18.32 hereof, (e) any other material economic term of the Loan or (f) any provision, the effect of which would increase Borrower’s obligations or materially decrease Borrower’s rights under the Loan Documents.  Borrower acknowledges that the information provided by Borrower to Lender may be incorporated into the offering documents for a Securitization and to the fullest extent permitted, Borrower irrevocably waives all rights, if any, to prohibit such disclosures including, without limitation, any right of privacy.  Lender and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies and holds harmless the Indemnified Parties, their Affiliates and each Person who controls such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as same may be amended from time to time, for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

Section 18.31.  Securitization Financials.  Borrower covenants and agrees that, upon Lender’s written request therefor in connection with a Securitization, Borrower shall, at Lender’s sole cost and expense, promptly deliver audited financial statements and related documentation prepared by an Independent certified public accountant (which may include up to three (3) years of historical audited financial statements).

Section 18.32.  Exculpation.  Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 18.32 to the contrary, Lender shall not enforce the liability and obligation of Borrower and (a) if Borrower is a partnership, its constituent partners or any of their respective partners, (b) if Borrower is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined), (c) if Borrower is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Borrower is a limited liability company, any of its members and their respective legal, equitable and beneficial owner (the Persons described in the foregoing clauses (a) - (d), as the case may be, are hereinafter referred to as the “Partners”) to perform and observe the obligations contained in this Security Instrument or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the Partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Borrower’s interest in the Property and (ii) any other collateral given to Lender under the Loan Documents (the “Default Collateral”); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower and the Partners only to the extent of any such Default Collateral.  The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Security Instrument or any of the other Loan Documents or the right of Lender to foreclose this Security Instrument following the occurrence of an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of the Note, this Security Instrument, or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against Guarantor; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Lender to bring suit for monetary judgment with respect to damages incurred by Lender resulting from fraud or intentional misrepresentation by Borrower, or any other Person in connection with this Security Instrument, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (g) impair the right of Lender to bring suit for a monetary judgment with respect to Borrower’s misappropriation of tenant security deposits or Rent, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (h) impair the right of Lender to obtain Loss Proceeds due to Lender pursuant to this Security Instrument; (i) impair the right of Lender to enforce the provisions of Sections 2.02(g), 12.01, 16.01 or 16.02, inclusive of this Security Instrument, even after repayment in full by Borrower of the Debt or to bring suit for a monetary judgment against Borrower or the Partners with respect to any obligation set forth in said Sections; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (k) impair the right of Lender to bring suit for a monetary judgment with respect to damages incurred by Lender resulting from any misapplication or conversion of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (l) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (l) shall be enforceable against Borrower and the Partners only to the extent of any of the Default Collateral; (m) impair the ability of Lender to bring suit for a monetary judgment with respect to damages incurred by Lender resulting from arson or waste to or of the Property or damage to the Property committed by Borrower or its Affiliates; (n) impair the right of Lender to bring a suit for a monetary judgment in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Security Instrument, or the priority thereof, against the Property; (o) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (p) impair the right of Lender to bring suit for monetary judgment with respect to damages incurred by Lender resulting from any losses resulting from any claims, actions or proceedings initiated by Borrower (or any Affiliate of Borrower) alleging that the relationship of Borrower and Lender is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; (q) impair the right of Lender to bring suit for a monetary judgment for damages incurred by Lender in the event of a Transfer in violation of the provisions of Article IX hereof, including, without limitation, the failure to obtain Lender’s consent to a Transfer as, when and to the extent required thereunder; (r) impair the right of Lender to bring suit for a monetary judgment in the event that Borrower moves its principal place of business or its books and records relating to the Property which are governed by the UCC, or changes its name, its jurisdiction of organization, type of organization or other legal structure or, if it has one, organizational identification number, without first giving Lender thirty

(30) days prior written notice or (s) impair the right of Lender to bring suit for a monetary judgment in the event that Borrower changes its name of otherwise does anything which would make the information set forth in any UCC Financing Statements relating to the Property materially misleading without giving Lender thirty (30) days prior written notice thereof.  The provisions of this Section 18.32 shall be inapplicable to Borrower if (a) any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by, consented to or acquiesced in by or with respect to Borrower, or if Borrower shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors or (b) Borrower or any Affiliate contests or in any material way interferes with, directly or indirectly (collectively, a “Contest”) any foreclosure action, UCC sale or other material remedy exercised by Lender upon the occurrence of any Event of Default whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise (provided that if any such Person obtains a non-appealable order successfully asserting a Contest, Borrower shall have no liability under this clause (b)), in which event Lender shall have recourse against all of the assets of Borrower including, without limitation, any right, title and interest of Borrower in and to the Property and any partnership interests in Borrower (but excluding the other assets of such Partners to the extent Lender would not have had recourse thereto other than in accordance with the provisions of this Section 18.32).

Section 18.33.  Component Classes.  Lender, at its sole cost and expense, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to modify the Note to change the allocation of the Class A Portion and the Class B Portion, provided that (a) the aggregate principal amount of such classes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, (b) the weighted average interest rate of all such classes shall on the date reallocated equal the interest rate which was applicable to the Loan immediately prior to the creation of such classes, (c) the debt service payments on all such classes shall on the date reallocated equal the debt service payment which was due under the Loan immediately prior to the creation of such classes and (d) the other terms and provisions of the Note shall be identical in substance and substantially similar in form to the Loan Documents.  Borrower shall cooperate with all reasonable requests of Lender in order to establish reallocated the Class A Portion and the Class B Portion and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of security documents if requested.  It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 18.33 after the expiration of fifteen (15) Business Days after notice thereof.

Section 18.34.  Trustee’s Fees.  Borrower shall pay all costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder, and all such costs, fees and expenses shall be secured by this Security Instrument.

Section 18.35.  Concerning the Trustee.  Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction.  Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.  Trustee may resign at any time by written instrument to that effect delivered to Lender.  Lender may remove Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reasons therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender.  The procedure provided for in this Section 18.33 for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 18.36.  Intentionally Omitted.

Section 18.37.  Intentionally Omitted.

Section 18.38.  Certain Matters Relating to Property Located in the State of California.  With respect to the Property which is located in the State of California, notwithstanding anything contained herein:

(a)           Power of Sale.  Lender may deliver to Trustee a written declaration of an Event of Default and demand for sale which requests that Trustee record and serve a written notice of default and of election to cause the Property to be sold, and cause any or all of the Property to be sold under the power of sale granted by this Security Instrument in the manner hereinbelow specified in this Section 18.38.

(i)            Declaration of Default; Acceptance.  Lender shall (1) deliver to Trustee a written declaration of an Event of Default which recites facts which demonstrate Borrower’s default, and a demand that Trustee sell the Property, and (2) deposit the Note and this Security Instrument, if required by law, with Trustee.  Trustee shall accept Lender’s declaration of an Event of Default as true and as demonstrative of Borrower’s default, and shall record and serve a written notice of default and of election to cause the Property to be sold in the manner required by applicable law.

(ii)           Rescission of Notice of Default.  Lender may rescind any notice of default at any time before Trustee’s sale by executing a notice of rescission and recording it.  The recordation of the notice will constitute a cancellation of any prior declaration of an Event of Default and demand for sale and of any acceleration of maturity of the Debt affected by any prior declaration or notice of an Event of Default.  The exercise by Lender of the right of rescission will not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Lender to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the Note or this Security Instrument, or any of the rights, obligations or remedies of Lender or Trustee hereunder or under applicable law.

(iii)          Date of Trustee’s Sale.  If, after the expiration of any period of time provided by applicable law, Borrower’s Event of Default has not been cured and Borrower’s Debt has not been reinstated in the manner required by applicable law, Trustee shall establish a date for the sale of the Property and record and serve a notice of sale in the manner required by applicable law.

(iv)          Trustee’s Sale.  If, on or before the date scheduled for the sale of the Property, Borrower’s Event of Default has not been cured and the Debt has not been reinstated, Trustee, without demand on Borrower, shall sell the Property at the time and place fixed by Trustee in the notice of sale, either as a whole or in separate parcels, and in such order as Trustee may determine, at public auction, and to any Person, including Borrower, Lender or Trustee.  The Property shall be sold to the highest bidder for cash payable at the time of sale.  Notwithstanding the foregoing, instead of paying cash for the Property, Lender may credit the amount of its auction sale bid by the amount of the Debt, or any fraction thereof, including, without limitation, Trustee’s cost and expenses from the sale of the Property.  Lender will be entitled to bid, at any trustee’s or foreclosure sale of the Property, the amount of the Environmental Damages (as hereinafter defined), any costs incurred by Lender with respect to any Environmental Problem and interest in addition to the amount of other Debt as a credit bid, the equivalent of cash.  Furthermore, if a bid has been made by Lender in the amount of the Debt, other than Debt for Environmental Damages and any costs incurred by Lender with respect to any Environmental Problem incurred by Lender, any Debt comprised of the Environmental Damages and any costs incurred by Lender with respect to any Environmental Problem shall not be discharged by virtue of the full credit bid and shall remain an obligation of Borrower to be satisfied under this Security Instrument.

(v)           Delivery of Deed.  Trustee shall deliver to the purchaser of the Property a deed which conveys title to the Property without any covenant or warranty, express or implied.  The recitals in the deed of any matters or facts shall be conclusive proof of their truthfulness.

(vi)          Postponement of Trustee’s Sale.  Trustee may postpone the sale of all or any portion of the Property in accordance with California Civil Code §2924g, by public announcement at the time and place of sale, and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement or as otherwise allowed by said statute.

(vii)         Application of Sale Proceeds.  The proceeds of Trustee’s public auction of the Property shall be applied in the following manner: (1) payment of the portion of the Debt attributable to the costs and expenses of the sale; (2) repayment of the portion of the Debt attributable to any sums expended or advanced by Lender (other than the

Environmental Damages and costs incurred by Lender with respect to any Environmental Problem) under the terms of this Security Instrument, plus interest at the Default Rate; (3) payment of all other Debt and all other obligations of Borrower secured by this Security Instrument, in any order that Lender chooses; (4) repayment of the portion of the Debt attributable to the Environmental Damages and costs incurred by Lender with respect to any Environmental Problem under the terms of this Security Instrument, plus interest at the Default Rate; and (5) the remainder, if any, to satisfy the outstanding balance of obligations secured by any junior encumbrances in the order of their priority, then to Borrower or Borrower’s successor in interest.

(viii)        Proof of Compliance with the Law.  If there is a sale of the Property, or any part of it, and the execution of a deed for it, the recital of default and of recording notice of breach and election of sale, and of the elapsing of the required time between the recording and the following notice, and of the sale should be made, will be conclusive proof of the default, recording, election, elapsing of time, and the due giving of notice, and that the sale was regularly and validly made on proper demand by Lender.  Any deed with these recitals will be effectual and conclusive against Borrower, its successors, and assigns, and all other Persons.  The receipt for the purchase money recited or in any deed executed to the purchaser will be sufficient discharge to the purchaser from all obligations to see to the proper application of the purchase money.

(b)           Acceptance by Trustee.  Trustee accepts this trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law.  Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender or Trustee shall be a party unless brought by Trustee.

(c)           Rights and Duties.  It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Property, or any part thereof, or against Trustee, or to see to the performance or observance by Borrower of any of the covenants and agreements contained herein.  Trustee shall not be responsible for the execution, acknowledgement or validity of this Security Instrument or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Lender.  Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel.  Trustee shall not incur any personal liability hereunder except for its own gross negligence or willful misconduct and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder and believed by Trustee in good faith to be genuine.

(d)           Subrogation to Existing Liens; Vendor’s Lien.  To the extent that proceeds of the Note are used to pay Debt secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Trustee’s request, and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Debt, but the terms and provisions of this Security Instrument shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Lender is subrogated hereunder.  It is expressly understood that, in consideration of the payment of such indebtedness by Lender, Borrower hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness.  If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Lender shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the secured indebtedness.  Lender may foreclose under this Security Instrument or under the vendor’s lien without waiving the other or may foreclose under both.

(e)           Substitute Trustee.  Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender.  In case of the death, resignation, removal or disqualification of Trustee, or if for any reason Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Lender, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Debt secured hereby has been paid in full, or until the Property is fully and finally sold hereunder.  In the event that the Debt is owned by more than one person or entity, the holder or holders of not less than a majority in amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Trustee as provided in the first sentence of this Section 18.38(e).  Such appointment and designation by Lender, or by the holder or holders of not less than a majority of the Debt secured hereby, shall be full evidence of the right and authority to make the same and of all facts therein recited.  If Lender is a corporation or association or trust and such appointment is executed in its behalf by an officer or trustee of such corporation or association or trust, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association or trust.  Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee, and it shall thereupon succeed to and shall hold, possess and execute, all of the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Lender or of the successor or substitute trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said trustee hereunder to said successor or substitute trustee.  All references herein to “Trustee” shall be deemed to refer to

Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

(f)            No Liability of Trustee.  TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE’S NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR MISCONDUCT.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder.  Trustee hereby ratifies and confirms any and all acts which the herein-named Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

(g)           Judgment on Environmental Provision.

(i)            Judgment Sought.  Pursuant to California Code of Civil Procedure §736, Lender may bring an action (as such term is defined in California Code of Civil Procedure §22) for breach of contract against Borrower for breach of any provision contained in Article XVI hereof (the “Environmental Provision”), for the recovery of the Environmental Damages listed in Section (ii) hereof, and for the enforcement of the Environmental Provision, whether the Environmental Provision is or was contained in or secured by this Security Instrument and whether or not this Security Instrument has been discharged, reconveyed or foreclosed upon.  Notwithstanding the foregoing, no injunction for the enforcement of an Environmental Provision may be issued after (x) satisfaction of the Debt or (y) transfer of Borrower’s right, title and interest in and to the “Real Property Security” (as such term is defined in California Code of Civil Procedure §736(f)(4)) in a bona fide transaction to an unaffiliated third party for fair value.

(ii)           Damages.  The damages that Lender may recover pursuant to Section (i) above shall be limited to reimbursement or indemnification of the following (collectively, the “Environmental Damages”): (w) if not pursuant to an order of any Governmental Authority relating to the cleanup, remediation, or other response action required by any applicable rule promulgated by a Governmental Authority, those costs relating to a reasonable and good faith cleanup, remediation, or other response action concerning a Release (such term shall have the meaning ascribed to it under California Civil Code §2929.5 and under California Civil Code of Procedure §726.5 and §736) or threatened release of Hazardous Materials which is anticipated by the Environmental Provision; (x) if pursuant to an order of any Governmental Authority which is anticipated by the Environmental Provision, all amounts reasonably advanced in good faith by Lender in connection therewith, provided that Lender negotiated, or attempted to negotiate, in good faith to minimize the amounts it was required to advance under the order; (y) indemnification against all liabilities of Lender to any third party relating to the breach and not arising from acts, omissions or other conduct which occur after Borrower is no longer an owner or operator of the “Real Property Security” in accordance with the standards set forth in California Code of Civil Procedure §726.5(d) (for the purposes of this Section (ii), the term “owner or operator” means those persons described in §101(20)(A) of CERCLA); and (z) attorneys’ fees and costs incurred by Lender relating to the breach.  Notwithstanding the foregoing, the Environmental Damages recoverable by Lender shall not include (w) any part of the principal amount or accrued interest of the Debt, except for any amounts advanced by Lender to cure or mitigate the breach of any Environmental Provision that is added to the principal amount, and contractual interest thereon, or (x) amounts which relate to a Release which was knowingly permitted, caused or contributed to by Lender or any affiliate or agent of Lender.

(h)           Waiver of Lien.  Pursuant to the terms of California Code of Civil Procedure §726.5, Lender may (i) waive its lien against (A) any parcel of “Real Property Security” that is “environmentally impaired” (as such term is defined in California Code of Civil Procedure §726.5(e)(3)), or is an “affected parcel” (as such term is defined in California Code Civil Procedure §726.5(e)(1)), and (B) all or any portion of the personal property attached to such parcels and (ii) exercise (A) the rights and remedies of an unsecured creditor including reduction of its claim against Borrower to judgment and (B) any other rights and remedies permitted by law.  As between Lender and Borrower, for purposes of California Code of Civil Procedure §726.5, Borrower shall have the burden of proving that (1) the Release or threatened Release was not (x) knowingly or negligently caused or contributed to, or (y) knowingly or willfully permitted or acquiesced to, by Borrower or any related party (as such term is defined in California Code of Civil Procedure §726.5(e)(6)), or any affiliate or agent of Borrower or any related party, and (2) in conjunction with the making, renewal or modification of the Debt, (x) neither Borrower, any related party nor any affiliate or agent of Borrower or any related party had actual knowledge or notice of the Release or threatened Release of any Hazardous Materials, or (y) if such a person had knowledge or notice of the Release or threatened Release, Borrower made written disclosure thereof to Lender after Lender’s written request for information concerning the environmental condition of the Real Property Security, or (z) Lender otherwise obtained actual knowledge thereof prior to the making, renewal or modification of the Debt.

(i)            Reconveyance Upon Payment of Debt.  In the event that Borrower shall cause to be paid the entire Debt and perform in full all of its obligations under the Loan Documents, Lender shall release and shall cause Trustee to release the Property from the lien of this Security Instrument and to reconvey (without warranty by or recourse against Trustee or Lender) the Property to Borrower.  Upon Trustee’s receipt of Lender’s request for reconveyance, Trustee shall reconvey, without warranty, the Property or that portion held.  When the Property has been fully reconveyed, the last reconveyance will operate as a reassignment of all future Rents to the Person legally entitled.

(j)            Environmental Addendum.

(i)            Lender shall have the right, but not the obligation, to enter upon the Property, from time to time upon prior reasonable notice, and in its sole and absolute discretion, to conduct inspections of the Property and the activities conducted thereon to determine the compliance with all Environmental Statutes, the presence of Hazardous Materials and the existence of any potential damages as a result of the condition of the Property.  In furtherance thereof, Borrower hereby grants to Lender and its agents, employees and qualified consultants and contractors, the right to enter upon the Property and to perform such tests on the Property (including invasive tests) as are reasonably necessary.  Lender shall conduct such inspections and tests at reasonable times, shall use its best efforts to minimize interference with the operation of the Property and agrees to restore the condition of the Property, but Lender shall not be liable for any interference caused thereby unless due to the gross negligence or willful misconduct or omission of Lender.  In furtherance of the purposes above, without limitation of any of Lender’s other rights, Lender may: (x) obtain a court order to enforce Lender’s right to enter and inspect the Property under California Civil Code §2929.5, to which the decision of Lender as to whether there exists any Hazardous Materials on or about the Property in violation of any Environmental Statutes, or a breach by Borrower of any environmental provision of this Security Instrument or any of the other Loan Documents, will be deemed reasonable and conclusive as between the parties; and (y) have a receiver be appointed under California Code of Civil Procedure §564 to enforce Lender’s right to enter and inspect the Property for the purpose set forth above.

(ii)           Borrower and Lender agree that: (x) this paragraph is intended as Lender’s written request for information and Borrower’s written response concerning the environmental condition of the Property as provided in California Code of Civil Procedure §726.5; and (y) each representation, warranty or covenant, or indemnity made by Borrower in this Security Instrument or in the other Loan Documents that relates to the environmental condition of the Property is intended by Borrower and Lender to be an “environmental provision” for the purposes of California Code of Civil Procedure §736 and will survive the payment of the Debt and the termination or expiration of this Security Instrument and will not be affected by Lender’s acquisition of any interest in the Property, whether by full credit bid at foreclosure, deed in lieu of that, or otherwise.  If there is any transfer of any portion of Borrower’s interest in the Property, any successor-in-interest to Borrower agrees by its succession to that interest that the written request made pursuant to this paragraph will be deemed remade to the successor-in-interest without any further or additional action on the part of Lender and that by assuming the Debt secured by this Security Instrument or by accepting the interest of Borrower subject to the lien of this Security Instrument, the successor remakes each of the representations and warranties in this Security Instrument and agrees to be bound by each covenant in this Security Instrument, including but not limited to any indemnity provision.

(k)           Financing Statement.  This Security Instrument shall also constitute a financing statement pursuant to UCC §9502, and shall be filed as a fixture filing in the Official Records of the County Recorder of the County in which the Property is located and covers goods which are or are to become fixtures on the Property.

(l)            Intentionally Omitted.

(m)          Waiver of Statutory Regulation.  By initialing below, Borrower waives any right to prepay the Note, in whole or in part, without a Prepayment Charge (as described in Section 13.03 hereof). Borrower acknowledges that prepayment of the Note may result in Lender’s incurring additional losses, costs, expenses, and liabilities, including, but not limited to, lost revenue and lost profits. Borrower therefore agrees to pay any prepayment charges on the terms and conditions provided herein, including, without limitation, upon any Event of Default attributable to the transfer or conveyance of any right, title, or interest in the Property.

BORROWER AGREES THAT LENDER’S WILLINGNESS TO MAKE THE LOAN AT THE INTEREST RATE FOR THE TERM SET FORTH HEREIN CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.

/s/ Marc S. Gordon
[Borrower’s Initials]

(n)           Waivers.

(i)            Borrower waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Borrower’s liability pursuant to the Loan Documents may be larger in amount and more burdensome than that of the Cross-collateralized Borrowers.  Borrower’s liability under this Security Instrument shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the obligations under the Loan Documents, from whatever cause, including, without limitation, Lender’s failure to perfect a security interest in any such security or collateral or any disability or other defense of the Cross-collateralized Borrowers, any guarantor, other surety, or any pledgor of collateral for the obligations under the Loan Documents or any other person related to the Loan Documents.

(ii)           Borrower agrees that its liability under, and the enforceability of, this Security Instrument are absolute and are not contingent upon the genuineness, validity or enforceability of the Loan Documents or the availability of any defense to the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral for the obligations under the Loan Documents or any other person related to the obligations under the Loan Documents.  Borrower waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Borrower shall be liable even if the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral or any other person related to the obligations under the Loan Documents had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(iii)          Borrower waives its rights under California Civil Code Section 2815 and agrees that by doing so Borrower has no right to revoke this Security Instrument until all obligations under the Loan Documents have been fully satisfied.

(iv)          Borrower waives its rights under California Civil Code Section 2819 and agrees that by doing so Borrower’s liability and the enforceability of this Security Instrument shall continue even if Lender alters any term or obligation under the Loan Documents in any respect.

(v)           Borrower waives its rights under California Civil Code Section 2839 and agrees that by doing so (A) its obligations under this Security Instrument shall not be deemed satisfied by a mere offer of payment by the Cross-collateralized Borrowers, or any other person, of the principal obligations under the Loan Documents, and (B) Borrower’s liability under and the enforceability of this Security Instrument shall continue until all obligations under the Loan Documents have been fully satisfied.

(vi)          Borrower waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850, including, without limitation, the right to require Lender to (A) proceed against the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral for the obligations under the Loan Documents or any other person related to the obligations under the Loan Documents, (B) proceed against or exhaust any other security or collateral Lender may hold, or (C) pursue any other right or remedy for Borrower’s benefit, and agree that Lender may foreclose against all or a part of any security Lender may hold without taking any action against the Cross-collateralized Borrowers, any guarantor, other surety, other pledgor of collateral for the obligations under the Loan Documents or any other person related to the obligations outstanding under the Loan Documents, and without proceeding against or exhausting any security or collateral Lender holds.

(vii)         Borrower waives its rights under California Civil Code Sections 2899 and 3433 and agrees that by doing so Lender has no obligation regarding the order in which Lender exercises its remedies against any collateral security encumbered pursuant to any of the Loan Documents.

(viii)        Borrower waives diligence and all demands, protests, presentments and notices of every kind or nature, including notices of protest, dishonor, nonpayment, acceptance of this Security Instrument and creation, renewal, extension, modification or accrual of any of the obligations under the Loan Documents.  Borrower also waives the right to plead all statutes of limitation as a defense to Borrower’s liability under, or the enforceability of, this Security Instrument.

(ix)           Borrower waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a which could limit the amount which Lender could recover in a foreclosure of the Property to the difference between the amount owing under the Loan Documents and the fair value of the Property or other real property sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(x)            Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure of the Property or any other real property given to secure the obligations under the Loan Documents, destroys Borrower’s rights of subrogation and reimbursement against the Cross-collateralized Borrowers by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(o)           Borrower Informed of the Cross-collateralized Borrowers’ Condition.  Borrower acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for the obligations under the Loan Documents and the other Cross-collateralized Borrowers’ financial condition and ability to satisfy the obligations under the Loan Documents to which any of the other Cross-collateralized Borrowers is a party.  Borrower agrees to keep itself fully informed of all aspects of the other Cross-collateralized Borrowers’ financial condition and the performance of the other Cross-collateralized Borrowers’ obligations to Lender and that Lender has no duty to disclose to Borrower any information pertaining to the other Cross-collateralized Borrowers or any security for the obligations under the Loan Documents.

(p)           Subrogation, Reimbursement and Contribution Rights.  Borrower agrees that its rights of subrogation and reimbursement against the other Cross-collateralized Borrowers, their rights of subrogation against any other collateral or security for the obligations under the Loan Documents or the pledgor of such collateral or security and its rights of contribution from any guarantor, other surety or other pledgor of collateral shall be subordinate to Lender’s rights against the other Cross-collateralized Borrowers, in such collateral or security and against any such guarantor, surety or pledgor.  Borrower shall have no such rights of subrogation, reimbursement or contribution until all amounts due under the Loan Documents have been paid in full and Lender has released, transferred or disposed of all of its rights in any collateral or security.  Borrower waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent inconsistent with the foregoing.

(q)           Confirmation of Waivers; the Cross-collateralized Borrowers’ Obligations are Secured by Real Property.

(i)            Borrower waives all rights and defenses that Borrower may have because the Cross-collateralized Borrowers’ obligations are secured by real property.  This means, among other things:

(A)          Lender may collect from Borrower without first foreclosing on any real or personal property collateral for the Cross-collateralized Borrowers’ obligations pledged by the Cross-collateralized Borrowers or any other person; and

(B)           if Lender forecloses on any real property collateral pledged by the Cross-collateralized Borrowers or any other person:

(1)           the amount of the Cross-collateralized Borrowers’ obligations outstanding may be reduced only by the price for which the real property collateral is sold at the foreclosure sale, even if the real property collateral is worth more than the sale price; and

(2)           Lender may collect from Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from the Cross-collateralized Borrowers.

(ii)           These are unconditional and irrevocable waivers of any rights and defenses Borrower may have because the Cross-collateralized Borrowers’ debt is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(r)            Fixture Filing.  The personal property in which Lender has a security interest includes goods which are or shall become fixtures on the Property.  This Security Instrument is intended to serve as a fixture filing pursuant to the terms of the California Uniform Commercial Code.  This filing shall remain in effect as a fixture filing until this Security Instrument is released or otherwise satisfied of record or its effectiveness otherwise terminates with respect to the Property.  In that regard, the following information is provided:

Name of Debtor:	Mondrian Holdings LLC

Address of Debtor:	See Section 11.01 above.

Name of Secured Party:	Wachovia Bank, National Association

Address of Secured Party:	See Section 11.01 above.

Section 18.39.  Assignment Upon Repayment.  At Borrower’s request, and upon (a) Borrower’s prepayment of the Debt in full, whether by prepayment or otherwise and (b) payment by Borrower of Lender’s reasonable counsel fees and disbursements and other reasonable costs, if any, and provided Borrower (a) refinances the Loan through any institution other than Lender, or (b) sells any of the Premises, and an institution other than Lender is involved in the financing of such sale, Lender shall deliver an assignment of the Note, this Security Instrument to Borrower’s designee without recourse, representation or warranty, together with the Note (or an affidavit of lost note) duly endorsed by Lender to Borrower’s designee.

*********

IN WITNESS WHEREOF, Borrower has duly executed this Security Instrument the day and year first above written.

Borrower’s Organizational Identification		MONDRIAN HOLDINGS LLC, Borrower
Number:	13-3880841

		By:	/s/ Marc S. Gordon ,
Name: Marc S. Gordon
Title: Authorized Signatory

The undersigned SPE Pledgors hereby agree and consent to the terms hereof.

MONDRIAN PLEDGOR LLC, a Delaware

limited liability company, SPE Pledgor

By:	/s/ Marc S. Gordon
Name: Marc S. Gordon
Title: Authorized Signatory

8440 LLC, a California limited

liability company, SPE Pledgor

By:	/s/ Marc S. Gordon
Name: Marc S. Gordon
Title: Authorized Signatory

ACKNOWLEDGMENT

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On the 29 day of June in the year 2005 before me, the undersigned, personally appeared Marc S. Gordon, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Cynthia Margareten
Notary Public
Cynthia Margareten
Notary Public, State of New York
No. 01MA4884255
Qualified in Nassau County
Commission Expires January 26, 2007

EXHIBIT A

Legal Description of Premises

EXHIBIT B

SUMMARY OF RESERVES**

Reserve Items	Initial Deposit Amount	Monthly Installment Amount
Basic Carrying Costs
•Taxes	$1,061,111.62	$440,073.71
•Insurance Premiums	$0	$142,899.94
•Ground Rents	$0	$65,965.00
SAOT Deposit	$0	TBD
Recurring Replacement Reserve	$2,518,942.63	$487,238.00*
Initial Engineering Deposits
•Immediate Repairs	$0	Not Applicable
•Environmental Remediation	$0	Not Applicable
Capex Trap Escrow	$10,000,000.00

*              This figure is only applicable during the first (1st) year of the Loan, after which such amount shall adjust in accordance with the definition of “Recurring Replacement Reserve”.

**           The sums set forth are an aggregate number with respect to all of the Cross-collateralized Properties.

EXHIBIT C

Property:
Location:
Cash Flow Statement for Month of:	Year:

	Current Month	Year to Date
REVENUE
Net Rental Revenue
Other Revenue
Effective Gross Income
OPERATING EXPENSES
Common Area Maintenance
Payroll
Administration
Leasing
Service
Utilities
Clean & Decorate
Repairs & Maintenance
Taxes
Insurance
Management Fees
Other
Total Operating Expenses
Net Operating Income
RECURRING EXPENSES
To Include Expenses for: Carpet Replacement, Appliance Replacement, HVAC/Water Heater Replacement; Miniblinds/Drapes/Ceiling Fans:

NON-RECURRING EXPENSES

To Include Capital Expenses for: Playground, Major Signage, Lawns/Trees/Shrubs, Paving/Parking, Roof Replacement, Carpentry/Siding/Balconies, Exterior Paint, Major Concrete/Sidewalks, Foundations, Major Exterior, Boiler Replacement, Major HVAC Replacement, Plumbing Replace, Electrical Replace, Other Major, Fire & Storm, Ins. Loss Recovery:

Net Cash Flow

Certified By:
Name:
Title:
Management Company:

EXHIBIT D

Required Engineering Work

NONE

EXHIBIT E

Intentionally Omitted.

EXHIBIT F

Initial Allocated Loan Amount and

Cross-collateralized Properties

Cross-collateralized Property	Initial Allocated Loan Amount

Morgans Hotel	$34,306,034.48

Royalton Hotel	$49,417,025.86

Hudson Hotel	$186,232,758.62

Delano Hotel	$107,410,560.34

Mondrian Hotel	$96,383,620.69

EXHIBIT G

CREDIT CARD PAYMENT DIRECTION LETTER

(For use with Chase Merchant Services, L.L.C. and Chase Manhattan Bank)

June        , 2005

Chase Merchant Services, L.L.C.

3975 Northwest 120th Avenue

Coral Springs, Florida 33065

Re:                                                                                (the “Company”)

Gentlemen:

Chase Merchant Services, L.L.C. and Chase Manhattan Bank (collectively, the “Processor”) have entered into arrangements pursuant to which Processor acts as credit card processing service provider with respect to certain credit card and debit card sales by the Company at, among other properties, the                                  Hotel located at                                   (the “Property”) and makes payments to the Company in respect of such sales as set forth in the Merchant Services Bankcard Agreement between Processor and the Company (and together with any replacement agreement thereto, referred to herein as the “Card Processing Agreement”).

Please be advised that certain affiliates of the Company, including the owner of the Property, have entered or are about to enter into financing arrangements with Wachovia Bank, National Association (the “Lender”) pursuant to which Lender may from time to time make loans and advances and provide other financial accommodations to certain affiliates of the Company, including the owner of the Property, secured by, among other things, all of the Property owner’s right, title and interest in and to all deposit and other bank accounts and proceeds of the foregoing, including all amounts at any time payable by Processor to the Company, with respect to the Property pursuant to the Card Processing Agreement or otherwise.

Notwithstanding anything to the contrary contained in the Card Processing Agreement or any prior instructions to Processor, unless and until Processor receives written instructions from Lender to the contrary, effective as of the day after the date of Processor’s written acknowledgment below all amounts payable by Processor to the Company pursuant to the Card Processing Agreement or otherwise shall be sent by federal funds wire transfer or electronic depository transfer to the following bank account of the Lender:

Wachovia Bank, National Association

ABA # 053-000-219

Acct Name-

Acct #

Ref Loan # when available

MERCHANT

In the event Processor at any time receives any other instructions from Lender with respect to the disposition of amounts payable by or through Processor to the Company, which relate to the Property, pursuant to the Card Processing Agreement or otherwise, Processor is hereby irrevocably authorized and directed to follow such instructions, without inquiry as to Lender’s right or authority to give such instructions. Company and Lender acknowledge that (a) any instructions from Lender to Processor to change the account to which funds must be sent by a vice president or other officer of Lender to Chase Merchant Services, L.L.C., 3975 Northwest 120th Avenue, Coral Springs, Florida 33065, Attention: Vice President - Risk Management; (b) such instructions shall only provide for funds to be sent to a single deposit account of Lender, in a manner with respect to the nature of the funds transfer and at times consistent with the payment practices of Processor as then in effect, unless otherwise agreed by Processor. The Company agrees to hold harmless Processor for any action taken by Processor in accordance with the terms of this letter and the Card Processing Agreement; and Lender shall complete such account change forms as Processor may require.  The Company hereby acknowledges that the account set forth above is owned by the Company but is under the control of Lender.

Lender and the Company hereby confirm and agree as follows: (i) the Card Processing Agreement is in full force and effect, and (ii) this Assignment does not prohibit or limit any rights Processor possesses under the Card Processing Agreement, including but not limited to Processor’s right to debit, offset or charge back any amounts owing to Processor under the Card Processing Agreement or any replacement or renewal thereof, against funds sent to or to be sent to the above referenced bank account.

This Irrevocable Payment Instruction cannot be changed, modified, or terminated, except by written agreement signed by Lender, Company, and Processor. This Irrevocable Payment Instruction supercedes and replaces any prior instructions provided to Processor to date. Processor agrees to use reasonable efforts to ensure payment instructions are followed, but Lender and Company herein acknowledge that Processor shall incur no liability for changes or modifications wherein Processor has received instructions from Company or Lender to change the deposit account.

Please acknowledge your receipt of, and agreement to, the foregoing by signing in the space provided below.

Very truly yours,

, a
limited liability company
(the “Company”)

By:

Name:
(Duly Authorized)
Title:

Date:

ACKNOWLEDGED AND AGREED:

Wachovia Bank, National Association

By:

Name:
(Duly Authorized)
Title:

Date:

ACKNOWLEDGED AND AGREED:

CHASE MERCHANT SERVICES, L.L.C.

By:

Name:
(Duly Authorized)
Title:

Date:

ACKNOWLEDGED AND AGREED:

CHASE MANHATTAN BANK

By:

Name:
(Duly Authorized)
Title:

Date:

(For use with American Express)

TO BE COMPLETED BY AUTHORIZED REPRESENTATIVES OF THE MERCHANT AND THE LENDING INSTITUTION

June    , 2005

General Counsel’s Office

American Express Travel Related Services Company, Inc.

3 World Financial Center

200 Vesey Street

New York, NY 10285-4906

Attn: Establishment Services Practice Group

RE:          FINANCING AGREEMENT – ASSIGNMENT OF CREDIT CARD RECEIVABLES

Dear Sir/Madam:

                             (the “Company”) has recently entered into a new financing facility with Wachovia Bank, National Association (the “Assignee”).  In accordance with the terms of that loan facility, the Company granted to Assignee a security interest in Company’s inventory, accounts and substantially all of Company’s tangible and intangible personal property, including, without limitation, all rights of the Company to receive payments in respect of proceeds of American Express card sales in the Company’s stores pursuant to that certain American Express® Card Acceptance Agreement between American Express Travel Related Services Company, Inc. (“American Express”) and the Company in effect as of the date hereof (the “Agreement”).

Pursuant to the loan facility, the Company is obligated to arrange for the proceeds of American Express card sales in the Company’s stores to be routed by American Express to a new cash concentration account under the control of the Assignee, as opposed to the account routing instructions that are presently in place.  Accordingly, by this letter, the Company instructs American Express to immediately begin routing all proceeds of American Express card sales in the Company’s stores (under Service Establishment No.                                 ) to the new Company account (“Account”) set forth below.

Account No:
Account Name:	Wachovia Bank, National Association, as beneficiary/mortgagee of , a limited liability company
ABA Routing No.:	053-000-219
Bank Name:	Wachovia Bank, National Association
Contact:	David Tucker
(704) 593-7735

v

All payments under the Agreement should continue to be made to the Account and to no other account unless and until you receive express prior written notification from an officer of Assignee.  Such notification will only be valid if made in writing and sent, via first-class mail or overnight delivery, to American Express at the following address:

General Counsel’s Office

American Express Travel Related Services Company, Inc.

3 World Financial Center

200 Vesey Street

New York, NY 10285-4906

Attn: Establishment Services Practice Group

The Company acknowledges that American Express retains all of its rights under the Agreement, including, but not limited to, American Express’ rights to Full Recourse, as such term is defined in the Agreement.  Furthermore, the Company acknowledges and agrees that American Express is not required to alter its regular course of business with respect to acceptance of payment instructions from merchants and that American Express will have no liability if it acts in accordance with payment instructions received from an employee or agent of the Company acting with apparent authority.

The Company will indemnify and hold harmless American Express from any and all liabilities, claims, demands, actions or judgments, including but not limited to attorneys’ fees, arising out of or resulting from the acts or omissions of the Company, its employees, officers or agents in connection with this letter agreement.

The Company appreciates American Express’ anticipated cooperation and assistance in effectuating this request.  Should you have any questions concerning this matter, please do not hesitate to contact us at your convenience, or feel free to contact the Assignee directly at Wachovia Bank, National Association, Commercial Real Estate National Association, 8739 Research Drive URP4, NC 175, Charlotte, North Carolina 28262, Attention: Portfolio Management, Telecopier (704) 715-0036.

Very truly yours,

By:
Name: Marc S. Gordon
Title: Authorized Signatory

Date: June , 2005

ACCEPTED AND AGREED:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name

Title

Date

EXHIBIT H

CERTAIN DEBT SERVICE COVERAGE REQUIREMENTS

Period	Debt Service Coverage

1st four calendar quarters	1.05 : 1.00

Next four calendar quarters	1.09 : 1.00

Next two calendar quarters	1.11 : 1.00

Next two calendar quarters	1.13 : 1.00

Thereafter	1.15 : 1.00

EXHIBIT I

CERTAIN DEFINITIONS

“Food and Beverage Lessee/Operator” shall mean, collectively, 8440 LLC, a California limited liability company and Sunset Restaurants LLC, a California limited liability company.

“SPE Pledgor” shall mean, collectively, Mondrian Pledgor LLC, a Delaware limited liability company, and 8440 LLC, California limited liability company.

EXHIBITS